     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 1999

                                                      REGISTRATION NO. 333-62785
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           GLOBAL MARKETS ACCESS LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

               BERMUDA                               6351                           NOT APPLICABLE
   (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)


                   CUMBERLAND HOUSE                                    CT CORPORATION SYSTEM
                  1 VICTORIA STREET                                        1633 BROADWAY
               HAMILTON, HM AX, BERMUDA                               NEW YORK, NEW YORK 10019
                    (441) 492-9702                                         (212) 664-1666
     (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE              (NAME, ADDRESS, INCLUDING ZIP CODE, AND
     NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S                 TELEPHONE NUMBER, INCLUDING AREA
             PRINCIPAL EXECUTIVE OFFICES)                           CODE, OF AGENT FOR SERVICE)


                            ------------------------

                                   COPIES TO:

   F. DOUGLAS RAYMOND, III, ESQ.           CHARLES G. COLLIS, ESQ.                CRAIG B. BROD, ESQ.
     DRINKER BIDDLE & REATH LLP             CONYERS DILL & PEARMAN         CLEARY, GOTTLIEB, STEEN & HAMILTON
  1100 PHILADELPHIA NATIONAL BANK              CLARENDON HOUSE                     ONE LIBERTY PLAZA
              BUILDING                 2 CHURCH STREET, P.O. BOX HM666          NEW YORK, NEW YORK 10006
        1345 CHESTNUT STREET               HAMILTON, HM CX, BERMUDA                  (212) 225-2000
     PHILADELPHIA, PENNSYLVANIA                 (441) 295-1422
             19107-3496
           (215) 988-2700

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

                                                                PROPOSED MAXIMUM       PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF              AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING         AMOUNT OF
     SECURITIES TO BE REGISTERED          REGISTERED(1)             SHARE(2)               PRICE(2)         REGISTRATION FEE(3)
---------------------------------------------------------------------------------------------------------------------------------
 Common Shares.......................       23,305,500               $15.00              $349,582,500             $102,122
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------



(1) Includes 3,000,000 Common Shares that may be sold pursuant to the Underwriters' over-allotment options.


(2) Estimated solely for the purpose of calculating the registration fee.


(3) The Registrant has previously paid $92,166 of the registration fee.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement contains three forms of prospectus: one to be used in connection with an underwritten offering of the Common Shares in the United States and Canada (the "U.S. Prospectus"), a second to be used in connection with a concurrent offering of the Common Shares outside the United States and Canada (the "International Prospectus") and a third to be used in connection with a concurrent direct offering of the Common Shares by the Company to its directors and officers (the "Direct Sales Prospectus"). The three prospectuses are identical in all respects except for the front cover page, the Section entitled "Underwriting" ("Plan of Distribution" in the Direct Sales Prospectus) and the back cover page. Pages included in the International Prospectus and the Direct Sales Prospectus and not in the U.S. Prospectus are marked "Alternate Page for the International Prospectus" and "Alternate Page for the Direct Sales Prospectus," respectively.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION -- DATED MARCH 1, 1999

PROSPECTUS

                               20,000,000 SHARES


                           GLOBAL MARKETS ACCESS LTD.
                                 COMMON SHARES
                            ------------------------


    All of the 20,000,000 common shares, par value $1.00 per share (the "Common Shares"), offered hereby are being sold by Global Markets Access Ltd. ("GMA"). Of the 20,000,000 Common Shares offered hereby, 17,000,000 Common Shares are being offered for sale initially in the United States and Canada by the U.S. Underwriters (the "U.S. Offering") and 3,000,000 Common Shares are being offered for sale initially in a concurrent offering outside the United States and Canada by the International Managers (the "International Offering" and, together with the U.S. Offering, the "Offerings"). The initial public offering price and underwriting discount per Common Share will be identical for both Offerings. The initial public offering price will be $15.00 per Common Share. See "Underwriting." Prior to the Offerings, GMA has not conducted any business and there has been no public market for the Common Shares.



    An application has been made to have the Common Shares approved for quotation in The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "GMAL."



    In connection with the formation of GMA and the establishment of a core group of strategic investors, The PMI Group, Inc., High Ridge Capital Partners Limited Partnership, Rolaco Holding S.A., Third Avenue Value Fund and Third Avenue Small-Cap Value Fund (collectively, the "Strategic Investors") have severally agreed to purchase for investment directly from GMA an aggregate of 3,900,706 Common Shares and Class B Warrants to purchase an aggregate of 550,000 Common Shares. Such purchases will be consummated immediately prior to the consummation of the Offerings for an aggregate purchase price for the Common Shares and the Class B Warrants of approximately $55.0 million. The aggregate purchase price to be paid by each Strategic Investor is based on a price of $14.10 for (i) one Common Share and (ii) the right to purchase a specified fraction of a Common Share under the Class B Warrants. The exercise price for the Class B Warrants will be $15.00 per share. The closing of the U.S. Offering made hereby is conditioned upon the closing of sales by GMA to the Strategic Investors of Common Shares and related Class B Warrants with an aggregate purchase price of at least $50.0 million.



    GMA is also offering by a separate prospectus up to 305,500 Common Shares directly to certain of its directors and officers at a price per share equal to the initial public offering price per share, less the per share underwriting discounts and commissions, for an aggregate purchase price if all such Common Shares are purchased of approximately $4.3 million. GMA has also contracted to sell 90,000 Common Shares directly to certain individuals involved in the formation of the Company at a purchase price of $14.10 per share, for an aggregate purchase price of approximately $1.3 million. All such purchases are expected to be consummated simultaneously with the consummation of the Offerings and, together with the purchases by the Strategic Investors, are referred to in this Prospectus as the "Direct Sales." Upon consummation of the Offerings and the Direct Sales, the Strategic Investors, GMA's directors and officers and certain other individuals involved in the formation of the Company are expected to own collectively approximately 17.7% of the outstanding Common Shares. See "Direct Sales."



    The Common Shares offered hereby are subject to limitations on ownership, transfers and voting rights which (except for The PMI Group, Inc. and as otherwise described herein) generally prevent transfers to holders beneficially owning 10% or more of the Common Shares, require divestiture of Common Shares to reduce the beneficial ownership of any holder to less than 10% of the Common Shares and reduce the voting power of any holder beneficially owning 10% or more of the Common Shares to less than 10% of the total voting power of GMA's capital stock. See "Description of Capital Stock."


    SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON SHARES OFFERED HEREBY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

---------------------------------------------------------------------------------------------------------------------------
                                                                           UNDERWRITING DISCOUNTS
                                                     PRICE TO PUBLIC         AND COMMISSIONS(1)       PROCEEDS TO GMA(2)
---------------------------------------------------------------------------------------------------------------------------
Per Common Share................................            $                        $                        $
---------------------------------------------------------------------------------------------------------------------------
Total(3)........................................            $                        $                  $         (4)
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) GMA has agreed to indemnify the several U.S. Underwriters and the International Managers (collectively, the "Underwriters") against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."


(2) Before deducting certain advisory fees and other expenses related to the Offerings payable by GMA estimated to be $5,050,000. See "Use of Proceeds."



(3) GMA has granted the U.S. Underwriters and the International Managers options, exercisable within 30 days after the date hereof, to purchase up to 2,550,000 and 450,000 additional Common Shares, respectively, solely to cover over-allotments, if any. If such options are exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds
    to GMA will be $           , $           and $           , respectively. See
    "Underwriting."


(4) Assuming completion of all the Direct Sales, the total Proceeds to GMA will
    be $         . If the Underwriters' over-allotment options described above are exercised in full, the total Proceeds to GMA including the Direct Sales
    will be $         . See "Direct Sales."
                            ------------------------


    The Common Shares are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offers and to reject orders in whole or in part. It is expected that delivery of the Common Shares will be made in New York, New York on or about March , 1999.

                            ------------------------

                   Joint Lead Managers and Joint Bookrunners

MERRILL LYNCH & CO.                                        PRUDENTIAL SECURITIES

                            ------------------------

BEAR, STEARNS & CO. INC.
                ING BARING FURMAN SELZ LLC
                                SALOMON SMITH BARNEY
                                             WARBURG DILLON READ LLC

                                 March   , 1999

     CONSENT UNDER THE EXCHANGE CONTROL ACT 1972 (AND REGULATIONS THEREUNDER) HAS BEEN OBTAINED FROM THE BERMUDA MONETARY AUTHORITY FOR THE ISSUE AND TRANSFER OF THE COMMON SHARES BEING OFFERED PURSUANT TO THIS OFFERING. IN ADDITION, A COPY OF THIS DOCUMENT HAS BEEN DELIVERED TO THE REGISTRAR OF COMPANIES IN BERMUDA FOR FILING PURSUANT TO THE COMPANIES ACT 1981 OF BERMUDA. IN GIVING SUCH CONSENT AND IN ACCEPTING THIS PROSPECTUS FOR FILING, THE BERMUDA MONETARY AUTHORITY AND THE REGISTRAR OF COMPANIES IN BERMUDA ACCEPT NO RESPONSIBILITY FOR THE FINANCIAL SOUNDNESS OF ANY PROPOSAL OR FOR THE CORRECTNESS OF ANY OF THE STATEMENTS MADE OR OPINIONS EXPRESSED HEREIN.

     CERTAIN PERSONS PARTICIPATING IN THE OFFERINGS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON SHARES. SUCH TRANSACTIONS MAY INCLUDE STABILIZATION, THE PURCHASE OF COMMON SHARES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. SEE "UNDERWRITING."

                      ENFORCEABILITY OF CIVIL LIABILITIES
                  UNDER UNITED STATES FEDERAL SECURITIES LAWS

     GMA and its wholly-owned subsidiaries, Global Markets Guaranty Ltd. and GMG Marketing Ltd., through which GMA expects to conduct substantially all of its operations, were each organized pursuant to the laws of Bermuda. In addition, certain of the directors and officers of GMA, as well as certain of the experts named herein, reside outside the United States, and all or a substantial portion of their assets and the assets of GMA are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon such persons or to recover against GMA or such persons on judgments of courts in the United States, including judgments predicated upon the civil liability provisions of the United States federal securities laws. However, GMA may be served with process in the United States with respect to actions against it arising out of or in connection with violations of United States federal securities laws relating to offers and sales of Common Shares in the U.S. Offering by serving CT Corporation System, 1633 Broadway, New York, New York 10019, its United States agent irrevocably appointed for that purpose.

     GMA has been advised by Conyers Dill & Pearman, its Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce (i) judgments of United States courts obtained in actions against GMA or its directors and officers, as well as the experts named herein, who reside outside the United States predicated upon the civil liability provisions of the United States federal securities laws, or (ii) original actions brought in Bermuda against GMA or such persons predicated solely upon United States federal securities laws. GMA has also been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of United States courts. Certain remedies available under the laws of United States jurisdictions, including certain remedies available under the United States federal securities laws, may not be allowed in Bermuda courts as contrary to that nation's public policy.

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, included elsewhere in this Prospectus. Unless the context otherwise requires, references herein to the "Company" mean Global Markets Access Ltd. ("GMA"), together with its wholly-owned subsidiaries, Global Markets Guaranty Ltd. (the "Operating Company") and GMG Marketing Ltd. (the "Marketing Company"), through which GMA expects to conduct substantially all of its operations. GMA and the Operating Company were both incorporated in August 1998 in Bermuda and neither has any operating history. The Marketing Company was incorporated in November 1998 in Bermuda and also does not have any operating history. The Operating Company was licensed in Bermuda on August 28, 1998 as a Class 3 insurer, which authorizes it to write, among other things, financial guaranty insurance and reinsurance. See "Glossary of Selected Financial Guaranty Insurance and Reinsurance Terms" for definitions of certain terms and financial strength, claims-paying ability and credit ratings used in this Prospectus. Unless otherwise noted, this Prospectus assumes that the Underwriters' over-allotment options will not be exercised and that all Direct Sales have been made. In this Prospectus, amounts are expressed in United States dollars unless expressly indicated otherwise. The notation "BD$" refers to Bermuda dollars which currently have a fixed exchange ratio with United States dollars of 1BD$ = 1US$. The financial statements contained herein have been prepared in accordance with United States generally accepted accounting principles ("GAAP").


                                  THE COMPANY


     GMA and the Operating Company were both recently organized in Bermuda to provide "A" rated financial guaranty insurance and reinsurance on financial obligations, principally asset-backed and municipal securities, that are rated "BB" or higher or that are unrated and have in the Company's opinion an equivalent credit quality. The Company will seek to provide direct financial guaranty insurance outside of the United States and financial guaranty reinsurance on a worldwide basis. Upon consummation of the Offerings, the Company expects to be the only publicly traded "A" rated financial guaranty insurance company and the first publicly traded Bermuda-based company focused principally on the financial guaranty industry.



     According to Asset-Backed Alert, worldwide issuances of asset-backed securities grew from approximately $291.7 billion during 1997 to approximately $346.7 billion during 1998, representing an increase of approximately 18.9%. In addition, Asset-Backed Alert reported that during 1998, approximately 20.6% of asset-backed securities issued in public offerings were insured. According to Securities Data Co., the issuance of municipal securities in the United States grew from approximately $220.7 billion during 1997 to approximately $285.9 billion during 1998, representing an increase of approximately 29.5%. In addition, Securities Data Co. reported that during 1998, approximately 50.8% of municipal securities issued in public offerings were insured.



     The Company expects to raise gross proceeds of $360.6 million and to have an equity capitalization of approximately $333.0 million upon consummation of the Offerings and the Direct Sales. Management believes that this level of capitalization will demonstrate a strong financial position and a high level of commitment to potential clients and is necessary to establish the Company as a competitive financial guaranty insurer and reinsurer. As a newly formed entity, the Company's capital is presently unencumbered by such issues as loss reserve adequacy, unrealized losses in its investment portfolio and uncollectible reinsurance. In addition, although the Company does expect that it may seek a working capital line of credit to finance its operations, the Company does not presently have or plan to have any indebtedness other than obtaining letters of credit in connection with its reinsurance agreements. In part because of the Company's expected capitalization following the Offerings and the Direct Sales, Standard & Poor's Ratings Services ("Standard & Poor's") has assigned the Operating Company a preliminary financial strength rating of "A", and Duff & Phelps Credit Rating Co. ("Duff & Phelps") and Fitch IBCA, Inc. ("Fitch IBCA") have each assigned the Operating Company a preliminary claims-paying ability rating of "A+". The ratings are subject to the Company raising gross proceeds of at least $350.0 million in the Offerings and the Direct Sales and to the initial capitalization of the Operating Company exceeding $320.0 million upon consummation of the Offerings and the Direct Sales.

BUSINESS STRATEGY

     The Company's objective is to capitalize on what it believes to be an opportunity to provide innovative and cost-effective forms of third-party credit enhancement. The Company will seek to achieve this objective through the implementation of its business strategy, the principal components of which are:

- Participate in the Development of the "A" Rated Financial Guaranty Market in the United States


     Historically, the United States financial guaranty insurance market has generally been served by "AAA" rated financial guaranty insurance companies. The Company will seek to capitalize on what it believes is a growing market for "A" rated financial guaranty insurance and reinsurance in the United States. ACA Financial Guaranty Corporation ("ACA"), one of the Company's sponsors, has since the commencement of its operations in October 1997 been developing the market for "A" rated financial guaranty insurance by offering a lower rated alternative to "AAA" rated financial guaranty insurance. The Company believes that "A" rated financial guaranty insurance can, in many cases, reduce an issuer's overall cost of borrowing and increase the liquidity of a financial obligation trading in the secondary market while costing less than traditional "AAA" rated financial guaranty insurance or other forms of third-party credit enhancement such as letters of credit. In addition, the Company believes that "A" rated financial guaranty insurance may be particularly attractive to issuers that have previously had limited access to the financial markets and to holders of financial obligations subject to risk-based capital requirements. The Operating Company has entered into three reinsurance treaties with ACA that will become effective upon consummation of the Offerings. Management believes that the treaties pursuant to which the Operating Company provides reinsurance to ACA will provide ACA with additional insurance capacity and will permit ACA to develop further the market for "A" rated financial guaranty insurance in the United States. See "-- Reinsurance Treaties with ACA." The Company will also seek to reinsure obligations in circumstances where the holders of such obligations, including financial institutions and insurance companies, desire third-party credit enhancement for regulatory or accounting purposes. The Company will seek to enter into similar reinsurance arrangements with higher rated third-party credit enhancement providers based in the United States.


- Provide Credit Enhancement for Transactions Structured Outside the United
  States


     The Company believes that financial guaranty insurance has been underutilized in transactions structured outside the United States, particularly with respect to asset-backed securities, as issuers of such financial obligations have instead principally relied on banks and other financial institutions offering letters of credit and other guarantees for credit enhancement. As a consequence, the Company believes that an opportunity exists to provide "A" rated financial guaranty insurance as an innovative and cost-effective alternative to existing forms of credit enhancement for such transactions. Initially, an important international focus for the Company will be to insure financial transactions involving assets held by trusts or similar special purpose vehicles domiciled in jurisdictions such as Bermuda, the Cayman Islands and the Island of Jersey. Such assets are expected typically to originate in the United States or certain European Union countries and be transferred to such off-shore jurisdictions in connection with the structuring of such transactions. The Company will also seek outside the United States to insure and reinsure obligations in circumstances where the holders of such obligations, including financial institutions and insurance companies, desire third-party credit enhancement for regulatory and accounting purposes. The Company will seek to capitalize on the relationships its management team has developed with investment banks, commercial banks and other financial services firms to generate referrals for issuing financial guaranty insurance and reinsurance. The Company has also established the Marketing Company to act solely as a marketing agent for the Company. The Marketing Company will operate a branch office in London, which is a center for banking and other financial service activities. The Company is not currently licensed as a financial guaranty insurer or reinsurer in any jurisdiction other than Bermuda, which will limit its ability to provide financial guaranty insurance or reinsurance with respect to certain transactions. As the Company's business develops, management will monitor the need to obtain licenses in jurisdictions other than Bermuda in order to comply with applicable law or to be able to engage in additional financial guaranty insurance related activities. See "Risk Factors -- Regulation; Restrictions on Insurance and Reinsurance Operations."


- Utilize a Disciplined Underwriting Approach


     The Company's underwriting strategy is to insure and reinsure financial obligations which are expected to make full and timely payment of principal and interest. Nevertheless, because the Company will be insuring and reinsuring obligations rated "BB" or higher or that are unrated and have in the Company's opinion an equivalent credit quality, the Company does anticipate that its insurance portfolio as a whole may generate a certain level of losses. Over time, the Company will seek to diversify the risks it insures and reinsures by type of obligor, type of pledged assets, geographic origination point of pledged assets, transaction size, geographic location of the obligor, revenue sources and risk duration. Such diversification is intended to mitigate the impact on the Company's insurance portfolio if higher than expected losses arise in certain segments of the Company's business. The Company will also seek a private or "shadow" rating evaluation from one or more nationally recognized rating agencies on all unrated financial obligations that the Company insures on a direct basis.


- Capitalize on Skill and Experience of Management and Board of Directors


     The Company has assembled a senior management team of experienced insurance, reinsurance and capital markets professionals to implement its business strategy. The Company's President and Chief Executive Officer, Donald J. Matthews, has over 24 years of experience in the insurance and reinsurance industries and was President, Chief Operating Officer and a director of ACA from its formation in October 1997 to August 1998 when he resigned as an officer and director of ACA to join the Company. From 1985 to 1997, he served as a Senior Vice President and a Principal of Johnson & Higgins (now Marsh & McLennan Companies, Inc.), where he was employed for 23 years. At Johnson & Higgins, Mr. Matthews most recently served as Chairman of its Global Financial Group, where he oversaw the firm's insurance and reinsurance relationships with financial services companies, including commercial banks and investment banks, on a worldwide basis. Also while at Johnson & Higgins, Mr. Matthews was instrumental in the formation of Corporate Officers & Directors Assurance Ltd. (now part of ACE Limited) and Executive Risk Inc. Mary Jane Robertson, Managing Principal, Chief Financial Officer and Treasurer of the Company, has over 21 years experience in the insurance industry. From 1993 to 1997, Ms. Robertson was the Chief Financial Officer and a Senior Vice President of Capsure Holdings Corp. (now part of CNA Surety Corp.), an insurance company focusing principally on the surety and fidelity insurance business. From 1986 to 1996, Ms. Robertson also served as the Chief Financial Officer and an Executive Vice President of United Capitol Insurance Company, a property/casualty insurance company. Matthew J. Cooleen, Managing Principal, Structured Products of the Company, has over 12 years experience in the structured finance sector of the financial services industry. From 1997 to 1999, Mr. Cooleen worked at MBIA-Ambac International, a joint venture between MBIA Insurance Corp. and Ambac Assurance Corporation, where he was most recently a Managing Director in the International Structured Finance Department. At MBIA-Ambac International, Mr. Cooleen focused on the development of the global structured finance and asset-backed financial guaranty market. From 1995 to 1997, he was a Vice President and Group Head of the Global Securitization Group of Paribas Capital Markets, where he founded the Global Securitization/Structured Finance Department. From 1991 to 1995, Mr. Cooleen was a Vice President in the Asset Backed Finance Department of ING Barings. Bruce W. Bantz, Managing Principal, Marketing and Business Development of GMA and the Marketing Company, has over 22 years experience in the investment and commercial banking industries, specializing in structured finance and asset securitization. From 1997 to 1998, Mr. Bantz was a Director and Global Head of Asset-Backed Finance of Dresdner Kleinwort Benson, the investment banking division of Dresdner Bank A.G. From 1994 to 1997, Mr. Bantz served as a Director and Global Head of Asset Securitization for NatWest Markets, the investment banking division of NatWest Group PLC. James G. Jachym, Managing Principal, Credit of the Company, has over 20 years of experience with capital markets and commercial paper credits. From 1996 to 1999, Mr. Jachym was a Vice President of BT Alex.Brown Incorporated, where he was responsible for rating agency matters pertaining to such firm's clients. From 1979 to 1996, he was employed by Lehman Brothers Inc., where he was a Senior

     Vice President and was responsible for review and commitment of all asset-backed commercial paper programs. Lionel J. Marsland-Shaw, Managing Principal, Risk Management of the Company, has over 28 years experience in the credit analysis sector of the financial services industry. From 1995 to 1998, Mr. Marsland-Shaw served as General Manager and Chief Executive Officer of Capital Intelligence, a credit rating and analysis company specializing in emerging markets. From 1993 to 1995, Mr. Marsland-Shaw was Director and Head of the London office of Standard & Poor's and was responsible for its ratings business in the United Kingdom, Ireland and the Netherlands. In addition, the Company's Board of Directors consists of several individuals with extensive experience in the financial guaranty and financial services industries. Management believes that the reputation and expertise possessed by the Company's officers and directors should assist the Company with its underwriting analysis and marketing efforts.


- Maintain Low Cost Structure


     Management believes that through controls on overhead expenses and with the absence of a corporate level tax in Bermuda on the Company's profits and income, the Company will have a low cost structure. The Company expects that its cost structure will help enable it to offer its products at attractive prices and to compete effectively in the financial guaranty insurance and reinsurance markets.



     The Company's principal executive office is located at Cumberland House, 1 Victoria Street, Hamilton, HM AX, Bermuda, and its telephone number is (441) 492-9702.


REINSURANCE TREATIES WITH ACA


     The Operating Company has entered into three reinsurance treaties with ACA, a sponsor of the Company, which will become effective upon consummation of the Offerings. The first treaty is a quota share treaty pursuant to which the Operating Company is required to provide, and ACA is required to purchase, reinsurance on a fixed percentage of the risks associated with financial guaranty insurance policies issued by ACA covering new issues of financial obligations with a rating of "BB" or higher. The other two treaties are facultative treaties under which the Operating Company and ACA are each obligated to offer the other the opportunity to reinsure each financial obligation the other insures on a direct or assumed basis. These facultative treaties also set forth the principal terms under which the Operating Company and ACA may purchase such reinsurance from the other on a case-by-case basis. The Operating Company expects that pursuant to the facultative treaty under which it provides reinsurance to ACA, the Operating Company may reinsure a greater percentage of certain new issues of financial obligations insured by ACA than the percentage specified under the quota share treaty. In addition, the Operating Company expects that pursuant to such facultative treaty, it may reinsure through one or more bulk reinsurance transactions certain risks insured by ACA before the consummation of the Offerings as well as, on an ongoing basis, certain risks insured by ACA with respect to obligations trading in the secondary market, neither of which are covered by the quota share treaty. Management anticipates that at least in the early stages of its business development, the premiums the Operating Company receives under the treaties with ACA will account for a substantial portion of the Company's total premium income.



     ACA commenced operations as an "A" rated financial guaranty insurer in October 1997 and, to the Company's knowledge, is currently the only "A" rated financial guaranty insurer operating in the United States. ACA is a Maryland-domiciled insurance company with its principal offices in New York City. ACA is licensed to provide financial guaranty insurance in all 50 states, the District of Columbia, and the territories of Guam, the United States Virgin Islands and Puerto Rico. ACA's primary business is the provision of financial guaranty insurance on financial obligations that are rated from "A-" to "BB" or that are unrated and have in ACA's opinion an equivalent credit quality. ACA has issued such policies both to issuers of financial obligations at the time of original issuance and to holders of financial obligations in connection with secondary market transactions. From January 1, 1998 to December 31, 1998, ACA wrote financial guaranty insurance covering approximately 145 different underlying credits representing approximately $2.2 billion in aggregate principal amount for direct and assumed premiums written during that period totaling approximately $35.7 million. A majority of the financial guaranty insurance written by ACA has covered municipal obligations and obligations issued by other tax-exempt organizations, although ACA has also insured asset-backed and corporate securities as well as other financial obligations.


SPONSORS AND STRATEGIC INVESTORS


     The Company has been established through the sponsorship of ACA and its affiliate American Capital Access Service Corporation ("ACA Service") and Inter-Atlantic Securities Corporation ("Inter-Atlantic" and, together with ACA and ACA Service, the "Sponsors"). ACA Service currently provides management and support services to ACA. Inter-Atlantic is a provider of investment banking services to insurance companies and other financial services firms and was the sponsor of Annuity and Life Re (Holdings), Ltd., the first publicly traded Bermuda-based reinsurance company focusing principally on writing annuity and life reinsurance. Inter-Atlantic has provided certain services to the Company in connection with the Offerings, the sales to the Strategic Investors and the development of the Company's operations, and ACA Service has acted as a consultant to Inter-Atlantic in connection with the delivery of such services. See "Certain Relationships and Related Party Transactions."



     The Company has also entered into agreements with The PMI Group, Inc. ("PMI"), High Ridge Capital Partners Limited Partnership ("High Ridge"), Rolaco Holding S.A. ("Rolaco"), Third Avenue Value Fund and Third Avenue Small-Cap Value Fund (Third Avenue Value Fund and Third Avenue Small-Cap Value Fund are hereinafter referred to as the "Third Avenue Funds" and, together with PMI, High Ridge and Rolaco, the "Strategic Investors") for the purchase for investment directly from the Company of an aggregate of 3,900,706 Common Shares and Class B Warrants to purchase an aggregate of 550,000 Common Shares. Such purchases will be consummated immediately prior to the consummation of the Offerings for an aggregate purchase price for the Common Shares and the Class B Warrants of approximately $55.0 million. The aggregate purchase price to be paid by each Strategic Investor is based on a price of $14.10 for (i) one Common Share and
(ii) the right to purchase a specified fraction of a Common Share under the Class B Warrants. The exercise price of the Class B Warrants will be $15.00 per share. Each of the Strategic Investors has agreed not to sell or otherwise transfer their Common Shares and Class B Warrants for a period of nine months from the date of this Prospectus without the prior written consent of the Joint Lead Managers and Joint Bookrunners of the U.S. Offering on behalf of the Underwriters and, in certain cases, the prior written consent of the Company. See "Shares Eligible for Future Sale" and "Direct Sales."


                                  RISK FACTORS


     Businesses such as that of the Company which are in their initial stages of development present substantial business and financial risks and may suffer significant losses for reasons not anticipated by management. In addition, the Company's business strategy has not been tested and may not succeed. Investors should consider carefully the risk factors involved in connection with an investment in the Common Shares and the impact to investors from various circumstances which could adversely affect the Company's business, results of operations or financial condition. See "Risk Factors."

                                 THE OFFERINGS


Common Shares Offered in the
  Offerings...................   20,000,000 shares



Common Shares Offered in the
Direct Sales(1)...............   4,296,206 shares



Common Shares to be
Outstanding after the
  Offerings and the Direct
  Sales(2)....................   24,296,206 shares



Use of Proceeds from the
Offerings and the Direct
  Sales.......................   The net proceeds of the Offerings and the
                                 Direct Sales (after deducting underwriting discounts and commissions, certain advisory fees and other expenses, including payments to Inter-Atlantic for its services and reimbursement for certain expenses related to the Offerings and the sales to the Strategic
                                 Investors) will be approximately $277.0 million and $60.5 million, respectively. Substantially all of the net proceeds will be contributed to the capital and surplus of the Operating
                                 Company to support its financial guaranty business. See "Use of Proceeds."


Dividend Policy...............   The Company intends to pay a quarterly cash
                                 dividend of $.04 per Common Share following the end of the first full fiscal quarter following the consummation of the Offerings.


Proposed Nasdaq National
Market Symbol.................   GMAL



---------------

(1) Unless otherwise noted, this Prospectus assumes that, upon consummation of the Offerings, the sale of 3,900,706 Common Shares and Class B Warrants to purchase 550,000 Common Shares to the Strategic Investors has been completed and the 395,500 Common Shares offered by the Company to its directors and officers and certain other individuals involved in the formation of the Company have been purchased. Such directors, officers and other individuals who have not contracted with the Company to make such purchases have indicated their intention to purchase such Common Shares, but are not obligated to do so.



(2) The Global Purpose Trust, a Bermuda trust (the "Purpose Trust"), owns 12,000 Common Shares, which constitute all of the Common Shares currently outstanding. Upon consummation of the Offerings, the Purpose Trust has agreed to sell such Common Shares to GMA for an aggregate price of $12,000 and such Common Shares will be cancelled. Common Shares to be outstanding after the Offerings and the Direct Sales excludes the 12,000 Common Shares currently held by the Purpose Trust, 3,053,184 Common Shares issuable upon the exercise of outstanding Class A Warrants, 550,000 Common Shares issuable upon the exercise of Class B Warrants to be included in the Direct Sales, 1,148,645 Common Shares issuable upon the exercise of options to be granted prior to or upon consummation of the Offerings and 100,000 Common Shares reserved for future issuance pursuant to the Company's Initial Stock Option Plan (the "Stock Option Plan"). If the Underwriters' over-allotment options are exercised in full, 27,296,206 Common Shares are expected to be outstanding, the number of Common Shares issuable upon the exercise of outstanding Class A Warrants will increase to 3,413,184 Common Shares and the number of Common Shares issuable upon the exercise of options to be granted prior to or upon consummation of the Offerings will increase to 1,313,645 Common Shares. The number of Common Shares issuable upon the exercise of the Class B Warrants and the number of Common Shares reserved for future issuance pursuant to the Stock Option Plan will not change if the Underwriters' over-allotment options are exercised. The Class A Warrants, Class B Warrants and options will not be exercisable upon consummation of the Offerings. See "Management -- Stock Option Plan," "Description of Capital Stock -- Warrants" and "Direct Sales."

                                  RISK FACTORS

     An investment in the Common Shares involves a high degree of risk. Prospective investors should consider carefully the following risk factors, in addition to the other information set forth in this Prospectus, in connection with an investment in the Common Shares.


     When used in this Prospectus, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "plan," "intend" and similar expressions are intended to identify forward-looking statements regarding, among other things, (i) the Company's business and growth strategies; (ii) trends in the financial guaranty insurance and reinsurance industries; (iii) the Company's relationship with clients and third-party service providers; (iv) the use of the net proceeds of the Offerings and the Direct Sales; (v) government regulations;
(vi) trends affecting the Company's financial condition or results of operations; and (vii) the declaration and payment of dividends. Prospective investors are cautioned that such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Factors that could cause or contribute to such differences include, but are not limited to, those described below and under the heading "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and elsewhere in this Prospectus.



     START UP OPERATIONS. GMA and the Operating Company were both incorporated in August 1998 and neither has any operating history. The Marketing Company was incorporated in November 1998 and also does not have any operating history. Businesses which are starting up or in their initial stages of development present substantial business and financial risks and may suffer significant losses. They must successfully develop business relationships, establish operating procedures, hire staff and complete other tasks appropriate for the conduct of their intended business activities. In particular, the Company's ability to implement successfully its strategy to enter the financial guaranty insurance and reinsurance market depends on, among other things, (i) the demand (which is largely undeveloped) for "A" rated financial guaranty insurance and reinsurance both in the United States and internationally; (ii) the Company's ability to attract clients other than ACA; (iii) the Company's ability to attract and retain additional personnel with underwriting and credit analysis expertise; and (iv) the Company's ability to evaluate effectively the risks it assumes under the financial guaranty insurance and reinsurance policies it writes. Because the market for "A" rated financial guaranty insurance is in the early stages of development, there can be no assurance that the demand for such insurance will be sufficient to support the Company's planned level of operations or that the Company will be able to capture a sufficient portion of such market.



     RELIANCE ON ACA. The Company anticipates that, at least during the early stages of its business development, it will depend to a significant extent on reinsurance sold to ACA, one of the Company's Sponsors, pursuant to the reinsurance treaties between the Operating Company and ACA. To the Company's knowledge, ACA is currently the only company engaged in the business of issuing "A" rated financial guaranty insurance in the United States. Consequently, the Company anticipates that the premiums the Operating Company receives under its reinsurance treaties with ACA will account for all of the Company's total premium income until such time as the Company successfully develops business from other sources. At least during such period, the success of the Company will depend on the performance of ACA and any adverse development affecting ACA would adversely affect the Company. Because ACA was formed only in October 1997, it is itself subject to the risks associated with a start up operation described above, and there can be no assurance that its business will continue to develop or that its demands for reinsurance will be sufficient to provide the Company with a meaningful source of business. If the market for "A" rated financial guaranty insurance fails to develop further, ACA would be adversely affected and, consequently, its need for reinsurance would be limited. Furthermore, if ACA's underwriting analysis fails to assess accurately the risks it assumes under the financial guaranty insurance policies it writes, the Operating Company may incur a greater level of losses than it anticipates under its reinsurance treaties with ACA. ACA is also subject to certain limitations when doing business with non-admitted reinsurers such as the Operating Company. Certain states may limit the aggregate amount of reinsurance ACA may cede to the Operating Company and to all non-admitted reinsurers in the aggregate, regardless of the type or amount of security posted by the Operating Company and any such other non-admitted reinsurers. Furthermore, the rating agencies that have issued a financial strength or claims-paying ability rating on ACA may limit the aggregate amount of reinsurance ACA may cede to any one reinsurer, including the Operating Company. There can be no assurances that these limitations will not have a material adverse effect on the Company. The reinsurance treaties between the Operating Company and ACA may be terminated upon the happening of certain events, and the facultative treaties between the Operating Company and ACA are terminable on 90 days' notice. If the Operating Company's reinsurance treaties with ACA were to be terminated for any reason, the Company would be adversely affected. See "Business -- Reinsurance Treaties with ACA."



     CONCENTRATION OF REINSURANCE CLIENTS. The Company anticipates that at least during the early stages of its business development, it will rely more heavily on writing financial guaranty reinsurance than insurance. Due to the limited number of companies providing financial guaranty insurance, reinsurance or other forms of third-party credit enhancement, management expects initially to target a relatively small number of potential reinsurance clients. Furthermore, management expects that a few of these potential clients will account for a high percentage of the Company's revenues for the foreseeable future. If the Company fails to attract or retain business from one or more of these potential clients, the Company would be adversely affected.



REGULATION; RESTRICTIONS ON INSURANCE AND REINSURANCE OPERATIONS.



     Bermuda. The Operating Company is a registered Bermuda insurance company and is subject to regulation and supervision in Bermuda. Among other things, the Bermuda statutes and regulations require the Operating Company to maintain minimum levels of capital and surplus; prescribe minimum solvency and liquidity standards, limit transfers of ownership of its capital shares; and provide for certain periodic examinations of the Operating Company and its financial condition. The Operating Company has received from the Bermuda Minister of Finance an exemption from the minimum solvency requirement until the consummation of the Offerings, when the Operating Company will meet such requirements. The Bermuda statutes and regulations may also restrict the ability of the Operating Company to write insurance and reinsurance policies and distribute funds to GMA. Generally, the Bermuda statutes and regulations applicable to the Operating Company are less restrictive than those that would be applicable to the Operating Company were it subject to the insurance laws of any state in the United States. See "Business -- Regulation -- Bermuda."



     United States. Neither GMA nor its subsidiaries are currently licensed as a financial guaranty insurer or reinsurer in any jurisdiction in the United States. The insurance laws of each state in the United States regulate the sale of insurance within its jurisdiction by insurers, such as the Operating Company, which are not admitted to do business within such jurisdiction. With some exceptions, the sale of insurance within a jurisdiction in the United States where an insurer is not admitted to do business is prohibited. The sale of reinsurance, however, is generally permitted within each state of the United States and the District of Columbia by non-admitted reinsurers, provided that certain requirements are satisfied, such as the need to obtain necessary approvals from certain state insurance regulators in connection with a particular reinsurance transaction and/or the need for the insurer to satisfy applicable credit for reinsurance requirements.



     The Operating Company has adopted Operating Guidelines pursuant to which it intends to conduct its reinsurance business in the United States in a manner that will comply with the requirements applicable to non-admitted reinsurers and to conduct its insurance business with persons located in the United States in a manner that will not subject the Operating Company to the insurance licensing laws of any jurisdiction in the United States. There can be no assurance, however, that challenges to the Operating Company's reinsurance and insurance activities in the United States will not be raised in the future or that the restrictions on the Operating Company's activities associated with its status as a non-admitted reinsurer and its lack of any insurance licenses in the United States will not place the Company at a competitive disadvantage or otherwise adversely affect the Company. In addition, changes in the Company's business strategy or in the applicable insurance laws in the United States may lead management to conclude that the Operating Company should seek to become an admitted reinsurer in, or to obtain insurance licenses from, one or more jurisdictions in the United States. If such a conclusion were to be reached, there can be no assurance that the Operating Company would be able to become an admitted reinsurer or be able to obtain such licenses. Furthermore, the process of obtaining such status or licenses is often costly and may take a long time, which could adversely affect the Company and its objective of being a low-cost insurance and reinsurance provider.

     Because many jurisdictions in the United States do not permit insurance companies to take credit on their statutory financial statements for reinsurance obtained from unlicensed or non-admitted reinsurers unless appropriate security measures are in place, it is anticipated that the Operating Company's reinsurance clients, including ACA, will require it to post a letter of credit or enter into other security arrangements. If the Operating Company should default under a letter of credit facility, it may be required to liquidate prematurely all or a substantial portion of its investment portfolio and/or its other assets which have been pledged as security for the letter of credit facility or otherwise to secure its obligations to its reinsurance clients, which would adversely affect the Company. The Operating Company does not currently have a letter of credit facility established and if the Operating Company is unable to obtain such a facility on commercially acceptable terms or is unable to arrange for other types of security, the Operating Company's ability to operate its reinsurance business may be severely limited.



     The Operating Company's quota share and facultative treaties with ACA require the Operating Company to take all steps necessary in order to permit ACA to receive credit for such reinsurance in all applicable jurisdictions. The Operating Company expects typically to post a letter of credit or other security to enable ACA to obtain full credit for the reinsurance provided under the treaties. If the Operating Company is unable to satisfy any requirement needed in order for ACA to receive credit for the Operating Company's reinsurance, ACA would have the right to terminate its reinsurance treaties with the Operating Company, which would adversely affect the Company.



     Outside the United States -- Insurance. Initially, an important international focus for the Company will be to insure financial transactions involving assets held by trusts or similar special purpose vehicles domiciled in jurisdictions such as Bermuda, the Cayman Islands and the Island of Jersey. Such assets are expected typically to originate in the United States and certain European Union countries and be transferred to such off-shore jurisdictions in connection with the structuring of such transactions. The Operating Company has obtained the necessary licenses under Bermuda law to provide financial guaranty insurance to certain special purpose vehicles located in Bermuda. The Company believes that no insurance licenses are required under the laws of the Cayman Islands to provide financial guaranty insurance to such entities located in the Cayman Islands, provided that the Operating Company conducts the negotiation, conclusion and execution of insurance contracts, administers insurance policies, and solicits insurance business in respect of persons ordinarily resident or property ordinarily based in the Cayman Islands, from outside the Cayman Islands. Similarly, the Company believes that the Operating Company is permitted under the laws of the Island of Jersey to provide financial guaranty insurance to such entities located in the Island of Jersey without obtaining an insurance permit, subject to certain restrictions, principally that the Operating Company conduct marketing, negotiating, underwriting, contract execution, policy administration and claims handling activities entirely outside the Island of Jersey. In addition, in connection with these types of transactions, the Operating Company, as a result of being licensed in Bermuda only, will investigate risks and conduct post-closing surveillance activities from Bermuda, rather than from the Cayman Islands, the Island of Jersey or the jurisdiction from which the assets underlying such transactions originated, such as the United States and certain European Union countries. The Operating Company expects to perform its underwriting analysis on such transactions in Bermuda and to obtain the information needed to conduct such analysis from the proposed insured, persons acting as agent for the proposed insured and other third parties. The Operating Company also expects to provide financial guaranty insurance to financial institutions and insurance companies outside the United States seeking to manage their regulatory risk-based capital requirements, where it may do so without obtaining insurance licenses in jurisdictions other than Bermuda.



     The Company has adopted Operating Guidelines pursuant to which it intends to operate its international insurance business in a manner that will comply with applicable legal requirements and to conduct such insurance business in a manner that will not subject it to the insurance licensing laws of any jurisdiction other than Bermuda. There can be no assurance, however, that challenges to the Operating Company's insurance activities in such jurisdictions will not be raised or that the restrictions on the Operating Company's activities associated with its lack of any insurance licenses in such jurisdictions will not place the Company at a competitive disadvantage or otherwise adversely affect the Company. In addition, changes in the Company's business strategy, including a decision to target other jurisdictions that are used as domiciles for structuring asset-backed transactions, or changes in applicable insurance laws in the Cayman Islands, the Island of Jersey, the United States or certain European Union countries may lead management to conclude that the Operating Company should seek insurance licenses in jurisdictions other than Bermuda. If such a conclusion were to be reached, there can be no assurance that the Operating Company would be able to obtain such licenses. Furthermore, the process of obtaining such licenses is often costly and may take a long time, which could adversely affect the Company and its objective of being a low-cost insurance provider.


     The Company believes that the securities issued by trusts and other special purpose vehicles that purchase financial guaranty insurance from the Operating Company will likely be sold in many jurisdictions, principally including the United States and the United Kingdom. In part because the Operating Company will issue its financial guaranty insurance policies to such trusts and other special purpose vehicles, the Company does not believe that the ownership of the securities issued by such entities by an investor residing in a particular jurisdiction would require the Operating Company to obtain an insurance license in such jurisdiction. The Company has adopted Operating Guidelines pursuant to which it intends to issue its financial guaranty insurance policies to such trusts and other special purpose vehicles that issue securities in the United States in a manner that will not subject the Operating Company to the insurance licensing laws of any jurisdiction in the United States. These Operating Guidelines provide that in such cases, among other things, (i) the Operating Company will negotiate, issue and deliver its financial guaranty policy to an insured located outside the United States; (ii) the Operating Company will investigate risks and conduct post-closing surveillance from outside the United States; (iii) the Operating Company will not solicit, advertise or otherwise sell its policies in the United States; (iv) under the terms of the securities that are subject to the financial guaranty insurance, principal and interest will be due and payable to a trustee located outside the United States; and (v) no policy, certificate of insurance, rider, endorsement or other evidence of insurance will be delivered by the Operating Company to any securityholder, excluding an issuer or trustee when not acting in the capacity of a securityholder. The Operating Company has also adopted Operating Guidelines pursuant to which it intends to issue its financial guaranty insurance policies to trusts and other special purpose vehicles that issue securities in the United Kingdom in a manner that will not subject the Operating Company to the insurance licensing laws of the United Kingdom. These Operating Guidelines provide, among other things, that the Operating Company will make underwriting decisions and issue all policies exclusively from outside the United Kingdom and not otherwise effect or carry out any contracts of insurance in the United Kingdom.



     Because securities insured by the Operating Company may be held in many jurisdictions, there can be no assurance that challenges will not be made by regulatory authorities or others in a particular jurisdiction, including the United States or the United Kingdom, where securities insured by the Operating Company are held seeking to require the Operating Company to obtain an insurance license in such jurisdiction. If any such challenge were to be successfully asserted, there can be no assurance that the Operating Company would be able to obtain the required licenses. Furthermore, the process of obtaining any such license may be costly and may take a long time, which could adversely affect the Company and its objective of being a low-cost insurance provider.



     Outside the United States -- Reinsurance. The Company also expects to seek reinsurance opportunities in Bermuda and certain European Union countries. The Operating Company has obtained the necessary licenses under Bermuda law to provide financial guaranty reinsurance to certain insurers domiciled in Bermuda, and it intends to conduct its reinsurance business in the European Union in a manner that will not subject the Operating Company to insurance licensing laws in any European Union country. There can be no assurance, however, that challenges to the Operating Company's reinsurance activities in European Union countries will not be raised in the future or that the restrictions on the Operating Company's reinsurance activities in European Union countries associated with its lack of any insurance licenses in such countries will not place the Company at a competitive disadvantage. In addition, changes in the Company's business strategy or applicable insurance laws in particular European Union countries may lead management to conclude that the Operating Company should seek insurance licenses in one or more European Union countries. If such a conclusion were to be reached, there can be no assurance that the Operating Company would be able to obtain such licenses. Furthermore, the process of obtaining such licenses is often costly and may take a long time, which could adversely affect the Company and its objective of being a low-cost reinsurance provider.

     Marketing Company. Neither GMA nor its subsidiaries are licensed as an insurer in the United Kingdom. The insurance laws of the United Kingdom prohibit the carrying on of insurance and reinsurance business in the United Kingdom by any person other than an authorized or exempt insurer or reinsurer. The Company believes that the Operating Company and the Marketing Company will not need to be licensed as insurers in the United Kingdom, so long as the Operating Company exclusively makes underwriting decisions and issues all policies from outside the United Kingdom and does not otherwise effect or carry out any contracts of insurance in the United Kingdom. In light of this, the Operating Company and the Marketing Company have adopted Operating Guidelines that provide, among other things, that the activities of the Marketing Company will be principally limited to maintaining an office in the United Kingdom, meeting with prospective parties to financial guaranty transactions and assisting them in originating proposals to be presented to the Operating Company in Bermuda for its review and further action; that the Operating Company will perform credit reviews, make underwriting decisions, issue policies, collect premiums, settle claims and perform all other policy servicing activities, including due diligence and post-closing credit surveillance, outside the United Kingdom and will not carry on any insurance-related activities in the United Kingdom; and that the Marketing Company will not have, and will not hold itself out as having, the authority to bind the Operating Company and will not participate in any underwriting decisions, execute policies, collect premiums, settle claims or otherwise effect or carry out insurance contracts in the United Kingdom. There can be no assurance, however, that challenges to the activities of the Operating Company and the Marketing Company in the United Kingdom will not be raised in the future or that the restrictions on the activities of the Operating Company and the Marketing Company in the United Kingdom associated with their lack of any insurance licenses will not place the Company at a competitive disadvantage or otherwise adversely affect the Company.



     Other. Recently, the insurance and reinsurance regulatory framework has become subject to increased scrutiny in many jurisdictions, including the United States, various states within the United States, the United Kingdom and elsewhere. For example, there have been Congressional and other initiatives in the past in the United States regarding increased supervision and regulation of the insurance industry, including proposals to supervise and regulate reinsurers domiciled outside the United States to a greater extent than currently regulated. In addition, in the United Kingdom there is an initiative to consolidate the regulation of insurance, banking and other financial services into a system supervised by a single regulator, the Financial Services Authority. This initiative may subject certain types of insurance, including financial guaranty insurance, or certain insurance-related activities, such as the proposed activities of the Marketing Company, to more extensive regulation. It is not possible to predict the future impact of changing law or regulation on the operations of the Company. Such changes, if any, could have an adverse effect on the Company.



     The Operating Guidelines to be employed by the Company were developed following consultation with counsel in certain jurisdictions in which the Company expects to conduct its insurance and reinsurance business, in which the securities issued by trusts and other special purpose vehicles that have purchased insurance from the Operating Company are principally expected to be issued, and from which the assets backing such securities are principally expected to originate, in each case as noted above. However, in light of the absence of controlling legal precedent with respect to many of the regulatory issues noted above and the broad discretion accorded insurance regulators in many jurisdictions in the administration of insurance laws, there can be no assurance that if the Company conducts its business in accordance with such Operating Guidelines, a court or insurance regulator would not interpret and apply applicable insurance laws so as to require GMA, the Operating Company or the Marketing Company to obtain an insurance license in a particular jurisdiction. Any such action by a court or regulator would adversely affect the Company. The insurance laws of most jurisdictions provide for civil and criminal penalties for conducting an insurance business without the required licenses. In addition, the insurance laws of some jurisdictions provide that insurance policies entered into by an insurer conducting an insurance business without required licenses will be unenforceable and that the insurer must return any premiums received for such policies.



     FINANCIAL RATINGS. In part because of the Company's expected capitalization following the Offerings and the Direct Sales, the Operating Company has been assigned a preliminary financial strength rating of "A" by Standard & Poor's and a preliminary claims-paying ability rating of "A+" by each of Duff & Phelps and Fitch IBCA. The ratings are subject to the Company raising gross proceeds of at least $350.0 million in the

Offerings and the Direct Sales and to the initial capitalization of the Operating Company exceeding $320.0 million upon consummation of the Offerings and the Direct Sales. These ratings are used by potential purchasers of financial guaranty insurance and reinsurance as a means of assessing the financial strength and quality of financial guaranty insurers and reinsurers. In addition, the level of capital charge relief which the rating agencies provide to a financial guaranty insurer that purchases reinsurance is directly dependent on the rating of the reinsurer. Likewise, the decreased overall cost of borrowing realized by an issuer of a financial obligation and the increase in liquidity in the secondary market of a financial obligation that is subject to financial guaranty insurance largely depend on the rating of the insurer. The Operating Company's principal competitors are all more highly rated than the Operating Company, which, in some respects, will put the Operating Company at a competitive disadvantage. No assurance can be given that one or more of the rating agencies will not downgrade or withdraw its rating of the Operating Company in the future due to factors that may or may not be within the control of the Company. A downgrade of any of the Operating Company's ratings below "A-" or the withdrawal of any of the Operating Company's ratings would give ACA the right to terminate its reinsurance treaties with the Company after a 90-day period, which would adversely affect the Company. Any reinsurance treaty entered into in the future by the Company is expected to contain a similar provision. As a result, a downgrade or withdrawal of any of the Operating Company's ratings would severely limit or prevent the Operating Company from writing any new insurance or reinsurance policies and, consequently, would adversely affect the Company. Similarly, a downgrade or withdrawal of any rating of ACA would have adverse consequences to ACA which, in turn, would adversely affect the Company.



     DEPENDENCE ON KEY EMPLOYEES. The Company will be substantially dependent in the implementation of its business strategy on its executive officers and key employees. If the Company experiences the unexpected loss of the services of one of those individuals, particularly Donald J. Matthews, President and Chief Executive Officer of the Company, Mary Jane Robertson, Managing Principal, Chief Financial Officer and Treasurer of the Company, Matthew J. Cooleen, Managing Principal, Structured Products of the Company, Bruce W. Bantz, Managing Principal, Marketing and Business Development of GMA and the Marketing Company, James G. Jachym, Managing Principal, Credit of the Company or Lionel J. Marsland-Shaw, Managing Principal, Risk Management of the Company, the Company would be adversely affected. Although the Company has employment agreements with each of such individuals, no assurance can be given that the Company will be able to retain their services. In addition, in order for the Company to assess accurately the risks associated with the financial guaranty insurance and reinsurance policies it writes, it will need to hire and retain additional personnel with underwriting and credit analysis expertise. The Company currently has only six employees, consisting of the individuals named above. The loss of the services of such individuals, or the inability of the Company to hire and retain other talented personnel, could delay or prevent the Company from fully implementing its business strategy and could otherwise adversely affect the Company. The Company does not carry key person life insurance policies for any of its executive officers or key employees.



     Under Bermuda law, non-Bermudians (other than spouses of Bermudians) may not engage in any gainful occupation in Bermuda without an appropriate governmental work permit. Such a work permit may be granted or extended upon showing that, after proper public advertisement, no Bermudian (or spouse of a Bermudian) is available who meets the minimum standards for the advertised position. Messrs. Cooleen and Jachym have not yet applied for work permits. In addition, the Company will need to obtain work permits for any other non-Bermudian individuals it hires. While the Company is not currently aware of any reason why the work permits for such individuals would not be issued, there can be no assurance that such work permits will be issued prior to the consummation of the Offerings or thereafter. The failure of these work permits to be issued would adversely affect the Company.



     UNDERWRITING RISK. Evaluating risk is central to the business of any financial guaranty insurer or reinsurer, and will be particularly important in the case of the Company, which will be insuring and reinsuring financial obligations that have a credit quality of "BB" or higher or that are unrated and have in the Company's opinion an equivalent credit quality. Financial guaranty losses are inherently unpredictable, and the types of obligations insured by the Company will tend to be subject to a higher risk of loss than financial obligations that carry higher ratings. As the Company's insurance portfolio develops, the Company expects that 10% to 25% of its insurance portfolio will consist of financial obligations that at the time the Company insures such obligations are rated "BB" or are unrated and have in the Company's opinion an equivalent credit quality. Such obligations are considered below investment grade and are subject to a greater risk of default than obligations that are rated investment grade. There can be no assurance that material losses will not occur on the insurance risks underwritten by the Company.


     The Company's success will depend on its ability to assess accurately the risks associated with the financial obligations it insures or reinsures. With respect to automatic treaty reinsurance, such as the quota share treaty with ACA, the Company's underwriting and credit analysis will focus on the underwriting policies, procedures and expertise possessed by the ceding company (such as ACA), rather than the risks associated with particular obligations covered under the treaty. See "-- Reliance on ACA." If the Company fails to assess accurately the risks it assumes, the Company may fail to establish appropriate premium rates, its reserves may be inadequate to cover losses and, consequently, the Company would be adversely affected. The Company will also need to hire and retain additional personnel with underwriting and credit analysis expertise to assess the risks associated with the financial obligations it insures or reinsures. The inability of the Company to hire or retain such individuals could delay or prevent the Company from fully implementing its business strategy and could otherwise adversely affect the Company.



     ADEQUACY OF LOSS RESERVES. The financial guarantees to be issued by the Company will insure or reinsure the financial performance of obligations over an extended period of time, in some cases over 30 years, under policies that the Company cannot generally cancel. The Company's policy is to provide for loss and loss adjustment expense ("LAE") reserves to cover losses that may be reasonably estimated on the obligations insured by the Operating Company. The reserves for losses and LAE at any balance sheet date will reflect the Company's estimate of identified ("case basis") and unidentified ("unallocated") losses on the obligations it has insured through such date. The establishment of an appropriate level of loss reserves is an inherently uncertain process, made even more so by the undeveloped nature of the "A" rated financial guaranty insurance and reinsurance market, and there can be no assurance that claims made against the Company will not exceed the Company's loss reserves. A significant event, including a natural disaster or political instability, could trigger widespread claims, particularly if the entire fixed income market were adversely affected. Significant underwriting losses would adversely affect the Company and could cause it to experience net losses. Such losses could also impair the Operating Company's ability to maintain its financial strength and claims-paying ability ratings or to pay dividends to GMA.



     MARKET FOR FINANCIAL GUARANTY INSURANCE AND REINSURANCE. The market for financial guaranty insurance is currently comprised primarily of the issuers of and investors in municipal bonds and asset-backed securities who seek credit enhancement of those financial obligations from insurance companies. Consequently, changes in the underlying market for such obligations may have an impact on the financial guaranty insurance and reinsurance industry. In particular, during periods of rising interest rates or other adverse economic conditions, there may be fewer issuances of financial obligations and, consequently, a decreased demand for financial guaranty insurance and reinsurance. During periods of decreasing interest rates, issuers have a greater incentive to enter the capital markets, but typically the interest rate spread between insured and uninsured obligations becomes more narrow, resulting in a decreased incentive to purchase financial guaranty insurance. A general economic downturn or a downturn in the debt markets could also adversely affect the market for financial guaranty insurance and reinsurance. Similarly, any material change in the United States tax treatment of municipal securities, or the imposition of a "flat tax" or a national sales tax in lieu of the current federal income tax structure in the United States, could adversely affect the market for municipal obligations and, consequently, the demand for financial guaranty insurance and reinsurance of such obligations. The market for financial guaranty reinsurance is largely dependent on the size and strength of the primary financial guaranty insurance market, as well as the risk retention limitations imposed on primary financial guaranty insurers and other third-party credit enhancement providers by rating agencies and regulatory authorities, which limitations are subject to change.



     The market for financial guaranty insurance and reinsurance outside the United States is substantially less developed than the market in the United States, particularly with respect to "A" rated financial guaranty insurance. In addition to the factors described above, the risks inherent in international markets include confiscatory taxation, nationalization of assets, establishment of exchange controls, political or social instability and fluctuation in foreign exchange rates. Each of these could adversely affect the Company's performance in the financial guaranty insurance and reinsurance market outside the United States. Instability of a country's currency or political situation or a natural or other disaster could result in widespread defaults on issues insured or reinsured by the Company in the country experiencing such instability or backed by assets originating in such country, which would adversely affect the Company. The Company's ability to enter the market for financial guaranty insurance and reinsurance outside the United States will be restricted in certain jurisdictions due to the Company's lack of a license to write financial guaranty insurance in any jurisdiction other than Bermuda. See "-- Regulation; Restrictions on Insurance and Reinsurance Operations."



     CONFIDENCE IN THE FINANCIAL GUARANTY INDUSTRY. Because the financial guaranty industry is composed of a relatively small number of companies, if any single major financial guaranty insurer were to suffer a downgrade of its financial strength or claims-paying ability rating, investor confidence in the market as a whole could suffer, causing a decrease in the demand for financial guaranty insurance, which would adversely affect the Company. In particular, if ACA's financial strength or claims-paying ability rating is downgraded, its ability to develop further its business would be severely limited and, in turn, the Company would be adversely affected.



     COMPETITION. The traditional financial guaranty insurance and reinsurance industry is highly competitive. The market for financial guaranty insurance and reinsurance is dominated by a small number of companies that have greater financial resources and are more established than the Company. A number of large banks and other financial institutions, which also have greater financial resources and are more established than the Company, also provide various forms of third-party credit enhancement, such as letters of credit. There can be no assurance that such insurers, banks and financial institutions will not seek to duplicate the Company's business strategy and compete directly with the Company by providing lower-priced financial guaranty insurance or reinsurance or comparable forms of credit enhancement. Furthermore, the Company's reinsurance treaties with ACA do not prohibit ACA from competing directly with the Company. If ACA, other financial guaranty insurers or other third-party credit enhancement providers enter the Company's target markets, the Company could be adversely affected. In addition, if ACA is adversely affected by competition in its target markets, the Company would also be adversely affected. Under the Company's quota share reinsurance treaty with ACA, the Company is not permitted to write direct financial guaranty insurance within any state in the United States, the District of Columbia, Puerto Rico, Guam and the Virgin Islands so long as such treaty remains in effect.



     Competition in the financial guaranty insurance and reinsurance industry is based on many factors, including premium charges, the general reputation and perceived financial strength of the financial guaranty insurer, other terms and conditions of products offered, and reputation and experience in the particular line of financial guaranty to be written. The Company will also compete with methods of credit enhancement that do not employ third-parties, such as over-collateralization of a structured finance transaction. There can be no assurance that the Company's strategy will permit it to compete effectively with these alternative methods of credit enhancement. See "Business -- Competition."



     INVESTMENT RISKS. The Operating Company's investment portfolio will consist of investment grade fixed income securities and will be invested in an effort to maximize total return subject to appropriate liquidity and capital preservation considerations, diversification of risk and regulatory, rating agency and credit agreement constraints (if any), as applicable. There can be no assurance that the investment objectives of the Company will be achieved. The success of any investment activity is affected by general economic conditions, which may adversely affect the markets for interest-rate-sensitive securities, including the extent and timing of investor participation in such markets, the level and volatility of interest rates and, consequently, the value of such fixed income securities. Volatility or illiquidity in the markets in which the Operating Company directly or indirectly holds positions could adversely affect the Company. See "Business -- Investment Strategy."



     The Operating Company has retained Alliance Capital Management L.P., The Prudential Investment Corporation and Merrill Lynch Asset Management, L.P. (collectively, the "Investment Managers") to manage the Operating Company's investment portfolio. Each Investment Manager will have discretionary authority over the portion of the Operating Company's investment portfolio allocated to it, subject to the investment guidelines adopted by the Operating Company (the "Investment Guidelines"). The performance of the Operating Company's investment portfolio, therefore, will depend to a great extent on the ability of the Investment Managers to select and manage appropriate investments. There can be no assurance that the Investment Managers will be successful in meeting the Company's investment objectives. The Operating Company may retain additional or different firms to manage its investment portfolio from time to time. See "Business -- Investment Managers."


     The Investment Guidelines restrict the Operating Company from investing in securities for which it has written financial guaranty insurance or reinsurance and limit its investments in securities not insured or reinsured by the Operating Company, but issued by issuers of securities the Operating Company has insured or reinsured, to 5% of the Operating Company's total investment portfolio. The Investment Guidelines also provide for the following procedures that are intended to limit the Operating Company's exposure to concentrations of risk: (a) investments in an industry sector are limited to 20% of the Operating Company's total investment portfolio, with the exception of the United States government and its agencies; (b) investments in a single issuer are limited to 5% of the Operating Company's total investment portfolio, with the exception of the United States government and its agencies; and (c) investments in non-United States dollar denominated securities are limited to 10% of the Operating Company's total investment portfolio. There can be no assurance that such limitations in the Investment Guidelines will sufficiently insulate the Operating Company's investment portfolio from adverse developments affecting particular issuers, sectors or industries. See "Business -- Investment Strategy."


INCOME TAX RISKS


     United States Taxation of GMA, the Operating Company and the Marketing Company. GMA, the Operating Company and the Marketing Company are Bermuda corporations and do not intend to file United States tax returns. GMA, the Operating Company and the Marketing Company plan to operate in such a manner that they will not be subject to United States tax (other than United States excise tax on insurance and reinsurance premiums) because they do not intend to engage in a trade or business in the United States. However, because definitive identification of activities which constitute being engaged in a trade or business in the United States is not provided by the Internal Revenue Code of 1986, as amended (the "Code"), or regulations or court decisions, there can be no assurance that the Internal Revenue Service ("IRS") will not contend that GMA, the Operating Company and/or the Marketing Company is engaged in a trade or business in the United States. If GMA, the Operating Company or the Marketing Company were considered to be engaged in a trade or business in the United States (and, if such company were to qualify for benefits under the income tax treaty between the United States and Bermuda, such business were attributable to a "permanent establishment" in the United States), it would be subject to United States tax at regular corporate rates on its taxable income that is effectively connected with its United States business plus an additional 30% "branch profits" tax on such income remaining after the regular tax, in which case there would be a material adverse affect on the Company. See "Certain Tax Considerations -- Taxation of GMA, the Operating Company and the Marketing Company -- United States."


     The United States currently imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. In addition, the Company may be subject to withholding tax on certain investment income from United States sources. There can be no assurance that such taxes will not be increased or that other taxes will not be imposed on the Company's business.


     Controlled Foreign Corporation Rules. United States persons who may, directly or through certain attribution rules, acquire 10% or more of the Common Shares of GMA, should consider the possible application of the "controlled foreign corporation" ("CFC") rules. (Such persons should also see
"-- Limitations on Ownership, Transfers and Voting Rights," below.) Each "United States shareholder" of a CFC who owns shares in the CFC on the last day of the CFC's taxable year generally must include in such shareholder's gross income for United States federal income tax purposes the shareholder's pro-rata share of the CFC's "subpart F income," even if the subpart F income has not been distributed. For these purposes, any United States person who owns directly or indirectly 10% or more of the voting stock of a foreign corporation will be considered to be a "United States shareholder." In general, a foreign insurance company such as the Operating Company is treated as a CFC only if such "United States shareholders" collectively own more than

25% of the total combined voting power or total value of the company's stock for an uninterrupted period of 30 days or more during any year. It is anticipated that PMI will be a "United States shareholder" of GMA and its subsidiaries due to PMI's right to designate for nomination two of GMA's twelve board members. However, because of the anticipated dispersion of GMA's share ownership following the Offerings and because under GMA's Bye-Laws no single shareholder other than PMI will be permitted to own or to exercise 10% or more of the total combined voting power of GMA, shareholders of GMA other than PMI should not be viewed as "United States shareholders" of a CFC for purposes of these rules. There can be no assurance, however, that the IRS will not successfully assert a contrary position. See "Certain Tax Considerations -- Taxation of Shareholders -- United States Taxation."



     Related Person Insurance Income Risks. If the Operating Company's related person insurance income ("RPII") determined on a gross basis were to equal or exceed 20% of its gross insurance income in any taxable year and direct or indirect insureds and persons related to such insureds were directly or indirectly to own more than 20% of the voting power or value of the Operating Company's capital stock, a United States person who owns Common Shares in GMA directly or indirectly on the last day of the taxable year may be required to include in the shareholder's income for United States federal income tax purposes the shareholder's pro-rata share of the Operating Company's RPII for the taxable year, determined as if such RPII were distributed proportionately to such United States persons at that date. RPII is generally underwriting premium and related investment income attributable to insurance or reinsurance policies where the direct or indirect insureds are United States shareholders or are "related" (as defined for purposes of the RPII provision) to United States shareholders of the insurance or reinsurance company issuing such policies. The Operating Company will not knowingly enter into any insurance or reinsurance arrangements in which the direct or indirect insureds are, or are so related to, owners of Common Shares, except that the Operating Company may enter into reinsurance arrangements with PMI. See "Business -- Sponsors and Strategic Investors." If the Operating Company does enter into reinsurance arrangements with PMI, PMI will be treated, based on its right to designate for nomination two of GMA's twelve board members, as owning approximately 16.7% of the voting power of the stock of the Operating Company for purposes of the RPII provisions. Nonetheless, GMA believes it is unlikely that the Operating Company will enter into insurance or reinsurance arrangements in which, in the aggregate, the direct or indirect insureds are, or are related to, owners of 20% or more of the Common Shares. Moreover, the Operating Guidelines adopted by the Company's Board of Directors limit the portion of the Operating Company's gross insurance income attributable to insurance contracts with PMI in any taxable year to no more than 5% or, if the Board of Directors determines that there is no material risk that any GMA shareholder will recognize RPII in any taxable year, to no more than 10%. Accordingly, GMA believes it is highly unlikely that RPII for any taxable year, determined on a gross basis, will be greater than or equal to 20% of the Operating Company's gross insurance income for that year. However, there can be no assurances regarding either of these thresholds, particularly because the Operating Company's direct or indirect insureds may be deemed to include the owners of securities with respect to which the Operating Company issues financial guaranty insurance or reinsurance, and many of these securities, as well as the Common Shares, are expected to be publicly traded. Consequently, there can be no assurance that a United States person will not be required to include amounts in its income in respect of RPII in any taxable year. Furthermore, no effort will be made by GMA or the Operating Company to identify the extent to which owners of securities for which the Operating Company has issued financial guaranty insurance or reinsurance are also shareholders of GMA. Thus, GMA, the Operating Company and GMA's United States shareholders may not know with certainty whether GMA's United States shareholders are subject to the RPII rules, or how much RPII the Operating Company has earned in any taxable year. See "Certain Tax Considerations -- Taxation of Shareholders -- United States Taxation."


     Even if the 20% thresholds described in the preceding paragraph are not met, if a shareholder who is a United States person disposes of shares in a foreign insurance corporation that has RPII and in which United States persons own 25% or more of the voting power or value of the corporation's stock, any gain from the disposition will generally be treated as ordinary income to the extent of the shareholder's portion of the corporation's undistributed earnings and profits that were accumulated during the period that the shareholder owned the shares (potentially whether or not such earnings and profits are attributable to RPII). In addition, such a shareholder will be required to comply with certain reporting requirements, regardless of the amount of shares owned by the shareholder. These rules should not apply to dispositions of Common Shares because GMA is not itself directly engaged in the insurance business and because proposed United States Treasury regulations applicable to this situation appear to apply only in the case of shares of corporations that are directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the proposed regulations in this manner or that the proposed regulations will not be promulgated in final form in a manner that would cause these rules to apply to dispositions of Common Shares. See "Certain Tax Considerations -- Taxation of Shareholders -- United States Taxation."

     Passive Foreign Investment Company Risks. To avoid significant potential adverse United States federal income tax consequences for any United States person who owns Common Shares, it is important that GMA not constitute a "passive foreign investment company" (a "PFIC") in any year in which such person is a shareholder. In general, a foreign corporation is a PFIC for a taxable year if 75% or more of its income constitutes "passive income" or 50% or more of its assets produce passive income. "Passive income" generally includes interest, dividends and other investment income. However, "passive income" does not include income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business." This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. Because GMA, through the Operating Company, intends to be predominantly engaged in an insurance business and does not intend to have financial reserves in excess of the reasonable needs of its insurance business, GMA does not expect to meet the requirements for a PFIC. There can be no assurance, however, that the IRS or a court will concur in this view. See "Certain Tax Considerations -- Taxation of Shareholders -- United States Taxation."


     Bermuda Taxes. Bermuda does not currently impose a corporate level tax on the profits or income of the Company, although it may do so in the future. GMA, the Operating Company and the Marketing Company have each received an assurance from the Bermuda Minister of Finance under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then such tax would not be applicable to GMA, the Operating Company, the Marketing Company or to any of their operations or the shares, debentures or other obligations of GMA, the Operating Company or the Marketing Company until March 2016. There can be no assurance that after such date GMA, the Operating Company or the Marketing Company would not be subject to any such tax.



     United Kingdom Taxes. Under current United Kingdom law, the measure of corporate taxation resulting from the activities of the Marketing Company in the United Kingdom would likely be the portion of the profits of the Marketing Company attributable on an assumed arm's-length basis to its London branch activities. Such profit would be measured in practice by comparison with the compensation that the Marketing Company would need to pay to an independent entity providing the same services as the Marketing Company's office in the United Kingdom. The Marketing Company will seek to enter into an agreement with the United Kingdom Inland Revenue under which an agreed profit margin will be attributed to the Marketing Company's office in the United Kingdom under a stated formula for purposes of calculating the amount of tax owed in the United Kingdom by the Marketing Company. No assurance can be given that such an agreement will be reached and, if reached, any such agreement would be cancellable upon reasonable notice by the Marketing Company or United Kingdom Inland Revenue. No assurance can be given that any such agreement will not be cancelled by United Kingdom Inland Revenue. The United Kingdom also imposes an insurance premium tax of 4% on insurance and reinsurance premiums paid with respect to risks located in the United Kingdom. There can be no assurance that certain financial guaranty insurance and reinsurance policies issued by the Operating Company will not be subject to such tax.


     Other Taxes. GMA, the Operating Company and the Marketing Company plan to operate in such a manner that they will not generally be subject to any material taxes in jurisdictions other than those noted above, except for withholding taxes on certain kinds of investment income and excise or similar premium taxes as described above. It is possible, however, that the Operating Company or the Marketing Company may be held to be doing business in one or more jurisdictions and therefore subject to tax on the profits of such business beyond that contemplated above.

     LIMITATIONS ON OWNERSHIP, TRANSFERS AND VOTING RIGHTS. Except as described below with respect to transfers of Common Shares executed on The Nasdaq National Market, under GMA's Bye-Laws GMA's directors (or their designee) are required to decline to register any transfer of shares of GMA, including Common Shares, if they have any reason to believe that such transfer would result in a person other than PMI (or any group of which such person is a member) beneficially owning, directly or indirectly, 10% or more of any class of shares of GMA. Similar restrictions apply to issuances and repurchases of shares by GMA. The directors (or their designee) also may, in their absolute discretion, decline to register the transfer of any shares if they have reason to believe that such transfer may expose GMA, any subsidiary or shareholder thereof or any person purchasing insurance or reinsurance from the Operating Company to adverse tax or regulatory treatment in any jurisdiction or if they have reason to believe that registration of such transfer under the Securities Act of 1933, as amended (the "Securities Act"), or under any blue sky or other United States securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected. A transferor of Common Shares will be deemed to own such shares for dividend, voting and reporting purposes until a transfer of such Common Shares has been registered on the Register of Members of GMA. GMA is authorized to request information from any holder or prospective acquiror of Common Shares as necessary to effect registration of any such transaction, and may decline to register any such transaction if complete and accurate information is not received as requested.



     GMA's directors will not decline to register any transfer of Common Shares executed on The Nasdaq National Market for the reasons described above. However, if any transfer results in the transferee other than PMI (or any group of which such transferee is a member) beneficially owning, directly or indirectly, 10% or more of any class of GMA's shares or causes GMA's directors (or their designee) to have reason to believe that such transfer may expose GMA, any subsidiary or shareholder thereof or any person purchasing insurance or reinsurance from the Operating Company to adverse tax or regulatory treatment in any jurisdiction or if they have reason to believe that registration of such transfer under the Securities Act or under any blue sky or other United States securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected, under GMA's Bye-Laws the directors (or their designee) may deliver a notice to the transferee to surrender to an agent designated by the directors (the "Agent") certificates representing the shares and any dividends or distributions that the transferee has received as a result of owning the shares. A transferee who has resold the shares before receiving such notice will be required to transfer to the Agent the proceeds of the sale, to the extent such proceeds exceed the amount that the transferee paid for the shares, together with any dividends or distributions that the transferee received from GMA. As soon as practicable after receiving the shares and any dividends or distributions that the transferee received, the Agent will use its best efforts to sell such shares and any non-cash dividends or distributions in an arm's-length transaction on The Nasdaq National Market. After applying the proceeds from such sale toward reimbursing the transferee for the price paid for the shares, the Agent will pay any remaining proceeds and any cash dividends and distributions to organizations described in Section 501(c)(3) of the Code that the directors designate. The proceeds of any such sale by the Agent or the surrender of dividends or distributions will not inure to the benefit of the Company or the Agent, but such amounts may be used to reimburse expenses incurred by the Agent in performing its duties.



     In addition, GMA's Bye-Laws generally provide that any person other than PMI (or any group of which such person is a member) holding directly, or by attribution, or otherwise beneficially owning voting shares of GMA carrying 10% or more of the total voting rights attached to all of GMA's outstanding capital shares, will have the voting rights attached to its voting shares reduced so that it may not exercise more than approximately 9.9% of such total voting rights. Because of the attribution provisions of the Code and the rules of the Securities and Exchange Commission (the "Commission") regarding determination of beneficial ownership, this requirement may have the effect of reducing the voting rights of a shareholder whether or not such shareholder directly holds of record 10% or more of the voting shares of GMA. Further, the directors (or their designee) have the authority to request from any shareholder certain information for the purpose of determining whether such shareholder's voting rights are to be reduced. Failure to respond to such a notice, or submitting incomplete or inaccurate information, gives the directors (or their designee) discretion to disregard all votes attached to such shareholder's Common Shares. GMA's Bye-Laws restrict PMI from owning shares of GMA that would represent more than sixteen and two-thirds percent (16 2/3%) of the total combined voting rights attached to all of GMA's outstanding capital shares. See "Description of Capital Stock -- Common Shares."



     FOREIGN CURRENCY FLUCTUATIONS. The Company's functional currency is the United States dollar. However, because the Company's business strategy includes insuring and reinsuring financial obligations issued outside the United States, the Company expects that it will write a portion of its business and receive premiums in currencies other than United States dollars. Furthermore, the Operating Company may maintain up to 10% of its investment portfolio in investments denominated in currencies other than United States dollars. Consequently, the Company may experience exchange losses to the extent its foreign currency exposure is not hedged or is not sufficiently hedged, which in turn would adversely affect the Company. The Company will make determinations as to whether to hedge its foreign currency exposure on a case-by-case basis, although the Company does not expect typically to hedge against such foreign currency exposure. If the Company does hedge its foreign currency exposure, the Company may use forward foreign currency exchange contracts in an effort to hedge against movements in the value of foreign currencies relative to the United States dollar. A forward foreign currency exchange contract involves an obligation to purchase or sell a specified currency at a future date at a price set at the time of the contract. Foreign currency exchange contracts will not eliminate fluctuations in the value of the Company's assets and liabilities denominated in foreign currencies but rather allow the Company to establish a rate of exchange for a future point in time. If the Company does seek to hedge its foreign currency exposure through the use of forward foreign currency exchange contracts or currency swaps, it will be subject to the risk that the counterparties to such arrangements fail to perform.



     SHARES ELIGIBLE FOR FUTURE SALE. Upon consummation of the Offerings and the Direct Sales, GMA expects to have outstanding 24,296,206 Common Shares, Class A Warrants to purchase an aggregate of 3,053,184 Common Shares, Class B Warrants to purchase an aggregate of 550,000 Common Shares and options to purchase an aggregate of 1,148,645 Common Shares. If the Underwriters' over-allotment options are exercised in full, 27,296,206 Common Shares are expected to be outstanding, the number of Common Shares issuable upon the exercise of outstanding Class A Warrants will increase to an aggregate of 3,413,184 Common Shares and the number of Common Shares issuable upon the exercise of outstanding options will increase to an aggregate of 1,313,645 Common Shares. The number of Common Shares issuable upon the exercise of the Class B Warrants will not change if the Underwriters' over-allotment options are exercised. The Class A Warrants, Class B Warrants and options will not be exercisable upon consummation of the Offerings. See "Management -- Stock Option Plan," "Description of Capital Stock -- Warrants" and "Direct Sales." Except as disclosed in "Description of Capital Stock -- Restrictions on Transfer" and as discussed below with respect to the lock-up agreements, the Common Shares sold in the Offerings and any Common Shares sold in the Direct Sales pursuant to the separate prospectus to GMA's directors and officers will be freely transferable without restriction or further registration under the Securities Act, except for any of those Common Shares owned by an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act. The Common Shares to be sold to the Strategic Investors, the Common Shares the Company has contracted to sell to certain individuals involved in the formation of the Company and the Common Shares underlying the Class A Warrants, the Class B Warrants and the options are "restricted securities" as defined in Rule 144 under the Securities Act and may not be resold in the absence of registration under the Securities Act or pursuant to an exemption from registration. The Strategic Investors, the holders of the Class A Warrants and the holders of the Class B Warrants have been granted rights to require the Company to register under the Securities Act the Common Shares purchased by the Strategic Investors in the Direct Sales and the Common Shares underlying the Class A Warrants and the Class B Warrants, which rights are not exercisable before the first anniversary of the consummation of the Offerings. The Company has agreed not to permit the acceleration of the exercisability of such rights without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch & Co.") and Prudential Securities Incorporated ("Prudential Securities") on behalf of the Underwriters. The Company does intend to register the resale of the Common Shares underlying any outstanding options promptly following the first anniversary of the consummation of the Offerings. The Company, its directors and officers, the Strategic Investors, the holders of the Class A Warrants and certain individuals involved in the formation of the Company have executed agreements (the "lock-up agreements") under which they have agreed that they will not, without the prior written consent of

Merrill Lynch & Co. and Prudential Securities on behalf of the Underwriters and, in the case of certain transfers by the Strategic Investors, without the prior written consent of the Company, directly or indirectly offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase, or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company for a period of one year after the date of this Prospectus or, in the case of the Strategic Investors, nine months after the date of this Prospectus. Such agreements do not prevent the Company from granting options so long as such options are not exercisable until one year from the date of this Prospectus. Merrill Lynch & Co., Prudential Securities and, in the case of the Strategic Investors, the Company may, in their discretion at any time and without notice, jointly release all or any portion of the securities subject to such lock-up agreements.



     No prediction can be made as to the effect, if any, that future sales of Common Shares, or the availability of Common Shares for future sale, will have on the market price of the Common Shares prevailing from time to time. Sales of substantial amounts of Common Shares in the public market following the Offerings, including sales by persons holding the Common Shares sold to the Strategic Investors or certain individuals involved in the formation of the Company or the Common Shares underlying the Class A Warrants, Class B Warrants or options, or the perception that such sales could occur, could adversely affect the market price of the Common Shares and may make it more difficult for the Company to sell its equity securities in the future at a time and at a price which it deems appropriate. See "Shares Eligible for Future Sale."



     YEAR 2000 RISK. Many existing computer programs use only two digits to identify a year in the date field. These programs, if not corrected, could fail or create erroneous results by or at the year 2000. This "Year 2000" issue is believed to affect virtually all companies and organizations. Because the Company expects to purchase computer hardware and software that is either new or less than two years old, the Company believes that its exposure with respect to its own computer systems to Year 2000-related problems will not be significant. However, the Company will be exposed to the risk that its third-party service providers, reinsurance clients and issuers of financial obligations insured or reinsured by the Company may be exposed to Year 2000-related problems. The Company is in the process of assessing whether its third-party service providers are or on a timely basis will be Year 2000 compliant. Similarly, the Company has received assurances from ACA that its computer systems are expected to be Year 2000 compliant on a timely basis and the Company intends to seek similar assurances from other future reinsurance clients. Furthermore, as part of the Company's underwriting analysis, it will review the Year 2000 compliance efforts of the issuers of financial obligations insured by the Company and, with respect to the Company's reinsurance operations, will rely on the analysis performed by the primary insurer. There can be no assurance, however, that the Company's operations will not experience material disruptions due to the failure of the Company's third-party service providers, reinsurance clients or the issuers of financial obligations insured or reinsured by the Company to become fully Year 2000 compliant in a timely manner or that such failure will not otherwise have an adverse effect on the Company. Furthermore, the Company's strategy to penetrate the credit enhancement market outside of the United States may subject the Company to additional Year 2000 risk as foreign entities have in general not addressed Year 2000 compliance issues as comprehensively as their United States counterparts. The Company will continue to monitor developments relating to this issue, including the development of additional contingency plans to supplement its current contingency plan, which provides for the replacement of existing third-party service providers which are not Year 2000 compliant with comparable third-party service providers which are Year 2000 compliant.


     HOLDING COMPANY STRUCTURE. GMA is a holding company that will not conduct significant operations of its own and, at least initially, will have no significant operations or assets other than its ownership of the capital stock of the Operating Company and the Marketing Company. Over time, dividends and other permitted payments from the Operating Company are expected to be GMA's principal source of funds to pay expenses and dividends, if any. The payment of dividends by the Operating Company to GMA is limited under Bermuda law and regulations, including Bermuda insurance law. Under the Insurance Act 1978 of Bermuda, as amended, and the related regulations (the "Insurance Act"), the Operating Company is prohibited from declaring or paying dividends that would result in the Operating Company failing to comply with its solvency margin and liquidity ratio. In addition, under the Bermuda Companies Act 1981, GMA and the Operating Company may only declare or pay a dividend if there are reasonable grounds for believing that they are, and would after the payment be, able to pay their respective liabilities as they become due. Accordingly, there is no assurance that dividends will be declared or paid by the Company in the future. See "Dividend Policy," "Management's Discussion and Analysis of Financial Condition and Plan of
Operations -- Liquidity and Capital Resources" and
"Business -- Regulation -- Bermuda."


     FOREIGN CORPORATION, SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS. GMA, the Operating Company and the Marketing Company are each organized pursuant to the laws of Bermuda. In addition, certain of the directors and officers of GMA, as well as certain of the experts named herein, reside outside the United States, and all or a substantial portion of their assets and the assets of GMA are or may be located in jurisdictions outside the United States. Although GMA has appointed an agent in the City of New York to receive service of process with respect to actions against it arising out of or in connection with violations of United States federal securities laws relating to offers and sales of Common Shares in the U.S. Offering, it may be difficult for investors to effect service of process within the United States upon such persons or to recover against them or GMA on judgments of United States courts, including judgments predicated upon civil liability provisions of the United States federal securities laws. See "Enforceability of Civil Liabilities Under United States Federal Securities Laws."

     NO PRIOR PUBLIC MARKET FOR THE COMMON SHARES. Before the Offerings there has been no public market for the Common Shares. There can be no assurance that an active trading market for the Common Shares will develop or be sustained following the completion of the Offerings or that the market price of the Common Shares will not decline from the initial public offering price. The initial public offering price for the Common Shares offered hereby was established by the Company and the representatives of the Underwriters and may not be indicative of the market price of the Common Shares after the Offerings.


     DILUTION. Purchasers of Common Shares in the Offerings will experience immediate and substantial dilution of approximately $1.29 per share in the net tangible book value of their Common Shares from the initial public offering price. See "Dilution."

                                USE OF PROCEEDS


     The net proceeds from the sale of the 20,000,000 Common Shares in the Offerings are estimated to be approximately $277.0 million (after deducting underwriting discounts and commissions, certain advisory fees and other estimated expenses, including payments to Inter-Atlantic for its services and reimbursement for certain expenses related to the Offerings and the sales to the Strategic Investors). See "Certain Relationships and Related Party Transactions." The net proceeds from the Direct Sales are estimated to be approximately $60.5 million. The purpose of the Offerings and the Direct Sales is to enable the Company to implement its business plan to provide financial guaranty insurance and reinsurance. Substantially all of the net proceeds of the Offerings and the Direct Sales will be contributed to the capital and surplus of the Operating Company to support its financial guaranty business and will be invested in accordance with the Investment Guidelines. See
"Business -- Investment Strategy." Until so invested, such proceeds will be invested in short-term, investment grade, interest-bearing securities.

                                 CAPITALIZATION


     The following table sets forth the consolidated capitalization of the Company as of December 31, 1998, as adjusted for amounts payable upon consummation of the Offerings and as adjusted to give effect to the Offerings and the Direct Sales and the receipt of the estimated net proceeds therefrom. See "Use of Proceeds."



                                                               AS ADJUSTED FOR
                                                               AMOUNTS PAYABLE     AS ADJUSTED FOR THE
                                                              UPON CONSUMMATION     OFFERINGS AND THE
                                                    ACTUAL    OF THE OFFERINGS       DIRECT SALES(d)
                                                    ------    -----------------    -------------------
                                                                      (IN THOUSANDS)
Preferred Shares, par value $1.00 per share
  (50,000,000 shares authorized; no shares
  outstanding; no shares outstanding as
  adjusted).......................................  $  --          $    --              $     --
Common Shares, par value $1.00 per share
  (100,000,000 shares authorized; 12,000 shares
  outstanding; 24,296,206 shares outstanding as
  adjusted for the Offerings and the Direct
  Sales)(a).......................................     12               12                24,296
Additional paid-in capital........................    108           (4,942)(b)           313,338
Notes receivable from Common Share sales..........     --               --                (2,569)(e)
Accumulated deficit...............................   (848)          (2,048)(c)            (2,048)
                                                    -----          -------              --------
     Total shareholders' equity (deficit).........   (728)          (6,978)              333,017
                                                    -----          -------              --------
Total capitalization..............................  $(728)         $(6,978)             $333,017
                                                    =====          =======              ========


---------------

(a) The Purpose Trust owns 12,000 Common Shares, which constitute all of the Common Shares currently outstanding. Upon consummation of the Offerings, the Purpose Trust has agreed to sell such Common Shares to GMA for an aggregate price of $12,000 and such Common Shares will be cancelled. Common Shares outstanding excludes 3,053,184 Common Shares issuable upon the exercise of outstanding Class A Warrants, 550,000 Common Shares issuable upon the exercise of the Class B Warrants to be included in the Direct Sales, 1,148,645 Common Shares issuable upon the exercise of options to be granted prior to or upon consummation of the Offerings and 100,000 Common Shares reserved for future issuance pursuant to the Stock Option Plan. If the Underwriters' over-allotment options are exercised in full, 27,296,206 Common Shares are expected to be outstanding, the number of Common Shares issuable upon the exercise of outstanding Class A Warrants will increase to 3,413,184 Common Shares and the number of Common Shares issuable upon the exercise of options to be granted prior to or upon consummation of the Offerings will increase to 1,313,645 Common Shares. The number of Common Shares issuable upon the exercise of the Class B Warrants and the number of Common Shares reserved for future issuance pursuant to the Stock Option Plan will not change if the Underwriters' over-allotment options are exercised. The Class A Warrants, Class B Warrants and options will not be exercisable upon consummation of the Offerings. See "Management -- Stock Option Plan," "Description of Capital Stock -- Warrants" and "Direct Sales."



(b) Reflects amounts payable upon consummation of the Offerings of $3.0 million to Inter-Atlantic for certain advisory services related directly to the Offerings and the sales to the Strategic Investors; and approximately $2.1 million for estimated out-of-pocket expenses consisting of legal, accounting and printing expenses as well as filing fees and other costs related directly to the Offerings and the sales to the Strategic Investors.



(c) Reflects amounts payable upon consummation of the Offerings of $600,000 to Inter-Atlantic for certain advisory services related to the development of the Company's operations and approximately $1.4 million for estimated out-of-pocket expenses consisting of recruiting, personnel and other expenses related to the Company's operations.



(d) Reflects 24,296,206 Common Shares sold in the Offerings and the Direct Sales and the receipt of the estimated net proceeds therefrom. Does not give effect to any exercise of the Underwriters' over-allotment options and excludes the 12,000 Common Shares currently held by the Purpose Trust.



(e) Reflects loans made to management to finance in part intended purchases by management of Common Shares as part of the Direct Sales.

                                DIVIDEND POLICY


     GMA is a newly formed corporation and has not declared or paid any cash dividends on its Common Shares. The Board of Directors of GMA intends to declare and pay out of current and retained earnings a quarterly cash dividend of $.04 per Common Share following the first full fiscal quarter following the consummation of the Offerings. It will be GMA's policy to retain all earnings in excess of such quarterly dividends to support the growth of its business. If GMA's current and retained earnings do not support the payment of such quarterly dividends, future dividends may be reduced or eliminated. If GMA makes a payment to shareholders in excess of its current and retained earnings, such payment would be treated as a return of capital to holders of the Common Shares. The declaration and payment of dividends by GMA will be at the discretion of its Board of Directors and will depend upon GMA's results of operations and cash flows, the financial position and capital requirements of the Operating Company, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and other factors the Board of Directors of GMA deems relevant. GMA's ability to pay dividends depends on the ability of the Operating Company to pay dividends to GMA. While GMA is not itself subject to any significant legal prohibitions on the payment of dividends on its Common Shares, the Operating Company is subject to Bermuda regulatory constraints which affect its ability to pay dividends to GMA. Accordingly, there is no assurance that dividends on the Common Shares will be declared or paid in the future. In addition, GMA will not increase any quarterly cash dividend unless the rating agencies that have issued a rating on the Operating Company confirm that such increase will not adversely affect the Operating Company's ratings. See "Management's Discussion and Analysis of Financial Condition and Plan of Operations -- Liquidity and Capital Resources" and
"Business -- Regulation -- Bermuda."

                                    DILUTION


     Purchasers of the Common Shares offered in the Offerings will experience an immediate and substantial dilution in net tangible book value of their Common Shares from the initial public offering price. After giving effect to the Offerings and the Direct Sales, the pro forma net tangible book value of the Common Shares (after deducting underwriting discounts and commissions, certain advisory fees and other estimated expenses, including payments to Inter-Atlantic for its services and reimbursement of certain expenses related to the Offerings and the sales to the Strategic Investors) will be approximately $333.0 million, or approximately $13.71 per outstanding Common Share. This represents an immediate and substantial dilution in net tangible book value to investors purchasing shares in the Offerings of approximately $1.29 per share, without taking into account any Common Shares issuable upon the exercise of the Class A Warrants, Class B Warrants and options. As of December 31, 1998, the net tangible book value per outstanding Common Share before giving effect to the Offerings and the Direct Sales was $(60.65). Pro forma "net tangible book value" per outstanding share represents shareholders' equity divided by the number of outstanding Common Shares, including the Common Shares issued in the Offerings and the Direct Sales. The following table illustrates this per share dilution:



Initial public offering price...............................             $15.00
  Net tangible book value per outstanding share as of
     December 31, 1998 before giving effect to the Offerings
     and the Direct Sales...................................  $(60.65)
  Increase in net tangible book value per outstanding share
     attributable to the sale of the Common Shares in the
     Offerings and the Direct Sales.........................    74.36
                                                              -------
Pro forma net tangible book value per outstanding share upon
  completion of the Offerings and the Direct Sales(1).......              13.71
                                                                         ------
Dilution to new investors in the Offerings..................             $ 1.29
                                                                         ======


---------------

(1) Does not include 3,053,184 Common Shares issuable upon the exercise of outstanding Class A Warrants (3,413,184 Common Shares if the Underwriters' over-allotment options are exercised in full), 550,000 Common Shares issuable upon the exercise of Class B Warrants to be included in the Direct Sales, 1,148,645 Common Shares issuable upon the exercise of options expected to be granted prior to or upon consummation of the Offerings (1,313,645 Common Shares if the Underwriters' over-allotment options are exercised in full) and 100,000 Common Shares reserved for future issuance under the Stock Option Plan. The number of Common Shares issuable upon the exercise of the Class B Warrants and the number of Common Shares reserved for future issuance under the Stock Option Plan will not change if the Underwriters' over-allotment options are exercised. The Class A Warrants, Class B Warrants and options will not be exercisable upon consummation of the Offerings. The exercise of the Class A Warrants, Class B Warrants and the options are not expected to be dilutive to purchasers of the Common Shares in the Offerings because the exercise price per share of such warrants and options is equal to the initial public offering price per share. See "Management -- Stock Option Plan," "Description of Capital
    Stock -- Warrants" and "Direct Sales."

     The following table summarizes the number of Common Shares issued by GMA, the total consideration paid and the average price per share paid in the Direct Sales and the Offerings:


                                        SHARES PURCHASED         TOTAL CONSIDERATION       AVERAGE
                                      ---------------------    -----------------------    PRICE PER
                                        AMOUNT      PERCENT       AMOUNT       PERCENT      SHARE
                                      ----------    -------    ------------    -------    ---------
Direct Sales........................   4,296,206     17.68%    $ 60,576,505(a)  16.80%     $14.10(b)
Offerings...........................  20,000,000     82.32      300,000,000     83.20      $15.00
                                      ----------    ------     ------------    ------
          Total.....................  24,296,206    100.00%    $360,576,505    100.00%     $14.84
                                      ==========    ======     ============    ======


---------------
(a) Includes amounts paid in the aggregate for Common Shares and Class B Warrants in the Direct Sales.

(b) The average price per share is based on the number of Common Shares purchased in the Direct Sales and does not take into account the Common Shares underlying the Class B Warrants.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


     The following unaudited pro forma consolidated balance sheet is based on the historical audited consolidated balance sheet of the Company as of December 31, 1998, and gives effect to the amounts payable upon consummation of the Offerings and to the receipt of the estimated net proceeds of the Offerings and the Direct Sales as if they were consummated on December 31, 1998. The unaudited pro forma consolidated balance sheet is based on assumptions management believes are reasonable and is presented for informational purposes only and does not purport to be indicative of the balance sheet data as of any future date. The unaudited pro forma consolidated balance sheet should be read in conjunction with the Company's historical consolidated financial statements and notes thereto contained elsewhere in this Prospectus and the other information contained herein.


                      PRO FORMA CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1998

                                  (UNAUDITED)


                                                                                     AS ADJUSTED FOR THE
                                                                                       RECEIPT OF THE
                                                          AS ADJUSTED FOR AMOUNTS       ESTIMATED NET
                                                               PAYABLE UPON            PROCEEDS OF THE
                                           HISTORICAL          CONSUMMATION           OFFERINGS AND THE
                                           INFORMATION       OF THE OFFERINGS           DIRECT SALES
                                           -----------    -----------------------    -------------------
ASSETS
Cash.....................................  $   122,256          $   122,256             $335,065,005(d)
Deferred equity offering costs...........    1,355,000                   --                       --
                                           -----------          -----------             ------------
          Total assets...................  $ 1,477,256          $   122,256             $335,065,005
                                           ===========          ===========             ============
LIABILITIES
Accounts payable and accrued expenses....  $ 2,205,000          $ 7,100,000(a)          $  2,047,744(e)
                                           -----------          -----------             ------------
          Total liabilities..............    2,205,000            7,100,000                2,047,744
                                           -----------          -----------             ------------
SHAREHOLDERS' EQUITY
Preferred Shares (par value $1.00;
  50,000,000 shares authorized; no shares
  outstanding)...........................           --                   --                       --
Common Shares (par value $1.00;
  100,000,000 shares authorized; 12,000
  shares outstanding; 24,296,206 shares
  outstanding as adjusted for the receipt
  of the estimated net proceeds of the
  Offerings and the Direct Sales)........       12,000               12,000               24,296,206(f)
Additional paid-in capital...............      108,000           (4,942,000)(b)          313,338,299(g)
Notes receivable from Common Share
  sales..................................           --                   --               (2,569,500)(h)
                                                                                        ------------
Accumulated deficit......................     (847,744)          (2,047,744)(c)           (2,047,744)
                                           -----------          -----------             ------------
          Total shareholders' equity
            (deficit)....................     (727,744)          (6,977,744)             333,017,261
                                           -----------          -----------             ------------
Total liabilities and shareholders'
  equity.................................  $ 1,477,256          $   122,256             $335,065,005
                                           ===========          ===========             ============


---------------

(a) Reflects amounts payable upon consummation of the Offerings of $3.6 million to Inter-Atlantic for certain advisory services related to the Offerings, the sales to the Strategic Investors and the development of the Company's operations; and approximately $3.5 million for estimated out-of-pocket expenses consisting of recruiting, personnel, legal, accounting and printing expenses as well as filing fees and other costs related to the Offerings, the sales to the Strategic Investors and the development of the Company's operations. Of such fees and expenses, the Company has allocated approximately $5.1 million as costs related directly to the Offerings and the sales to the Strategic Investors, and approximately $2.0 million as operating expenses. Inter-Atlantic has contracted with ACA Service, to provide consulting services to

    Inter-Atlantic in connection with the services that Inter-Atlantic has agreed to provide to the Company. Pursuant to such arrangements, Inter-Atlantic has agreed to pay $1.95 million to ACA Service upon consummation of the Offerings.


(b) Reflects the estimated costs associated with the Offerings and the sales to the Strategic Investors described in footnote (a).

(c) Reflects the estimated operating expenses described in footnote (a).

(d) Reflects the estimated net proceeds of the Offerings and the Direct Sales, less $12,000 which will be paid to the Purpose Trust in exchange for the Common Shares it currently holds, net of the estimated costs associated with the Offerings and the sales to the Strategic Investors described in footnote
    (a).

(e) Reflects payment of the estimated costs associated with the Offerings and the sales to the Strategic Investors described in footnote (a).


(f) Reflects 24,296,206 Common Shares sold in the Offerings and the Direct Sales, less the 12,000 Common Shares to be repurchased by the Company from the Purpose Trust.


(g) Reflects additional paid-in capital received in the Offerings and the Direct Sales, net of the estimated costs associated with the Offerings and the sales to the Strategic Investors described in footnote (a).


(h) Reflects loans to management to finance in part intended purchases by management of Common Shares as part of the Direct Sales.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                 OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

GENERAL


     GMA and the Operating Company were both incorporated in August 1998 in Bermuda to provide "A" rated financial guaranty insurance and reinsurance upon consummation of the Offerings and neither has any operating history. The Marketing Company was incorporated in November 1998 in Bermuda and also does not have any operating history. The Operating Company was licensed in Bermuda on August 28, 1998 as a Class 3 insurer, which authorizes it to write, among other things, financial guaranty insurance and reinsurance. The Operating Company is not currently licensed or admitted as an insurer in any jurisdiction other than Bermuda. The Company's fiscal year ends on December 31 and its financial statements are prepared in accordance with GAAP.



     For the period from August 28, 1998 to December 31, 1998, the Company incurred costs of $850,000, which consisted primarily of costs related to the organization of the Company and operating expenses including recruiting and personnel, as well as professional and other fees. During such period, the Company received interest income of $2,256, which consisted of interest earned on the Company's cash on deposit. Through December 31, 1998, the Company recorded a net loss of $847,744, which also represented the Company's accumulated deficit at the end of such period. At December 31, 1998, the Company had $122,256 cash on deposit.


LIQUIDITY AND CAPITAL RESOURCES


     GMA will rely primarily on cash dividends and other permissible payments from the Operating Company to pay its operating expenses and dividends on its Common Shares. The Board of Directors of GMA intends to declare and pay out of current and retained earnings a quarterly cash dividend of $.04 per Common Share following the end of the first full fiscal quarter following the consummation of the Offerings. It will be GMA's policy to retain all earnings in excess of such quarterly dividends to support the growth of its business. If GMA's current and retained earnings do not support the payment of such quarterly dividends, future dividends may be reduced or eliminated. If GMA makes a payment to shareholders in excess of its current and retained earnings, such payment would be treated as a return of capital to holders of the Common Shares. The declaration and payment of dividends by GMA will be at the discretion of its Board of Directors and will depend upon GMA's results of operations and cash flows, the financial position and capital requirements of the Operating Company, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and other factors the Board of Directors of GMA deems relevant. GMA's ability to pay dividends depends on the ability of the Operating Company to pay dividends to GMA. While GMA is not itself subject to any significant legal prohibitions on the payment of dividends on its Common Shares, the Operating Company is subject to Bermuda regulatory constraints which affect its ability to pay dividends to GMA. Accordingly, there is no assurance that dividends on the Common Shares will be declared or paid in the future. In addition, GMA will not increase any quarterly cash dividend or initiate a share repurchase program unless the rating agencies that have issued a financial strength or claims-paying ability rating on the Operating Company confirm that such action will not adversely affect the Operating Company's ratings. See "Dividend Policy" and "Business -- Regulation -- Bermuda."



     The principal sources of funds for the Operating Company's operations are initially expected to be substantially all of the net proceeds of the Offerings and the Direct Sales (after deducting underwriting discounts and commissions, certain advisory fees and other expenses, including payments to Inter-Atlantic for its services and reimbursement for certain expenses related to the Offerings and the sales to the Strategic Investors), financial guaranty reinsurance premiums, structuring fees and realized net investment income. These funds are expected to be used primarily to pay operating expenses (including personnel expenses), the cost of new computer equipment and software and, subject to Bermuda law, to make dividend payments to GMA. The balance of the net proceeds will be invested in accordance with the Investment Guidelines. The Company believes that the net proceeds of the Offerings and the Direct Sales will be sufficient to fund its planned growth and operating activities for the next three to five years. Should the Company's growth so warrant, the Company may seek to enter into an excess of loss reinsurance facility with a company rated "A" or higher in order to provide the Operating Company with additional insurance and reinsurance capacity. There can be no assurance that such a facility will be available to the Company at such time on commercially acceptable terms.


     The Company's underwriting strategy is to insure and reinsure financial obligations which are expected to make full and timely payment of principal and interest. Nevertheless, because the Company will be insuring and reinsuring financial obligations that have a credit quality rated "BB" or higher or that are unrated and have in the Company's opinion an equivalent credit quality, the Company does anticipate that its insurance portfolio as a whole may generate a certain level of losses. If the Company fails to assess accurately the risks it assumes, the Company may fail to establish appropriate premium rates, its reserves may be inadequate to cover losses and, consequently, the Company would be adversely affected. The financial guarantees to be issued by the Company will insure or reinsure the financial performance of obligations over an extended period of time, in some cases over 30 years, under policies that the Company cannot generally cancel. The Company's policy is to provide for loss and loss adjustment expense ("LAE") reserves to cover losses that may be reasonably estimated on the obligations insured by the Operating Company. The reserves for losses and LAE at any balance sheet date will reflect the Company's estimate of identified ("case basis") and unidentified ("unallocated") losses on the obligations it has insured through such date. The establishment of an appropriate level of loss reserves is an inherently uncertain process, made even more so by the undeveloped nature of the "A" rated financial guaranty insurance and reinsurance market, and there can be no assurance that claims made against the Company will not exceed the Company's loss reserves. A significant event, including a natural disaster or political instability, could trigger widespread claims, particularly if the entire fixed income market were adversely affected. Significant underwriting losses would adversely affect the Company and could cause it to experience net losses. Such losses could also impair the Operating Company's ability to maintain its financial strength and claims-paying ability ratings or to pay dividends to GMA. See "Business -- Reserves."



     The Operating Company is a registered Bermuda insurance company and is subject to regulation and supervision in Bermuda. Neither GMA nor its subsidiaries are currently licensed as a financial guaranty insurer or reinsurer in any jurisdiction in the United States. The insurance laws of each state in the United States regulate the sale of insurance within their jurisdiction by insurers, such as the Operating Company, which are not admitted to do business within such jurisdiction. Because many jurisdictions in the United States do not permit insurance companies to take credit on their statutory financial statements for reinsurance obtained from unlicensed or non-admitted insurers unless appropriate security measures are in place, it is anticipated that the Operating Company's reinsurance clients will require it to post a letter of credit or enter into other security arrangements. In the event that the Operating Company should default under a letter of credit facility, it may be required to liquidate prematurely all or a substantial portion of its investment portfolio and/or its other assets which have been pledged as security for the facility or otherwise secure its obligations to its reinsurance clients, which would adversely affect the Company. The Operating Company does not currently have a letter of credit facility established and if the Operating Company is unable to obtain a letter of credit facility on commercially acceptable terms or is unable to arrange for other types of security, the Operating Company's ability to operate its business may be severely limited. The Operating Company's quota share and facultative treaties with ACA contain a requirement that the Operating Company must take all steps necessary in order to permit ACA to receive credit for such reinsurance in all applicable jurisdictions.


     Because the Company expects to purchase computer hardware and software that is either new or less than two years old, the Company believes that its exposure with respect to its own computer systems to Year 2000-related problems will not be significant. However, the Company will be exposed to the risk that its third-party service providers, reinsurance clients and issuers of financial obligations insured or reinsured by the Company may be exposed to Year 2000-related problems. The Company is in the process of assessing whether its third-party service providers are or on a timely basis will be Year 2000 compliant. Similarly, the Company has received assurances from ACA that its computer systems are expected to be Year 2000 compliant on a timely basis and the Company intends to seek similar assurances from other future reinsurance clients. Furthermore, as part of the Company's underwriting analysis, it will review the Year 2000 compliance efforts of the issuers of financial obligations insured by the Company and, with respect to the Company's reinsurance operations, will rely on the analysis performed by the primary insurer. There can be no assurance, however, that the Company's operations will not experience material disruptions due to the failure of the Company's third-party service providers, reinsurance clients or the issuers of financial obligations insured or reinsured by the Company to become fully Year 2000 compliant in a timely manner or that such failure will not otherwise have an adverse effect on the Company. Furthermore, the Company's strategy to penetrate the credit enhancement market outside of the United States may subject the Company to additional Year 2000 risk as foreign entities have in general not addressed Year 2000 compliance issues as comprehensively as their United States counterparts. The Company will continue to monitor developments relating to this issue, including the development of additional contingency plans to supplement its current contingency plan, which provides for the replacement of existing third-party service providers which are not Year 2000 compliant with comparable third-party service providers which are Year 2000 compliant.



     Pursuant to an agreement between Inter-Atlantic and the Company, Inter-Atlantic has agreed to provide certain services in connection with the Offerings, the sales to the Strategic Investors and the development of the Company's operations, including assistance in preparing the registration statement for the Common Shares, selecting underwriters in connection with the Offerings, identifying and negotiating with potential strategic investors and such other services as the Company or Inter-Atlantic deems appropriate. Pursuant to such Agreement, the Company has agreed to pay Inter-Atlantic a fee of $3.6 million upon consummation of the Offerings. Inter-Atlantic has in turn contracted with ACA Service to provide consulting services to Inter-Atlantic in connection with the services Inter-Atlantic has agreed to provide to the Company. Pursuant to such agreement, Inter-Atlantic has agreed to pay $1.95 million to ACA Service upon consummation of the Offerings. The Company is also obligated upon consummation of the Offerings to reimburse Inter-Atlantic for reasonable expenses it incurs in connection with performing services under its agreement with the Company. Such expense reimbursements will not include the fee Inter-Atlantic is obligated to pay ACA Service, but will include expenses incurred by ACA Service in connection with performing services under its agreement with Inter-Atlantic for which Inter-Atlantic is obligated to reimburse ACA Service. Upon consummation of the Offerings, certain of these incurred but not currently payable expenses may be paid directly by the Company rather than paid to Inter-Atlantic as reimbursement. At December 31, 1998, Inter-Atlantic had incurred expenses on the Company's behalf in connection with the development of the Company's operations of approximately $850,000 and expenses in connection with the Offerings and the sales to the Strategic Investors of approximately $1.4 million, including reimbursements it owed to ACA Service. Upon consummation of the Offerings, expenses incurred by the Company, including expenses incurred by Inter-Atlantic on the Company's behalf, are currently estimated to be approximately $3.5 million, of which approximately $1.4 million is estimated to relate to expenses in connection with the development of the Company's operations and approximately $2.1 million is estimated to relate to expenses in connection with the Offerings and the sales to the Strategic Investors, including reimbursements Inter-Atlantic will owe to ACA Service.



     The Company has retained Insurance Consulting Services Limited ("ICS"), a Bermuda corporation licensed as an insurance broker, to provide risk management services and other related financial services. Pursuant to such agreement, ICS is entitled to receive an annual fee of $425,000, which is payable in quarterly installments commencing on the consummation of the Offerings through the fifth anniversary of the consummation of the Offerings. ICS is in its initial stages of development and has a limited operating history or experience providing risk management and other related financial services. ICS is owned by certain persons affiliated with Inter-Atlantic, including Frederick S. Hammer and Robert M. Lichten, who are directors of the Company. See "Certain Relationships and Related Party Transactions."


PLAN OF OPERATION

     The Company's plan of operation for 1999 is to begin full-scale implementation of its business plan. The Company does not currently have any material commitments for any capital expenditures over the next twelve months. Its principal expenditures are expected to consist of operating expenses (including personnel expenses), the cost of new computer equipment and software and, subject to Bermuda law, the payment of dividends. By the end of 1999, the Company anticipates that it will hire approximately twelve additional employees, which would bring the total number of employees to approximately eighteen.



     The Company expects that the net proceeds of the Offerings and Direct Sales (after deducting underwriting discounts and commissions, certain advisory fees and other expenses, including payments to Inter-Atlantic for its services and reimbursement for certain expenses related to the Offerings and the sales to the Strategic Investors) will be sufficient to satisfy its cash requirements and to provide a level of capital sufficient to enable the Company to provide financial guaranty insurance and reinsurance for the next three to five years and that, at a minimum, the Company believes that it will not be necessary during the twelve months immediately following the Offerings and the Direct Sales to raise additional funds to meet the expenditures required to operate the Company's business. Over time, internally generated funds from the Company's insurance operations and investment portfolio plus a working capital line of credit and the capital base established by the Offerings and Direct Sales are expected to be sufficient to operate the Company's business, although no such working capital line has yet been established and no assurance can be given that such a facility will be obtained on terms acceptable to the Company. Consequently, the Company does not presently anticipate that it will incur any material indebtedness in the ordinary course of its business other than obtaining letters of credit as security for its reinsurance agreements and a working capital line of credit. However, there can be no assurance that the Company will not be required to incur other indebtedness in order to implement its business strategy.


CURRENCY


     The Company's functional currency is the United States dollar. However, because the Company's business strategy includes insuring and reinsuring financial obligations issued outside the United States, the Company expects that it will write a portion of its business and receive premiums in currencies other than United States dollars. Furthermore, the Operating Company may maintain up to 10% of its investment portfolio in investments denominated in currencies other than United States dollars. Consequently, the Company may experience exchange losses to the extent its foreign currency exposure is not hedged or is not sufficiently hedged, which in turn would adversely affect the Company. The Company will make determinations as to whether to hedge its foreign currency exposure on a case-by-case basis, although the Company does not expect typically to hedge against such foreign currency exposure. If the Company does hedge its foreign currency exposure, the Company may use forward foreign currency exchange contracts in an effort to hedge against movements in the value of foreign currencies relative to the United States dollar. A forward foreign currency exchange contract involves an obligation to purchase or sell a specified currency at a future date at a price set at the time of the contract. Foreign currency exchange contracts will not eliminate fluctuations in the value of the Company's assets and liabilities denominated in foreign currencies but rather allow the Company to establish a rate of exchange for a future point in time. If the Company does seek to hedge its foreign currency exposure through the use of forward foreign currency exchange contracts or currency swaps, it will be subject to the risk that the counterparties to such arrangements will fail to perform.


TAXATION


     Bermuda does not currently impose a corporate level tax on the profits or income of the Company. GMA, the Operating Company and the Marketing Company have each received an assurance from the Bermuda Minister of Finance under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then such tax would not be applicable to GMA, the Operating Company, the Marketing Company or to any of their operations or shares, debentures or other obligations of GMA, the Operating Company or the Marketing Company until March 2016. There can be no assurance that after such date GMA, the Operating Company or the Marketing Company would not be subject to any such tax. See "Certain Tax
Considerations -- Taxation of GMA, the Operating Company and the Marketing Company -- Bermuda."

     Because GMA, the Operating Company and the Marketing Company are not expected to conduct business in the United States, and because they expect to qualify for the benefits of the tax convention between the United States and Bermuda, it is not expected that they will be subject to United States federal income taxes or any other United States corporate level tax. The United States currently imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to reinsurance premiums to be paid to the Operating Company is currently 1%. The rate of tax for any premiums for direct issuance of financial guarantees is currently 4%. In addition, the Company may be subject to withholding tax on certain investment income from United States sources. There can be no assurance that such taxes will not be increased or that other taxes will not be imposed on the Company's business. See "Certain Tax Considerations -- Taxation of GMA, the Operating Company and the Marketing Company -- United States."



     Under current United Kingdom law, the measure of corporate taxation resulting from the activities of the Marketing Company in the United Kingdom would likely be the portion of the profits of the Marketing Company attributable on an assumed arm's-length basis to its London branch activities. Such profit would be measured in practice by comparison with the compensation that the Marketing Company would need to pay to an independent entity providing the same services as the Marketing Company's office in the United Kingdom. The Marketing Company will seek to enter into an agreement with the United Kingdom Inland Revenue under which an agreed profit margin will be attributed to the Marketing Company's office in the United Kingdom under a stated formula for purposes of calculating the amount of tax owed in the United Kingdom by the Marketing Company. No assurance can be given that such an agreement will be reached and, if reached, any such agreement would be cancellable upon reasonable notice by the Marketing Company or United Kingdom Inland Revenue. No assurance can be given that any such agreement will not be cancelled by United Kingdom Inland Revenue. The United Kingdom also imposes an insurance premium tax of 4% on insurance and reinsurance premiums paid with respect to risks located in the United Kingdom. There can be no assurance that certain financial guaranty insurance and reinsurance policies issued by the Operating Company will not be subject to such tax.



     GMA, the Operating Company and the Marketing Company plan to operate in such a manner that they will not generally be subject to any material taxes in jurisdictions other than those noted above, except for withholding taxes on certain kinds of investment income and excise or similar premium taxes as described above. It is possible, however, that the Operating Company or the Marketing Company may be held to be doing business in one or more foreign jurisdictions and therefore subject to tax on the profits of such business beyond that contemplated above.


IMPACT OF INFLATION


     The effects of inflation will be considered in pricing the Company's products and estimating the Company's loss reserves. The actual effects of inflation on the results of the Company cannot be accurately known until claims are ultimately settled.


NEW ACCOUNTING PRONOUNCEMENTS


     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments included in other contracts (collectively referred to as "derivatives"), and for hedging activities. This statement requires that an entity recognize all derivatives as either assets or liabilities in its balance sheet and measure those instruments at fair value. The statement also sets forth the criteria for determining whether a derivative may be specifically designated as a hedge of a particular exposure with the intent of measuring the effectiveness of that hedge in the statement of operations. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Management does not believe that the adoption of this statement will have a material impact on the Company's consolidated financial position, results of operations or cash flows although the Company does expect that it may hold certain derivative instruments that pursuant to SFAS No. 133 may have to be valued on the Company's balance sheet at their fair value.

                                    BUSINESS


     GMA and the Operating Company were both recently organized in Bermuda to provide "A" rated financial guaranty insurance and reinsurance on financial obligations, principally asset-backed and municipal securities, that are rated "BB" or higher or that are unrated and have in the Company's opinion an equivalent credit quality. The Company will seek to provide direct financial guaranty insurance outside of the United States and financial guaranty reinsurance on a worldwide basis. Upon consummation of the Offerings, the Company expects to be the only publicly traded "A" rated financial guaranty insurance company and the first publicly traded Bermuda-based company focused principally on the financial guaranty industry.



     According to Asset-Backed Alert, worldwide issuances of asset-backed securities grew from approximately $291.7 billion during 1997 to approximately $346.7 billion during 1998, representing an increase of approximately 18.9%. In addition, Asset-Backed Alert reported that during 1998, approximately 20.6% of asset-backed securities issued in public offerings were insured. According to Securities Data Co., the issuance of municipal securities in the United States grew from approximately $220.7 billion during 1997 to approximately $285.9 billion during 1998, representing an increase of approximately 29.5%. In addition, Securities Data Co. reported that during 1998, approximately 50.8% of municipal securities issued in public offerings were insured.



     Financial guaranty insurance provides the holder of a financial obligation with a guaranty against financial loss. Such insurance is principally used to guarantee the payment of principal and interest on a financial obligation, and is typically unconditional, irrevocable and, except in certain cases for non-payment of premiums, non-cancellable. Financial guaranty insurance is often offered as a credit enhancement to asset-backed securities and municipal bonds and can be provided on an entire issue of securities at the time of original issuance or to holders of all or a portion of an issue of uninsured obligations at any time following issuance. Issuers of financial obligations generally purchase financial guaranty insurance to raise the credit ratings of their financial obligations and, consequently, to reduce their overall cost of borrowing. Holders of financial obligations benefit from financial guaranty insurance because the risk of loss associated with an issuer's default is reduced and because an obligation that is insured is typically more liquid in the secondary market than it would be without such insurance. In addition, financial institutions subject to regulatory risk-based capital requirements may increase their levels of available capital through insuring financial obligations held by them. Under a financial guaranty reinsurance contract, the reinsurer agrees to bear part or all of the loss the primary insurer may sustain under a financial guaranty insurance policy it has written. In consideration for this reinsurance, the primary insurer pays premiums to the reinsurer. Reinsurance in the financial guaranty industry serves to (i) increase the insurance capacity of a primary insurer; (ii) assist a primary insurer in meeting applicable capital and other requirements imposed by rating agencies and regulatory authorities; and (iii) manage the risk exposure of a primary insurer.



     The Company expects to raise gross proceeds of $360.6 million and to have an equity capitalization of approximately $333.0 million upon consummation of the Offerings and the Direct Sales. Management believes that this level of capitalization will demonstrate a strong financial position and a high level of commitment to potential clients and is necessary to establish the Company as a competitive financial guaranty insurer and reinsurer. As a newly formed entity, the Company's capital is presently unencumbered by such issues as loss reserve adequacy, unrealized losses in its investment portfolio and uncollectible reinsurance. In addition, although the Company does expect that it may seek a working capital line of credit to finance its operations, the Company does not presently have or plan to have any indebtedness other than obtaining letters of credit in connection with its reinsurance agreements. In part because of the Company's expected capitalization following the Offerings and the Direct Sales, Standard & Poor's has assigned the Operating Company a preliminary financial strength rating of "A", and Duff & Phelps and Fitch IBCA have each assigned the Operating Company a preliminary claims-paying ability rating of "A+". The ratings are subject to the Company raising gross proceeds of at least $350.0 million in the Offerings and the Direct Sales and to the initial capitalization of the Operating Company exceeding $320.0 million upon consummation of the Offerings and the Direct Sales.

BUSINESS STRATEGY

     The Company's objective is to capitalize on what it believes to be an opportunity to provide innovative and cost-effective forms of third-party credit enhancement. The Company will seek to achieve this objective through the implementation of its business strategy, the principal components of which are:

- Participate in the Development of the "A" Rated Financial Guaranty Market in the United States


     Historically, the United States financial guaranty insurance market has generally been served by "AAA" rated financial guaranty insurance companies. The Company will seek to capitalize on what it believes is a growing market for "A" rated financial guaranty insurance and reinsurance in the United States. ACA, one of the Company's sponsors, has since the commencement of its operations in October 1997 been developing the market for "A" rated financial guaranty insurance by offering a lower rated alternative to "AAA" rated financial guaranty insurance. The Company believes that "A" rated financial guaranty insurance can, in many cases, reduce an issuer's overall cost of borrowing and increase the liquidity of a financial obligation trading in the secondary market while costing less than traditional "AAA" rated financial guaranty insurance or other forms of third-party credit enhancement such as letters of credit. In addition, the Company believes that "A" rated financial guaranty insurance may be particularly attractive to issuers that have previously had limited access to the financial markets and to holders of financial obligations subject to risk-based capital requirements. The Operating Company has entered into three reinsurance treaties with ACA that will become effective upon consummation of the Offering. Management believes that the treaties pursuant to which the Operating Company provides reinsurance to ACA will provide ACA with additional insurance capacity and will permit ACA to develop further the market for "A" rated financial guaranty insurance in the United States. See "-- Reinsurance Treaties with ACA." The Company will also seek to reinsure obligations in circumstances where the holders of such obligations, including financial institutions and insurance companies, desire third-party credit enhancement for regulatory or accounting purposes. The Company will also seek to enter into similar reinsurance arrangements with higher rated third-party credit enhancement providers based in the United States.


- Provide Credit Enhancement for Transactions Structured Outside the United
  States


     The Company believes that financial guaranty insurance has been underutilized in transactions structured outside the United States, particularly with respect to asset-backed securities, as issuers of such financial obligations have instead principally relied on banks and other financial institutions offering letters of credit and other guarantees for credit enhancement. As a consequence, the Company believes that an opportunity exists to provide "A" rated financial guaranty insurance as an innovative and cost-effective alternative to existing forms of credit enhancement for such transactions. Initially, an important international focus for the Company will be to insure financial transactions involving assets held by trusts or similar special purpose vehicles domiciled in jurisdictions such as Bermuda, the Cayman Islands and the Island of Jersey. Such assets are expected typically to originate in the United States or certain European Union countries and be transferred to such off-shore jurisdictions in connection with the structuring of such transactions. The Company will also seek outside the United States to insure and reinsure obligations in circumstances where the holders of such obligations, including financial institutions and insurance companies, desire third-party credit enhancement for regulatory and accounting purposes. The Company will seek to capitalize on the relationships its management team has developed with investment banks, commercial banks and other financial services firms to generate referrals for issuing financial guaranty insurance and reinsurance. The Company has also established the Marketing Company to act solely as a marketing agent for the Company. The Marketing Company will operate a branch office in London, which is a center for banking and other financial service activities. The Company is not currently licensed as a financial guaranty insurer or reinsurer in any jurisdiction other than Bermuda, which will limit its ability to provide financial guaranty insurance or reinsurance with respect to certain transactions. As the Company's business develops, management will monitor the need to obtain licenses in jurisdictions other than Bermuda in order to comply with applicable law or to be able to engage in additional financial guaranty insurance related activities. See "Risk Factors -- Regulation; Restrictions on Insurance and Reinsurance Operations."

- Utilize a Disciplined Underwriting Approach


     The Company's underwriting strategy is to insure and reinsure financial obligations which are expected to make full and timely payment of principal and interest. Nevertheless, because the Company will be insuring and reinsuring obligations rated "BB" or higher or that are unrated and have in the Company's opinion an equivalent credit quality, the Company does anticipate that its insurance portfolio as a whole may generate a certain level of losses. Over time, the Company will seek to diversify the risks it insures and reinsures by type of obligor, type of pledged assets, geographic origination point of pledged assets, transaction size, geographic location of the obligor, revenue sources and risk duration. Such diversification is intended to mitigate the impact on the Company's insurance portfolio if higher than expected losses arise in certain segments of the Company's business. The Company will also seek a private or "shadow" rating evaluation from one or more nationally recognized rating agencies on all unrated financial obligations that the Company insures on a direct basis.


- Capitalize on Skill and Experience of Management and Board of Directors


     The Company has assembled a senior management team of experienced insurance, reinsurance and capital markets insurance professionals to implement its business strategy. The Company's President and Chief Executive Officer, Donald J. Matthews, has over 24 years of experience in the insurance and reinsurance industries and was President, Chief Operating Officer and a director of ACA from its formation in October 1997 to August 1998 when he resigned as an officer and director of ACA to join the Company. From 1985 to 1997, he served as a Senior Vice President and a Principal of Johnson & Higgins (now Marsh & McLennan Companies, Inc.), where he was employed for 23 years. At Johnson & Higgins, Mr. Matthews most recently served as Chairman of its Global Financial Group, where he oversaw the firm's insurance and reinsurance relationships with financial services companies, including commercial banks and investment banks, on a worldwide basis. Also while at Johnson & Higgins, Mr. Matthews was instrumental in the formation of Corporate Officers & Directors Assurance Ltd. (now part of ACE Limited) and Executive Risk Inc. Mary Jane Robertson, Managing Principal, Chief Financial Officer and Treasurer of the Company, has over 21 years experience in the insurance industry. From 1993 to 1997, Ms. Robertson was the Chief Financial Officer and a Senior Vice President of Capsure Holdings Corp. (now part of CNA Surety Corp.), an insurance company focusing principally on the surety and fidelity insurance business. From 1986 to 1996, Ms. Robertson also served as the Chief Financial Officer and an Executive Vice President of United Capitol Insurance Company, a property/casualty insurance company. Matthew J. Cooleen, Managing Principal, Structured Products of the Company, has over 12 years experience in the structured finance sector of the financial services industry. From 1997 to 1999, Mr. Cooleen worked at MBIA-Ambac International, a joint venture between MBIA Insurance Corp. and Ambac Assurance Corporation, where he was most recently a Managing Director in the International Structured Finance Department. At MBIA-Ambac International, Mr. Cooleen focused on the development of the global structured finance and asset-backed financial guaranty market. From 1995 to 1997, he was a Vice President and Group Head of the Global Securitization Group of Paribas Capital Markets, where he founded the Global Securitization/Structured Finance Department. From 1991 to 1995, Mr. Cooleen was a Vice President in the Asset Backed Finance Department of ING Barings. Bruce W. Bantz, Managing Principal, Marketing and Business Development of GMA and the Marketing Company, has over 22 years experience in the investment and commercial banking industries, specializing in structured finance and asset securitization. From 1997 to 1998, Mr. Bantz was a Director and Global Head of Asset-Backed Finance of Dresdner Kleinwort Benson, the investment banking division of Dresdner Bank A.G. From 1994 to 1997, Mr. Bantz served as a Director and Global Head of Asset Securitization for NatWest Markets, the investment banking division of NatWest Group PLC. James G. Jachym, Managing Principal, Credit of the Company, has over 20 years of experience with capital markets and commercial paper credits. From 1996 to 1999, Mr. Jachym was a Vice President of BT Alex.Brown Incorporated, where he was responsible for rating agency matters pertaining to such firm's clients. From 1979 to 1996, he was employed by Lehman Brothers Inc., where he was a Senior Vice President and was responsible for review and commitment of all asset-backed commercial paper programs. Lionel J. Marsland-Shaw, Managing Principal, Risk Management of the Company, has over

     28 years experience in the credit analysis sector of the financial services industry. From 1995 to 1998, Mr. Marsland-Shaw served as General Manager and Chief Executive Officer of Capital Intelligence, a credit rating and analysis company specializing in emerging markets. From 1993 to 1995, Mr. Marsland-Shaw was Director and Head of the London office of Standard & Poor's and was responsible for its ratings business in the United Kingdom, Ireland and the Netherlands. In addition, the Company's Board of Directors consists of several individuals with extensive experience in the financial guaranty and financial services industries. Management believes that the reputation and expertise possessed by the Company's officers and directors should assist the Company with its underwriting analysis and marketing efforts.


- Maintain Low Cost Structure.


     Management believes that through controls on overhead expenses and with the absence of a corporate level tax in Bermuda on the Company's profits and income, the Company will have a low cost structure. The Company expects that its cost structure will help enable it to offer its products at attractive prices and to compete effectively in the financial guaranty insurance and reinsurance markets.


SPONSORS AND STRATEGIC INVESTORS


     The Company has been established through the sponsorship of ACA and its affiliate ACA Service and Inter-Atlantic. ACA Service currently provides management and support services to ACA. Inter-Atlantic is a provider of investment banking services to insurance companies and other financial services firms and was the sponsor of Annuity and Life Re (Holdings), Ltd., the first publicly traded Bermuda-based reinsurance company focusing principally on writing annuity and life reinsurance. Inter-Atlantic has provided certain services to the Company in connection with the Offerings, the sales to the Strategic Investors and the development of the Company's operations, and ACA Service has acted as a consultant to Inter-Atlantic in connection with the delivery of such services. See "Certain Relationships and Related Party Transactions."



     The Company has also entered into agreements with PMI, High Ridge, Rolaco, Third Avenue Value Fund and Third Avenue Small-Cap Value Fund for the purchase for investment directly from the Company of an aggregate of 3,900,706 Common Shares and Class B Warrants to purchase an aggregate of 550,000 Common Shares. Such purchases will be consummated immediately prior to the consummation of the Offerings for an aggregate purchase price for the Common Shares and the Class B Warrants of approximately $55.0 million. The aggregate purchase price to be paid by each Strategic Investor is based on a price of $14.10 for (i) one Common Share and (ii) the right to purchase a specified fraction of a Common Share under the Class B Warrants. The exercise price of the Class B Warrants will be $15.00 per share. Each of the Strategic Investors has agreed not to sell or otherwise transfer their Common Shares and Class B Warrants for a period of nine months from the date of this Prospectus without the prior written consent of Merrill Lynch & Co. and Prudential Securities on behalf of the Underwriters and, in certain cases, the prior written consent of the Company. See "Shares Eligible for Future Sale" and "Direct Sales."



     PMI is a provider of private mortgage insurance and other products for the United States home mortgage industry. The Company has agreed with PMI, subject to the Company's Operating Guidelines, to use reasonable efforts following the consummation of the Offerings and the Direct Sales to explore mutually beneficial business relationships, including through offering to PMI the opportunity to assume reinsurance from, or cede reinsurance to, the Operating Company and to participate in reinsurance transactions between the Operating Company and third parties and by exploring opportunities for joint marketing arrangements and mutual referrals of business.

REINSURANCE TREATIES WITH ACA

     The following description of the reinsurance treaties between the Operating Company and ACA does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such treaties. A copy of each reinsurance treaty is filed as an exhibit to the Registration Statement of which this Prospectus is a part.


     The Operating Company has entered into three reinsurance treaties with ACA, a Sponsor of the Company, which will become effective upon consummation of the Offerings. The first treaty is a quota share treaty pursuant to which the Operating Company is required to provide, and ACA is required to purchase, reinsurance on a fixed percentage of the risks associated with financial guaranty insurance policies issued by ACA covering new issues of financial obligations with a rating of "BB" or higher. The other two treaties are facultative treaties under which the Operating Company and ACA are each obligated to offer the other the opportunity to reinsure each financial obligation the other insures on a direct or assumed basis. These facultative treaties also set forth the principal terms under which the Operating Company and ACA may purchase such reinsurance from the other on a case-by-case basis. The Operating Company expects that pursuant to the facultative treaty under which it provides reinsurance to ACA, the Operating Company may reinsure a greater percentage of certain new issues of financial obligations insured by ACA than the percentage specified under the quota share treaty. In addition, the Operating Company expects that pursuant to such facultative treaty, it may reinsure through one or more bulk reinsurance transactions certain risks insured by ACA before the consummation of the Offerings as well as, on an ongoing basis, certain risks insured by ACA with respect to obligations trading in the secondary market, neither of which are covered by the quota share treaty. Management anticipates that at least in the early stages of its business development, the premiums the Operating Company receives under the treaties with ACA will account for a substantial portion of the Company's total premium income. ACA currently has no meaningful source of reinsurance similar to that to be provided by the Operating Company upon consummation of the Offerings.


  Quota-Share Reinsurance Treaty


     Under a quota-share reinsurance treaty, dated as of November 25, 1998 and effective upon the consummation of the Offerings, between ACA as reinsured and the Operating Company as reinsurer, ACA has agreed to cede and the Operating Company has agreed to accept as reinsurance a pro rata share of the insurance contracts and policies, surety bonds, indemnity contracts, financial guaranty policies, binders, endorsements and other evidences of insurance actually written or assumed by ACA during the term of the agreement. The business reinsured by the Operating Company under the quota share treaty is limited to insurance covering new issues of financial obligations with a rating of "BB" or better and with respect to which the total premiums payable to ACA are estimated to equal at least $100,000 during the calendar year in which the policy or policies covering such risks are issued.



     ACA will pay the Operating Company as premiums an amount equal to 22.5% of all premiums actually received in respect of policies written during the term of the agreement (the "Ceded Premium"), less a ceding commission equal to 35.0% of the Ceded Premium. The premium for financial guarantee insurance is typically payable by the issuer of the obligation either in full at the policy's inception, as is generally the case with municipal debt obligations, or in periodic installments, as is generally the case with asset-backed securities. The Operating Company's share of premiums actually received by ACA in each month is payable to the Operating Company in full 15 days following the close of each month. For example, if ACA collects premiums in full at the time a municipal debt obligation is originally issued, the Operating Company will be paid its pro rata share of such full premium within 15 days of the end of the month in which ACA collects such premium. Similarly, if ACA periodically collects premiums during the term an asset-backed security is outstanding, the Operating Company will be paid its pro rata share of such periodic premium payments within 15 days of the end of each month in which ACA collect such premiums.


     Reinsurers pay ceding commissions to primary insurers principally to reimburse them for insurance policy acquisition costs. The Operating Company and ACA negotiated the 35% ceding commission to be paid in connection with the quota share treaty by considering, among other factors, the historical policy acquisition cost ratio of ACA available at the time the treaty was negotiated. From January 1, 1998 to September 30, 1998, the policy acquisition cost ratio on a GAAP basis of ACA as a percentage of its gross written premiums was 34.9%. In addition, according to Best's Aggregates & Averages -- Property-Casualty, 1997 Edition, ceding commissions as a percent of ceded premiums in the aggregate for 1996 ranged from 23.7% to 39.2% for all reporting financial guaranty companies and averaged 36.0% for all reporting credit insurance companies. The Operating Company believes that the ceding commission it negotiated with ACA is comparable to the ceding commission it would have to pay to an unrelated third-party insurer that had a cost structure comparable to ACA's. Under the quota-share treaty, the Operating Company is not permitted to write direct financial guaranty insurance within any state in the United States, the District of Columbia, Puerto Rico, Guam and the Virgin Islands so long as such treaty remains in effect.



     Any risks not covered by the quota-share treaty may be ceded under the master facultative treaty between the Operating Company and ACA as described below. The Operating Company will have no obligation to accept any share of a transaction or increase in the limits of liability thereunder to the extent such acceptance would cause the Operating Company to exceed any applicable single- or aggregate-risk limit established by law or by a nationally recognized rating organization that has issued a rating on the Operating Company. In addition, the Operating Company is required to take all steps necessary to enable ACA to obtain full credit for the reinsurance provided under the quota share treaty, provided, however, that the Operating Company will not be required to engage in any activity that would require the Operating Company to operate a trade or business or obtain any license or certification within the United States. The Operating Company expects to post a letter of credit or other security to enable ACA to obtain full credit for the reinsurance provided under the quota share treaty.



     The quota-share treaty expires on December 31, 1999 but will be automatically renewed for successive one-year terms, unless the Operating Company gives written notice at least 90 days prior to any December 31 of its intent not to renew for the succeeding calendar year. In the event the Operating Company gives such notice, the business reinsured under the quota-share treaty will become fixed (i.e., no new business will be added to the business already reinsured) as of such December 31. Subject to other rights and remedies provided in the treaty, the business reinsured will also become fixed on the day that any of the following events occurs: (i) either ACA or the Operating Company ceases to have a financial strength rating or claims-paying ability rating from any of Standard & Poor's, Fitch IBCA or Duff & Phelps that is at least "A-" and such rating has not been restored within 90 days; (ii) either ACA or the Operating Company becomes insolvent or has a final order of liquidation, rehabilitation, conservatorship or receivership entered against it; (iii) the Operating Company, in its sole discretion, determines that ACA has materially violated its underwriting guidelines and delivers a notice to such effect to ACA; (iv) either ACA or the Operating Company is in breach under the quota share treaty and such breach is not cured within 60 days of notice to the breaching party by the other party; (v) there is a change of control of either ACA or its parent, American Capital Access Holdings, Inc.; (vi) ACA fails to pay the premiums owed to the Operating Company and such failure is not remedied within ten business days of notice thereof; or (vii) ACA reinsures, sells, assigns, transfers or conveys, directly or indirectly, some or all the business reinsured under the quota share treaty to another person or entity. In the event of termination, the Operating Company will remain liable for the reinsurance liabilities ceded under the quota share treaty until the earlier of (i) the date of settlement, natural expiration or cancellation of such liabilities or (ii) the cut-off date, if any. The cut-off date is any December 31 as to which ACA has given at least 90 days' prior written notice and either (i) the business reinsured has become fixed as described above (provided that such December 31 falls in the year 2000 or later) or (ii) no net incurred losses have been paid by the Operating Company under the quota-share treaty (provided that such December 31 falls in the year 2003 or later). The Operating Company's liability under the quota share treaty will terminate on such cut-off date, if any, and the Operating Company will return all unearned premiums to ACA within 30 business days less the ceding commission applicable thereto.


  Master Facultative Reinsurance Treaties


     The Operating Company has entered into two master facultative reinsurance agreements. The first, pursuant to which the Operating Company reinsures certain risks of ACA, is effective upon consummation of the Offerings. The second, pursuant to which ACA may reinsure certain risks of the Operating Company, is also effective upon consummation of the Offerings. Under these agreements, the Operating Company or ACA (as the case may be) as reinsured will cede and the reinsurer will accept as reinsurance such share of any risk insured by the reinsured as may be specified and agreed upon by the parties from time to time. The reinsured under each master facultative treaty will present to the reinsurer each of the risks the reinsured incepts or renews during the term of such agreement, and the reinsurer will have the right, in its sole discretion, to reject or accept any individual risk presented to it by the reinsured.



     Each reinsured will pay the reinsurer its share of the premium related to each particular risk reinsured after first deducting a ceding commission and other costs allowed by the reinsurer, as such premium and ceding commission are agreed between the parties. The parties may also modify any of the terms, conditions or coverage set forth in the related master facultative treaty. In addition, each reinsurer will take all steps necessary to enable the reinsured to obtain full credit for the reinsurance provided to it under the relevant master facultative treaty, provided, however, that the Operating Company will not be required to engage in any activity that would require it to operate a trade or business or obtain any license or certification within the United States. The Operating Company expects to post a letter of credit or other security to enable ACA to obtain full credit for the reinsurance provided under the relevant master facultative treaty.



     Each master facultative treaty may be canceled at any time by mutual consent of the parties or by either party by giving at least 90 days' prior written notice. In either such event, the reinsurer will continue to be liable with respect to policies ceded pursuant to such agreement until the natural expiration or cancellation of such policies. Such agreements may also be canceled at the discretion (in the case of the Operating Company) of the Minister of Finance of Bermuda or (in the case of ACA) the Commissioner of Insurance of the State of Maryland acting (in either case) as rehabilitator, liquidator or receiver of the reinsured party.



     In addition, the reinsured under each master facultative treaty will have the right to terminate its participation in policies covered thereunder by giving written notice thereof if: (i) the performance of such agreement is prohibited or rendered impossible by any applicable law or regulation; (ii) such reinsured fails to receive all or substantially all financial credit for the reinsurance provided by such agreement in all applicable jurisdictions; (iii) the state insurance regulator in the applicable jurisdiction directs such reinsured to cancel its participation in such agreement; (iv) the reinsurer (a) becomes insolvent, (b) fails to maintain the minimum capital and surplus requirements required by the laws of its domicile, (c) is the subject of a voluntary or involuntary filing of a petition in bankruptcy, (d) goes into liquidation or rehabilitation, (e) has a receiver appointed, (f) allows its surplus to policyholders to decline by 25% or more during any twelve-month period as reported in any financial statement, (g) or fails to maintain the approval of (in the case of the Company) the Minister of Finance of Bermuda or (in the case of ACA) the Commissioner of Insurance of the State of Maryland; (v) the reinsurer (a) is acquired or undergoes a change of control, provided that the reinsured gives notice of its intention to terminate within fifteen days of its receipt of notice of such occurrence, or (b) fails to cure in a timely manner a breach of any of its respective covenants as set forth in the master facultative treaty; or (vi) the reinsurer ceases to have a financial strength rating or claims-paying ability rating from any of Standard & Poor's, Fitch IBCA or Duff & Phelps that is at least "A-" and such rating has not been restored within 90 days. Termination will be effective upon the reinsurer's receipt of written notice thereof, except that termination in the case of clause (v) will be effective 60 days after the reinsurer's receipt of written notice thereof.



ACA FINANCIAL GUARANTY CORPORATION



     ACA commenced operations as an "A" rated financial guaranty insurer in October 1997 and, to the Company's knowledge, is currently the only "A" rated financial guaranty insurer operating in the United States. ACA is a Maryland-domiciled insurance company with its principal offices in New York City. ACA is licensed to provide financial guaranty insurance in all 50 states, the District of Columbia and the territories of Guam, the United States Virgin Islands and Puerto Rico. ACA's primary business is the provision of financial guaranty insurance on financial obligations that are rated from "A-" to "BB" or that are unrated and have in ACA's opinion an equivalent credit quality. ACA has issued such policies both to issuers of financial obligations at the time of original issuance and to holders of financial obligations in connection with secondary market transactions. Standard & Poor's currently rates ACA's financial strength as "A," and its claims-paying ability is currently rated "A" by Duff & Phelps and Fitch IBCA.


     ACA was founded by a group of senior executives having extensive experience in financial guaranty insurance, credit analysis and related areas, including H. Russell Fraser, a director of the Company, and Donald J. Matthews, the President and Chief Executive Officer of the Company. Mr. Fraser, the Chairman of the Board and Chief Executive Officer of ACA, formerly served as the Chairman and Chief Executive Officer of Fitch Investors Service, L.P. (now Fitch IBCA) and the President and Chief Executive Officer of AMBAC Indemnity Corporation (now Ambac Assurance Corporation).



     From January 1, 1998 to December 31, 1998, ACA wrote financial guaranty insurance covering approximately 145 different underlying credits representing approximately $2.2 billion in aggregate principal amount for direct and assumed premiums written during that period totaling approximately $35.7 million. A majority of the financial guaranty insurance written by ACA has covered municipal obligations and obligations issued by other tax-exempt organizations, although ACA has also insured asset-backed and corporate securities as well as other financial obligations. ACA's insured portfolio of municipal and other tax-exempt securities as of December 31, 1998 consisted solely of financial obligations of obligors located in the United States, Puerto Rico and the Virgin Islands, and the portfolio was diversified across different states within the United States. As of December 31, 1998, approximately 13% of the principal amount insured in ACA's portfolio of municipal and other tax-exempt securities net of amounts ceded to reinsurers was located in California, 11% was located in New York, 10% was located in Florida, 7% was located in Pennsylvania, 6% was located in Colorado, and less than 5% was located in each of 31 other jurisdictions. Also as of December 31, 1998, net of amounts ceded to reinsurers, approximately 33% of ACA's insured portfolio consisted of obligations issued by obligors in the health care sector, approximately 21% consisted of obligations issued by state and local municipal obligors, approximately 18% consisted of asset-backed securities, approximately 8% consisted of obligations issued by obligors in the education sector, approximately 6% consisted of obligations issued by obligors in the long-term care sector, approximately 4% consisted of corporate obligations, and approximately 3% consisted of obligations issued by obligors in the transportation sector, constituting in the aggregate approximately 93% of ACA's insured portfolio. Because ACA has only recently commenced operations, the composition and diversification of its insured portfolio is expected to change, and may change significantly, as its business matures. There can be no assurance as to the future composition of ACA's insured portfolio. As of December 31, 1998, ACA had admitted assets of $139.0 million, total liabilities of $38.8 million, and total surplus as regards policyholders of $100.2 million, as determined in accordance with statutory accounting practices prescribed or permitted by the Maryland Insurance Administration.



     The initial gross capital raised in October 1997 by American Capital Access Holdings, L.LC., the ultimate parent of ACA, consisted of $126.25 million, of which $120.0 million was contributed by five institutional investors and $6.25 million by ACA management and employees. Of the initial capital raised, $116.7 million was contributed to ACA. ACA has a soft capital facility with Zurich Reinsurance (North America) Inc. with an aggregate limit of $50.0 million. ACA also has reinsurance capacity in the form of an excess of loss facility with Capital Credit Reinsurance Company Ltd. with an aggregate limit of $75.0 million. The reinsurance treaties between the Operating Company and ACA are different from ACA's soft capital and excess of loss facilities in that the Operating Company will be assuming a specified percentage of particular risks insured by ACA. Consequently, the Company believes that the reinsurance provided by the Operating Company will provide ACA with additional individual risk and sector risk capacity, which the soft capital and excess of loss facilities do not provide. ACA currently has no meaningful source of reinsurance similar to that to be provided by the Operating Company upon consummation of the Offerings.



     To evaluate the credit risk of each potential transaction, ACA has established underwriting guidelines that incorporate conventional credit criteria, including adequacy of projected cash flows, value and availability of collateral, legal structure and documentation and due diligence. As part of its business strategy, however, ACA considers variations from such guidelines that, in its view, do not materially impair credit quality and analyzes each transaction individually. ACA's underwriting process, which requires approval of all substantial transactions by a committee that includes (among others) its Chief Executive Officer, Chief Financial Officer and General

Counsel, is designed to utilize fully the experience and expertise of its staff of eight underwriters and three attorneys. All transactions that ACA enters into are reviewed by the rating agencies that have assigned financial strength or claims-paying ability ratings to ACA. In addition, ACA has an experienced surveillance staff that, with its legal department, monitors the performance of all transactions. In the event a claim is made under a policy, ACA will aggressively pursue its remedies to ensure maximum recoveries.


     So as to maintain its "A" rating, ACA has advised the Company that its policy is to adhere to the capital charges, single-risk limits and investment-grade limits prescribed by its rating agencies. Standard & Poor's, for example, has published rating-sensitive capital charges for municipal and corporate obligations and representative capital charges for asset-backed securities. Standard & Poor's has also established single-risk limits applicable to ACA for investment-grade and non-investment-grade municipal and corporate bonds and asset-backed securities. Standard & Poor's requires at least 70% of ACA's "public finance volume" (as defined by Standard & Poor's) and at least 75% of its "asset-backed volume" (as so defined) to be investment grade.



     In addition, although ACA operates as a financial guaranty insurance company throughout the United States, legislation in effect in most states does not provide for financial guaranty insurance as a distinct type of insurance. Such states classify ACA's business differently depending on their statutory framework. As a result, ACA is regulated as a financial guaranty insurer, as a surety and as a property/casualty insurer depending on the jurisdiction involved. State laws regulate the amount of both the aggregate and individual risks that may be insured, the amount of reinsurance from any one reinsurer for which regulatory credit will be given, the payment of dividends by ACA, changes in control, and certain transactions among affiliates. ACA is also required to maintain varying contingency reserves with respect to its liabilities in certain amounts and for certain periods of time.


UNDERWRITING STRATEGY


     The Company's underwriting strategy is to insure and reinsure financial obligations which are expected to make full and timely payment of principal and interest. The Company will not insure or reinsure any risk without an evaluation of what it deems to be all pertinent risk and credit factors, with the exception that, in the case of risks to be reinsured pursuant to an automatic treaty, such as the quota share treaty between the Company and ACA, the Company will, in lieu of an individual risk assessment, evaluate the underwriting guidelines and credit analysis ability of the ceding company for compatibility with the Company's underwriting guidelines and standards. As the Company's insurance portfolio develops, the Company expects that 10% to 25% of its insurance portfolio will consist of financial obligations that at the time the Company insures such obligations are rated "BB" or are unrated and have in the Company's opinion an equivalent credit quality. The Company will over time seek to diversify the risks it insures and reinsures by type of obligor, type of pledged assets, geographic origination point of the pledged assets, transaction size, geographic location of the obligor, revenue sources and risk duration. Such diversification is intended to mitigate the impact on the Company's insurance portfolio if higher than expected losses arise in certain segments of the Company's business.



     The Company has hired James G. Jachym to act as its Managing Principal, Credit and Lionel J. Marsland-Shaw to act as its Managing Principal, Risk Management. All risks insured by the Company will be approved by its management Credit Committee, which consists of Messrs. Jachym and Marsland-Shaw as well as the Company's Chief Executive Officer and Chief Financial Officer. The Company has developed underwriting guidelines based on requirements of the rating agencies that have assigned preliminary financial strength and claims-paying ability ratings to the Operating Company with the objective of controlling the risks of the financial guaranty insurance and reinsurance policies written as well as to determine appropriate pricing levels. Any deviation from the Company's underwriting guidelines, as they may be amended from time to time, will require the approval of the Company's Board of Directors or the Underwriting Committee of the Board, as will the approval of certain categories of contracts which may be established from time to time by the Company's Board of Directors or the Underwriting Committee of the Board. The Company expects to review regularly its underwriting guidelines in light of changing industry conditions, market developments and changes in technology. The Company reserves the right at all times to amend, modify or supplement its underwriting guidelines in response to such factors or for other reasons.

     Whenever necessary, the Company intends to retain external assistance to expedite and support its underwriting review process, including contracting for analytical, legal, technical and engineering expertise. The Company will also seek a private or "shadow" rating evaluation from one or more nationally recognized rating agencies on all unrated financial obligations that the Company insures on a direct basis.



     The Company will monitor each transaction on an ongoing basis. The responsibility for monitoring completed transactions will rest primarily with the Company's Managing Principal, Risk Management. If the Company's Managing Principal, Risk Management identifies a transaction that is not performing according to the Company's expectations, or an external event occurs which has or may have an adverse effect on the transaction, his responsibilities include recommending corrective action, if any, or special monitoring to the management Credit Committee.


RESERVES


     The Company's policy is to provide for loss and loss adjustment expense ("LAE") reserves to cover losses that may be reasonably estimated on the obligations insured by the Operating Company. The reserves for losses and LAE at any balance sheet date will reflect the Company's estimate of identified ("case basis") and unidentified ("unallocated") losses on the obligations it has insured through such date.



     When a default occurs or is believed to be imminent with respect to a particular insured obligation, a case basis reserve will be established in an amount that is sufficient to cover the present value of the anticipated defaulted debt service payments over the expected period of default and the estimated expenses associated with settling relevant claims, less any estimated recoveries under salvage or subrogation rights. Upon the establishment of a case basis reserve, a corresponding reduction will be made in the unallocated reserve. To the extent that case basis reserves, for any period, exceed the available unallocated reserve, the excess will be charged against the Company's earnings. The unallocated reserve will be calculated by applying a loss factor to the net outstanding exposure of the Company's insured portfolio. This loss factor will be a measure of reasonably estimable insured losses that have been incurred as of the balance sheet date, will be established after consultation with independent actuaries and will be based on historical industry loss experience, the inherent risk characteristics of the Company's insured portfolio, the loss experience of insurers ceding risks to the Company and, over time, the Company's actual loss and LAE experience.


     The Company's loss and LAE reserves will necessarily be based upon estimates and as such are inherently uncertain, particularly given the undeveloped nature of the "A" rated financial guaranty reinsurance and insurance market. There can be no assurance that claims made against the Company and related settlement costs will not exceed the Company's loss and LAE reserves.


     Historically, insured losses in the financial guaranty insurance business have occurred infrequently. When such losses occur, they have the potential to be significant in amount. While the Company would be required to establish a case basis reserve (as described above) equal to the present value of all payments due under an insured obligation that goes into default, the Company is only obligated to make payments of principal and interest as they would otherwise become due under such obligation. A significant event, including a natural disaster or political instability, could trigger widespread claims, particularly if the entire fixed income market were adversely affected. Significant underwriting losses would adversely affect the Company and could cause it to experience net losses. Such losses could also impair the Operating Company's ability to maintain its financial strength and claims-paying ability ratings or to pay dividends to GMA.


RETROCESSIONAL ARRANGEMENTS

     The Company may reinsure, or retrocede, portions of certain risks for which it has accepted liability, including through its master facultative reinsurance agreement with ACA. Retrocessional arrangements will allow the Company greater underwriting capacity while limiting its risk profile. There can be no assurance that there will be companies other than ACA that are willing to reinsure risks for which the Company has accepted liability.

SALES AND MARKETING


     The Company expects that the relationships developed by its experienced management team with domestic and international firms will allow the Company to develop business opportunities. With respect to the Company's reinsurance operations, the Company will seek to capitalize on the relationships its management team has developed with primary financial guaranty insurers, particularly ACA, as well as other providers of third-party credit enhancement. With respect to the Company's direct insurance operations, the Company will seek to capitalize on the relationships its management team has developed with investment banks, commercial banks and other financial services firms involved in the distribution and structuring of financial obligations which are typically in a position to refer business to the Company. Senior management of the Company intends to take an active part in the sale and promotion of the Company's products.



     The Company has established the Marketing Company to act solely as a marketing agent for the Company. The Marketing Company will operate a branch office in London, which is a center for banking and other financial service activities. The Marketing Company will not have, nor will it be held out as having, authority to bind the Company in any transactions, and its activities will be limited to identifying opportunities for the Company and assisting in preliminary negotiations to the point where suitable terms may be presented to the Operating Company in Bermuda for further action.


COMPETITION


     The traditional financial guaranty insurance and reinsurance industry is highly competitive. The market for financial guaranty insurance and reinsurance is dominated by a small number of companies, including MBIA Insurance Corporation, Financial Security Assurance, Inc., Ambac Assurance Corporation, Financial Guaranty Insurance Co., Capital Reinsurance Co. and Enhance Reinsurance Co. These companies have greater financial resources and are more established than the Company. A number of large banks and other financial institutions, which also have greater financial resources and are more established than the Company, also provide various forms of third-party credit enhancement, such as letters of credit. There can be no assurance that such insurers, banks and financial institutions will not seek to duplicate the Company's business strategy and compete directly with the Company by providing lower-rated financial guaranty insurance or reinsurance or comparable forms of credit enhancement. Furthermore, the Company's reinsurance treaties with ACA do not prohibit ACA from competing directly with the Company. If ACA, other financial guaranty insurers or other third-party credit enhancement providers enter the Company's target markets, the Company could be adversely affected. If ACA is adversely affected by competition in its target markets, the Company would also be adversely affected. Under the Company's quota share reinsurance treaty with ACA, the Company is not permitted to write direct financial guaranty insurance within any state in the United States, the District of Columbia, Puerto Rico, Guam and the Virgin Islands so long as such treaty remains in effect.



     Competition in the financial guaranty insurance and reinsurance industry is based on many factors, including premium charges, the general reputation and perceived financial strength of the financial guaranty insurer, other terms and conditions of products offered, and reputation and experience in the particular line of financial guaranty to be written. The Company will also compete with methods of credit enhancement that do not employ third-parties, such as over-collateralization of a structured finance transaction. There can be no assurance that the Company's strategy will permit it to compete effectively with these alternative methods of credit enhancement.



     In part because of the Company's expected capitalization following the Offerings and the Direct Sales, Standard & Poor's has assigned the Operating Company a preliminary financial strength rating of "A", and Duff & Phelps and Fitch IBCA have each assigned the Operating Company a preliminary claims-paying ability rating of "A+". The ratings are subject to the Company raising gross proceeds of at least $350.0 million in the Offerings and the Direct Sales and to the initial capitalization of the Operating Company exceeding $320.0 million upon consummation of the Offerings and the Direct Sales. These ratings are used by potential purchasers of financial guaranty insurance and reinsurance as a means of assessing the financial strength and quality of financial guaranty insurers and reinsurers. In addition, the level of capital charge relief which the rating agencies provide to a financial guaranty insurer that purchases reinsurance is directly dependent on the rating of the reinsurer. Likewise, the decreased overall cost of borrowing realized by an issuer of a financial obligation and the increase in liquidity in the secondary market of a financial obligation that is subject to financial guaranty insurance largely depend on the rating of the insurer. The Operating Company's principal competitors are all more highly rated than the Operating Company, which, in some respects, will put the Operating Company at a competitive disadvantage.


INVESTMENT STRATEGY


     Investments made by the Operating Company will be governed by the Investment Guidelines and by accounting regulations prescribed by Bermuda insurance laws and regulations. The Operating Company's investment portfolio will consist of investment grade fixed income securities and will be invested in an effort to maximize total return subject to appropriate liquidity and capital preservation considerations, diversification of risk and regulatory, rating agency and credit agreement constraints (if any), as applicable. The Investment Guidelines require the Operating Company's overall investment portfolio to maintain a minimum weighted average credit quality rating of "A+." A fixed income security rated "A+" by Standard & Poor's is somewhat susceptible to the adverse effects of changes in circumstances and economic conditions, however, the issuer's capacity to meet its financial commitment on the security is still strong. The Operating Company will not invest in any securities in emerging markets.



     The Investment Guidelines restrict the Operating Company from investing in securities for which it has written financial guaranty insurance or reinsurance and limit its investments in securities not insured or reinsured by the Operating Company, but issued by issuers of securities the Operating Company has insured or reinsured, to 5% of the Operating Company's total investment portfolio. The Investment Guidelines also provide for the following procedures that are intended to limit the Operating Company's exposure to concentrations of risk: (a) investments in an industry sector are limited to 20% of the Operating Company's total investment portfolio, with the exception of the United States government and its agencies; (b) investments in a single issuer are limited to 5% of the Operating Company's total investment portfolio, with the exception of the United States government and its agencies; and (c) investments in non-United States dollar denominated securities are limited to 10% of the Operating Company's total investment portfolio.


     The Investment Guidelines provide that the Operating Company may purchase, among other things, securities issued by the United States government and its agencies, securities issued by foreign governments if rated "A" or better by at least one major rating agency, asset-backed securities, mortgage-backed securities and corporate debt securities (including convertible debt securities).


     Furthermore, the Investment Guidelines prohibit investments in (i) common equity securities; (ii) direct real estate; (iii) oil and gas limited partnerships; (iv) commodities; (v) emerging market obligations; (vi) securities unrated by major rating agencies; (vii) payment-in-kind corporate securities;
(viii) venture capital investments, including private equity or its equivalent, and (ix) United States investments consisting of (a) partnership interests, (b) residual interests in real estate mortgage investment conduits, (c) any "pass through" certificates, unless all underlying debt was issued on or after July 18, 1984, (d) cash settlement options and forwards, if no United States exchange traded future on the same property exists, (e) options and forwards on indices which are not traded on United States exchanges, (f) collateralized mortgage obligations, unless issued with an opinion of counsel stating that such obligations will be considered debt for tax purposes, (g) real property interests, including equity in and convertible debt obligations of real property holding corporations the sale of which would be subject to United States tax,
(h) any tangible property, (i) any debt obligation or preferred stock the interest on which does not qualify as "portfolio interest" or is otherwise subject to United States withholding tax and (j) any investment that does not qualify as a stock or security for purposes of Section 864(b)(2) of the Code. In addition, the Investment Guidelines prohibit the Operating Company from entering into the following types of transactions in the United States: (i) swap agreements other than interest rate swaps or the equivalent used as hedges; and
(ii) loans.


     The Operating Company will be exposed to two primary sources of investment risk on its fixed income investments: credit risk, relating to the uncertainty associated with the continued ability of a given obligor to make timely payments of principal and interest, and interest rate risk, relating to the market price and/or cash flow variability associated with changes in market interest rates. The Operating Company will seek to manage credit risk through industry and issuer diversification and asset allocation. The Operating Company will seek to manage interest rate risk by structuring the duration of its investment portfolio to support the cash requirements of the operations of the Operating Company and the satisfaction of longer term liabilities of the Operating Company. The Investment Guidelines provide that the investment portfolio may not be leveraged and that purchases of securities on margin and short sales may not be made without approval from the Finance and Investment Committee of the Company's Board of Directors.


     The Finance and Investment Committee of the Company's Board of Directors will periodically review the Operating Company's investment portfolio and the performance of the Investment Managers. The Finance and Investment Committee can approve exceptions to the Investment Guidelines. The Finance and Investment Committee will also periodically review the Investment Guidelines in light of prevailing market conditions. The Investment Managers and the Investment Guidelines may change from time to time as a result of such reviews.

INVESTMENT MANAGERS


     The Operating Company has entered into investment advisory agreements with the Investment Managers, Alliance Capital Management L.P. ("Alliance"), The Prudential Investment Corporation ("Prudential Investment") and Merrill Lynch Asset Management, L.P. ("Merrill Lynch Asset Management"), which are anticipated to manage initially approximately 50%, 25% and 25%, respectively, of the Operating Company's investment portfolio. The Investment Managers were selected primarily based on their expertise in managing fixed-income investments. Each Investment Manager will have discretionary authority over the portion of the Operating Company's investment portfolio allocated to it, subject to the Investment Guidelines.



     Alliance is a global investment management firm. According to information supplied by Alliance, as of December 31, 1998, Alliance had aggregate fixed income assets under management of approximately $111 billion, including approximately $31 billion of assets managed for insurance companies. The agreement with Alliance may be terminated by either party upon 30 days' prior written notice. Alliance is entitled to receive a fee for its services at an annual rate between 0.25% and 0.15% of the value of the assets it manages on behalf of the Operating Company. The exact fee rate charged by Alliance is dependent upon the amount of assets it manages on behalf of the Operating Company.



     Prudential Investment is a global investment management firm and is a subsidiary of The Prudential Insurance Company of America. According to information supplied by Prudential Investment, as of December 31, 1998, Prudential Investment had approximately $183 billion of assets under management (excluding certain private equity and other funds), of which $75 billion was comprised of fixed income securities. The agreement with Prudential Investment may be terminated by the Operating Company without advance notice and by Prudential Investment upon 30 days' prior written notice. Prudential Investment is entitled to receive a fee for its services at an annual rate of 0.175% of the value of the first $100 million in assets it manages on behalf of the Operating Company and 0.10% of the value of any additional assets it manages on behalf of the Operating Company.



     Merrill Lynch Asset Management is a global investment management firm and is a subsidiary of Merrill Lynch & Co., Inc. According to information supplied by Merrill Lynch Asset Management, as of December 31, 1998 it had approximately $501 billion of assets under management, of which $255 billion is comprised of fixed income securities. The agreement with Merrill Lynch Asset Management may be terminated by the Operating Company without advance notice and by Merrill Lynch Asset Management upon five days' prior written notice. Merrill Lynch Asset Management is entitled to receive a fee for its services at an annual rate between 0.125% and 0.10% of the value of the assets it manages on behalf of the Operating Company. The exact fee rate charged by Merrill Lynch Asset Management is dependent upon the amount of assets it manages on behalf of the Operating Company.


THIRD-PARTY SERVICE PROVIDERS


     The Company has entered into an agreement with Marsh & McLennan Management Services (Bermuda) Limited ("Marsh & McLennan Services") to provide certain management, administrative and consulting services to the Company. These services are anticipated initially to include (i) maintenance of the Company's books and records, (ii) preparation of periodic reports to the Company, (iii) maintenance of bank accounts, and (iv) preparation of Bermuda governmental reports. The contract is subject to termination by either party at any time upon 90 days' written notice or upon shorter notice in specified circumstances including an uncured breach or bankruptcy. Pursuant to the contract, Marsh & McLennan Services is entitled to receive fees based on hourly rates with a $20,000 per year minimum. In addition, the Company has agreed to indemnify Marsh & McLennan Services with regard to certain liabilities to which Marsh & McLennan Services may become subject in connection with performing services for the Company. As the Company's business grows, management expects that it may become more cost effective to hire employees to perform some of the functions that will initially be provided by Marsh & McLennan Services. Management believes that the contractual relationship with Marsh & McLennan Services will provide the Company with the flexibility needed to add such additional employees in an orderly fashion.



     The Company has retained ICS, a Bermuda corporation licensed as an insurance broker, to provide risk management services and other related financial services. Pursuant to such agreement, ICS is entitled to receive an annual fee of $425,000, which is payable in quarterly installments commencing on the consummation of the Offerings through the fifth anniversary of the consummation of the Offerings. ICS is in its initial stages of development and has a limited operating history or experience providing risk management and other related financial services. ICS is owned by certain persons affiliated with Inter-Atlantic, including Frederick S. Hammer and Robert M. Lichten, who are directors of the Company. See "Certain Relationships and Related Party Transactions."


PROPERTY


     The Company has subleased its principal offices in Hamilton, Bermuda on a month-to-month basis from Annuity and Life Reassurance, Ltd., a Bermuda reinsurance company. The subleased office space consists of four offices and three workstations. The Company has agreed to pay BD$5,200 plus utilities in rent for the first month of the sublease. Thereafter, the sublease requires the Company to pay BD$4,500 plus utilities in rent each month. Certain directors and officers of the Company are also directors or officers of Annuity and Life Reassurance, Ltd. See "Certain Relationships and Related Party Transactions."


LEGAL PROCEEDINGS


     The Company has been threatened with litigation by an individual the Company interviewed for a senior management position. The individual has claimed that he left his position with his prior employer in reliance upon an offer to be hired by the Company, which he claims to have accepted, and that he was dismissed by the Company in a manner inconsistent with the terms of his employment. The Company's position is that, among other things, the offer was conditioned upon the individual being approved by certain proposed strategic investors in the Company, which approval was not obtained. As a consequence, the Company believes the alleged employment arrangement was never consummated. The proposed terms of the employment arrangement discussed with such individual included an annual salary of $300,000, an annual bonus of $300,000, options to purchase 300,000 Common Shares, a monthly housing allowance of $10,000 (subject to adjustment) and a signing bonus of $625,000 payable upon consummation of the Offerings as compensation for a contractually guaranteed bonus such individual allegedly would have received had he not left his position with his former employer. The proposed employment arrangement would have been for three years, and was subject to termination at any time prior to the consummation of the Offerings upon 30 days' prior written notice. The individual has also threatened to assert other claims against the Company that, if brought, could involve claims for punitive damages. In light of the current status of this matter, the Company cannot predict its ultimate resolution, including whether litigation concerning this matter will be commenced.



     The Company has no pending litigation. The Company anticipates that it may become subject to litigation and arbitration in the ordinary course of its business.

REGULATION

  Bermuda


     The Insurance Act 1978, as amended, and Related Regulations. As a holding company, GMA is not subject to Bermuda insurance regulations. The Insurance Act 1978, as amended (the "Insurance Act"), which regulates the insurance business of the Operating Company, provides that no person may carry on an insurance business in or from within Bermuda unless registered as an insurer under the Insurance Act by the Minister of Finance (the "Minister"). The Minister, in deciding whether to grant registration, has broad discretion to act as the Minister thinks fit in the public interest. The Minister is required by the Insurance Act to determine whether the applicant is a fit and proper body to be engaged in the insurance business and, in particular, whether it has, or has available to it, adequate knowledge and expertise. The registration of an applicant as an insurer is subject to its complying with the terms of its registration and such other conditions as the Minister may impose at any time.


     An Insurance Advisory Committee appointed by the Minister advises the Minister on matters connected with the discharge of the Minister's functions and the subcommittees thereof supervise and review the law and practice of insurance in Bermuda, including reviews of accounting and administrative procedures.

     The Insurance Act imposes on Bermuda insurance companies solvency and liquidity standards and auditing and reporting requirements and grants to the Minister powers to supervise, investigate and intervene in the affairs of insurance companies. Certain significant aspects of the Bermuda insurance regulatory framework are set forth below.


     Classification of Insurers. The Insurance Act distinguishes between insurers carrying on long-term business and insurers carrying on general business. There are four classifications of insurers carrying on general business, with Class 4 insurers subject to the strictest regulation. As the Operating Company has been incorporated to provide insurance and reinsurance of financial guaranty insurance-related risks, it has been registered as a Class 3 insurer in Bermuda and will be regulated as such under the Insurance Act.


     Cancellation of Insurer's Registration. An insurer's registration may be cancelled by the Minister on certain grounds specified in the Insurance Act, including failure of the insurer to comply with its obligations under the Insurance Act or, in the opinion of the Minister after consultation with the Insurance Advisory Committee, the failure of the insurer to carry on business in accordance with sound insurance principles.

     Independent Approved Auditor. Every registered insurer must appoint an independent auditor who will annually audit and report on the Statutory Financial Statements and the Statutory Financial Return of the insurer, which are required to be filed annually with the Registrar of Companies in Bermuda. The independent auditor of the insurer must be approved by the Minister and may be the same person or firm which audits the insurer's financial statements and reports for presentation to its shareholders. The Operating Company's independent auditor is KPMG Peat Marwick.


     Statutory Financial Statements. An insurer must prepare annual Statutory Financial Statements. The Insurance Act prescribes rules for the preparation and substance of such Statutory Financial Statements (which include, in statutory form, a balance sheet, income statement, a statement of capital and surplus and notes thereto). The insurer is required to give detailed information and analyses regarding premiums, claims, reinsurance and investments. The Statutory Financial Statements are not prepared in accordance with United States GAAP and are different from the financial statements prepared for presentation to the insurer's shareholders under the Companies Act 1981 of Bermuda, which financial statements may be prepared in accordance with United States GAAP. An insurer is required to submit the annual Statutory Financial Statements as part of the annual Statutory Financial Return.


     Annual Statutory Financial Return. The Operating Company is required to file with the Registrar of Companies in Bermuda a Statutory Financial Return no later than four months after its financial year end (unless specifically extended). The Statutory Financial Return includes, among other matters, a report of the approved independent auditor on the Statutory Financial Statements of the insurer, a solvency certificate, the Statutory Financial Statements themselves and an opinion of the Operating Company's loss reserve specialist in respect of the Operating Company's loss and loss expense provisions. The solvency certificate must be signed by the principal representative and at least two directors of the insurer who are required to certify whether the minimum solvency margin has been met, and the independent approved auditor is required to state whether in its opinion it was reasonable for the directors to so certify. Where an insurer's accounts have been audited for any purpose other than compliance with the Insurance Act, a statement to that effect must be filed with the Statutory Financial Return. The Operating Company's loss reserve specialist is Christopher Harris of KPMG Peat Marwick.

     Minimum Solvency Margin. The Insurance Act provides that the statutory assets of an insurer must exceed its statutory liabilities by an amount greater than the prescribed minimum solvency margin.


     The Operating Company is registered as a Class 3 insurer under the Insurance Act and, as such: (i) is required to maintain a minimum solvency margin equal to the greatest of: (a) $1,000,000, (b) 20% of net premium written up to $6,000,000 plus 15% of net premiums written over $6,000,000, and (c) 15% of loss reserves; (ii) is prohibited from declaring or paying any dividends during any financial year it is in breach of its minimum solvency margin or minimum liquidity ratio or if the declaration or payment of such dividends would cause it to fail to meet such margin or ratio (if it fails to meet its minimum solvency margin or minimum liquidity ratio on the last day of any financial year, the insurer will be prohibited from declaring or paying any dividends during the next financial year, without the approval of the Minister); (iii) is prohibited from reducing by 15% or more its total statutory capital, as set out in its previous year's financial statements without the approval of the Minister; and (iv) if it appears to the Minister that there is a risk of the insurer becoming insolvent or that the insurer is in breach of the Insurance Act or any conditions imposed upon its registration, the Minister may, in addition to the restrictions specified above, direct the insurer not to declare or pay any dividends or any other distributions or may restrict it from making such payments to such extent as the Minister may think fit. The Operating Company has received from the Bermuda Minister of Finance an exception from the minimum solvency margin requirement until the consummation of the Offerings, when the Operating Company will meet such requirement.



     Minimum Liquidity Ratio. The Insurance Act provides a minimum liquidity ratio for general business. An insurer engaged in general business is required to maintain the value of its relevant assets at not less than 75% of the amount of its relevant liabilities. Relevant assets include cash and time deposits, quoted investments, unquoted bonds and debentures, first liens on real estate, investment income due and accrued, accounts and premiums receivable and reinsurance balances receivable. There are certain categories of assets which, unless specifically permitted by the Minister, do not qualify as relevant assets, such as unquoted equity securities, investments in and advances to affiliates and real estate and collateral loans. The relevant liabilities are total general business insurance reserves and total other liabilities less deferred income tax and sundry liabilities (by interpretation, those not specifically defined).


     Supervision, Investigation and Intervention. The Minister may appoint an inspector with extensive powers to investigate the affairs of an insurer if the Minister believes that an investigation is required in the interest of the insurer's policyholders or persons who may become policyholders. In order to verify or supplement information otherwise provided to the Minister, the Minister may direct an insurer to produce documents or information relating to matters connected with the insurer's business.

     If it appears to the Minister that there is a risk of the insurer becoming insolvent, or that it is in breach of the Insurance Act or any conditions imposed upon its registration, the Minister may, among other things, direct the insurer (i) not to take on any new insurance business, (ii) not to vary any insurance contract if the effect would be to increase the insurer's liabilities,
(iii) not to make certain investments, (iv) to realize certain investments, (v) to maintain, or transfer to the custody of a specified bank, certain assets,
(vi) not to declare or pay any dividends or other distributions or to restrict the making of such payments, and/or (vii) to limit its premium income.


     An insurer is required to maintain a principal office in Bermuda and to appoint and maintain a principal representative in Bermuda. For the purpose of the Insurance Act, the principal office of the Operating Company is at the Company's offices in Hamilton, Bermuda, and Donald J. Matthews, the Company's President and Chief Executive Officer, is the principal representative of the Operating Company. An insurer may not terminate the appointment of its principal representative without a reason acceptable to the Minister, and the principal representative may not cease to act as such, unless 30 days' notice in writing to the Minister is given of the intention to do so. It is the duty of the principal representative, within 30 days of reaching the view that there is a likelihood of the insurer for which the principal representative acts becoming insolvent or that a reportable "event" has, to the principal representative's knowledge, occurred or is believed to have occurred, to make a report in writing to the Minister setting out all the particulars of the case that are available to the principal representative. Examples of such a reportable "event" include failure by the insurer to comply substantially with a condition imposed upon the insurer by the Minister relating to a solvency margin or a liquidity ratio.



     Certain Bermuda Law Considerations. GMA and its subsidiaries have been designated as non-resident for exchange control purposes by the Bermuda Monetary Authority, whose permission has been obtained for the issue and transfer of the Common Shares. This designation allows GMA and the Operating Company to engage in transactions, or to pay dividends to non-residents of Bermuda who are holders of the Common Shares, in currencies other than the Bermuda Dollar.



     The transfer of the Common Shares between persons regarded as non-resident in Bermuda for exchange control purposes and the issuance of the Common Shares after the completion of the Offerings to such persons may be effected without specific consent under the Exchange Control Act 1972 and regulations thereunder. Issues and transfers of the Common Shares to any person regarded as resident in Bermuda for exchange control purposes requires specific prior approval under the Exchange Control Act 1972. The common shares of the Operating Company cannot be transferred without the consent of the Bermuda Monetary Authority.


     In accordance with Bermuda law, share certificates are issued only in the names of corporations or individuals. In the case of an applicant acting in a special capacity (for example, as an executor or trustee), certificates may, at the request of the applicant, record the capacity in which the applicant is acting. Notwithstanding the recording of any such special capacity, GMA is not bound to investigate or incur any responsibility in respect of the proper administration of any such estate or trust. GMA will take no notice of any trust applicable to any of its Common Shares whether or not it had notice of such trust.


     As "exempted companies," GMA and its subsidiaries are exempt from Bermuda laws restricting the percentage of share capital that may be held by non-Bermudians, but as exempted companies they may not participate in certain business transactions, including (i) the acquisition or holding of land in Bermuda (except as required for their business and held by lease or tenancy for terms of not more than 21 years) without the express authorization of the Bermuda legislature, (ii) the taking of mortgages on land in Bermuda to secure an amount in excess of $50,000 without the consent of the Minister, (iii) the acquisition of any bonds or debentures secured by any land in Bermuda, other than certain types of Bermuda government securities, or (iv) the carrying on of business of any kind in Bermuda, including insuring domestic risks and the risks of other Bermuda-exempted companies, except in furtherance of their business carried on outside Bermuda, and, in the case of the Operating Company, except for (a) reinsuring any risks undertaken by any company incorporated in Bermuda and permitted to engage in the insurance and reinsurance business or (b) providing financial guaranty insurance to any exempted undertaking in Bermuda under the license granted to the Operating Company by the Minister on December 17, 1998.


  United States


     Neither GMA nor its subsidiaries are currently licensed as a financial guaranty insurer or reinsurer in any jurisdiction in the United States. The insurance laws of each state in the United States regulate the sale of insurance within its jurisdiction by insurers, such as the Operating Company, which are not admitted to do business within such jurisdiction. With some exceptions, the sale of insurance within a jurisdiction in the United States where an insurer is not admitted to do business is prohibited. The sale of reinsurance, however, is generally permitted within each state of the United States and the District of Columbia by non-admitted reinsurers, provided that certain requirements are satisfied, such as the need to obtain necessary approvals from certain state insurance regulators in connection with a particular reinsurance transaction and/or the need for the insurer to satisfy applicable credit for reinsurance requirements.

     The Operating Company has adopted Operating Guidelines pursuant to which it intends to conduct its reinsurance business in the United States in a manner that will comply with the requirements applicable to non-admitted reinsurers and to conduct its insurance business with persons located in the United States in a manner that will not subject the Operating Company to the insurance licensing laws of any jurisdiction in the United States. There can be no assurance, however, that challenges to the Operating Company's reinsurance and insurance activities in the United States will not be raised in the future or that the restrictions on the Operating Company's activities associated with its status as a non-admitted reinsurer and its lack of any insurance licenses in the United States will not place the Company at a competitive disadvantage or otherwise adversely affect the Company. In addition, changes in the Company's business strategy or in the applicable insurance laws in the United States may lead management to conclude that the Operating Company should seek to become an admitted reinsurer in, or to obtain insurance licenses from, one or more jurisdictions in the United States. If such a conclusion were to be reached, there can be no assurance that the Operating Company would be able to become an admitted reinsurer or be able to obtain such licenses. Furthermore, the process of obtaining such status or licenses is often costly and may take a long time, which could adversely affect the Company and its objective of being a low-cost insurance and reinsurance provider.



     Because many jurisdictions in the United States do not permit insurance companies to take credit on their statutory financial statements for reinsurance obtained from unlicensed or non-admitted reinsurers unless appropriate security measures are in place, it is anticipated that the Operating Company's reinsurance clients, including ACA, will require it to post a letter of credit or enter into other security arrangements. If the Operating Company should default under a letter of credit facility, it may be required to liquidate prematurely all or a substantial portion of its investment portfolio and/or its other assets which have been pledged as security for the letter of credit facility or otherwise to secure its obligations to its reinsurance clients, which would adversely affect the Company. The Operating Company does not currently have a letter of credit facility established and if the Operating Company is unable to obtain such a facility on commercially acceptable terms or is unable to arrange for other types of security, the Operating Company's ability to operate its reinsurance business may be severely limited.



     The Operating Company's quota share and facultative treaties with ACA require the Operating Company to take all steps necessary in order to permit ACA to receive credit for such reinsurance in all applicable jurisdictions. The Operating Company expects typically to post a letter of credit or other security to enable ACA to obtain full credit for the reinsurance provided under the treaties. If the Operating Company is unable to satisfy any requirement needed in order for ACA to receive credit for the Operating Company's reinsurance, ACA would have the right to terminate its reinsurance treaties with the Operating Company, which would adversely affect the Company.


  Outside the United States -- Insurance


     Initially, an important international focus for the Company will be to insure financial transactions involving assets held by trusts or similar special purpose vehicles domiciled in jurisdictions such as Bermuda, the Cayman Islands and the Island of Jersey. Such assets are expected typically to originate in the United States and certain European Union countries and be transferred to such off-shore jurisdictions in connection with the structuring of such transactions. The Operating Company has obtained the necessary licenses under Bermuda law to provide financial guaranty insurance to certain special purpose vehicles located in Bermuda. The Company believes that no insurance licenses are required under the laws of the Cayman Islands to provide financial guaranty insurance to such entities located in the Cayman Islands, provided that the Operating Company conducts the negotiation, conclusion and execution of insurance contracts, administers insurance policies, and solicits insurance business in respect of persons ordinarily resident or property ordinarily based in the Cayman Islands, from outside the Cayman Islands. Similarly, the Company believes that the Operating Company is permitted under the laws of the Island of Jersey to provide financial guaranty insurance to such entities located in the Island of Jersey without obtaining an insurance permit, subject to certain restrictions, principally including that the Operating Company conduct marketing, negotiating, underwriting, contract execution, policy administration and claims handling activities entirely outside the Island of Jersey. In addition, in connection with these types of transactions, the Operating Company, as a result of being licensed in Bermuda only, will investigate risks and conduct post-closing surveillance activities from Bermuda, rather than from the Cayman Islands, the Island of Jersey, or the jurisdiction from which the assets underlying such transactions originated, such as the United States and certain European Union countries. The Operating Company expects to perform its underwriting analysis on such transactions in Bermuda and to obtain the information needed to conduct such analysis from the proposed insured, persons acting as agent for the proposed insured and other third parties. The Operating Company also expects to provide financial guaranty insurance to financial institutions and insurance companies outside the United States seeking to manage their regulatory risked-based capital requirements, where it may do so without obtaining insurance licenses in jurisdictions other than Bermuda.



     The Company has adopted Operating Guidelines pursuant to which it intends to operate its international insurance business in a manner that will comply with applicable legal requirements and to conduct such insurance business in a manner that will not subject it to the insurance licensing laws of any jurisdiction other than Bermuda. There can be no assurance, however, that challenges to the Operating Company's insurance activities in such jurisdictions will not be raised or that the restrictions on the Operating Company's activities associated with its lack of any insurance licenses in such jurisdictions will not place the Company at a competitive disadvantage or otherwise adversely affect the Company. In addition, changes in the Company's business strategy, including a decision to target other jurisdictions that are used as domiciles for structuring asset-backed transactions, or changes in applicable insurance laws in the Cayman Islands, the Island of Jersey, the United States or certain European Union countries may lead management to conclude that the Operating Company should seek insurance licenses in jurisdictions other than Bermuda. If such a conclusion were to be reached, there can be no assurance that the Operating Company would be able to obtain such licenses. Furthermore, the process of obtaining such licenses is often costly and may take a long time, which could adversely affect the Company and its objective of being a low-cost insurance provider.



     The Company believes that the securities issued by trusts and other special purpose vehicles that purchase financial guaranty insurance from the Operating Company will likely be sold in many jurisdictions, principally including the United States and the United Kingdom. In part because the Operating Company will issue its financial guaranty insurance policies to such trusts and other special purpose vehicles, the Company does not believe that the ownership of the securities issued by such entities by an investor residing in a particular jurisdiction would require the Operating Company to obtain an insurance license in such jurisdiction. The Company has adopted Operating Guidelines pursuant to which it intends to issue its financial guaranty insurance policies to such trusts and other special purpose vehicles that issue securities in the United States in a manner that will not subject the Operating Company to the insurance licensing laws of any jurisdiction in the United States. These Operating Guidelines provide that in such cases, among other things, (i) the Operating Company will negotiate, issue and deliver its financial guaranty policy to an insured located outside the United States; (ii) the Operating Company will investigate risks and conduct post-closing surveillance from outside the United States; (iii) the Operating Company will not solicit, advertise or otherwise sell its policies in the United States; (iv) under the terms of the securities that are subject to the financial guaranty insurance, principal and interest will be due and payable to a trustee located outside the United States; and (v) no policy, certificate of insurance, rider, endorsement or other evidence of insurance will be delivered by the Operating Company to any securityholder, excluding an issuer or trustee when not acting in the capacity of a securityholder. The Operating Company has also adopted Operating Guidelines pursuant to which it intends to issue its financial guaranty insurance policies to trusts and other special purpose vehicles that issue securities in the United Kingdom in a manner that will not subject the Operating Company to the insurance licensing laws of the United Kingdom. These Operating Guidelines provide, among other things, that the Operating Company will make underwriting decisions and issue all policies exclusively from outside the United Kingdom and not otherwise effect or carry out any contracts of insurance in the United Kingdom.



     Because securities insured by the Operating Company may be held in many jurisdictions, there can be no assurance that challenges will not be made by regulatory authorities or others in a particular jurisdiction, including the United States or the United Kingdom, where securities insured by the Operating Company are held seeking to require the Operating Company to obtain an insurance license in such jurisdiction. If any such challenge were to be successfully asserted, there can be no assurance that the Operating Company would be able to obtain the required licenses. Furthermore, the process of obtaining any such license may be costly and may take a long time, which could adversely affect the Company and its objective of being a low-cost insurance provider.

  Outside the United States -- Reinsurance


     The Company also expects to seek reinsurance opportunities in Bermuda and certain European Union countries. The Operating Company has obtained the necessary licenses under Bermuda law to provide financial guaranty reinsurance to certain insurers domiciled in Bermuda, and it intends to conduct its reinsurance business in the European Union in a manner that will not subject the Operating Company to insurance licensing laws in any European Union country. There can be no assurance, however, that challenges to the Operating Company's reinsurance activities in European Union countries will not be raised in the future or that the restrictions on the Operating Company's reinsurance activities in European Union countries associated with its lack of any insurance licenses in such countries will not place the Company at a competitive disadvantage. In addition, changes in the Company's business strategy or applicable insurance laws in particular European Union countries may lead management to conclude that the Operating Company should seek insurance licenses in one or more European Union countries. If such a conclusion were to be reached, there can be no assurance that the Operating Company would be able to obtain such licenses. Furthermore, the process of obtaining such licenses is often costly and may take a long time, which could adversely affect the Company and its objective of being a low-cost reinsurance provider.


  Marketing Company


     Neither GMA nor its subsidiaries are licensed as an insurer in the United Kingdom. The insurance laws of the United Kingdom prohibit the carrying on of insurance and reinsurance business in the United Kingdom by any person other than an authorized or exempt insurer or reinsurer. The Company believes that the Operating Company and the Marketing Company will not need to be licensed as insurers in the United Kingdom, so long as the Operating Company exclusively makes underwriting decisions and issues all policies from outside the United Kingdom and does not otherwise effect or carry out any contracts of insurance in the United Kingdom. In light of this, the Operating Company and the Marketing Company have adopted Operating Guidelines that provide, among other things, that the activities of the Marketing Company will be principally limited to maintaining an office in the United Kingdom, meeting with prospective parties to financial guaranty transactions and assisting them in originating proposals to be presented to the Operating Company in Bermuda for its review and further action; that the Operating Company will perform credit reviews, make underwriting decisions, issue policies, collect premiums, settle claims and perform all other policy servicing activities, including due diligence and post-closing credit surveillance, outside the United Kingdom and will not carry on any insurance-related activities in the United Kingdom; and that the Marketing Company will not have, and will not hold itself out as having, the authority to bind the Operating Company and will not participate in any underwriting decisions, execute policies, collect premiums, settle claims or otherwise effect or carry out insurance contracts in the United Kingdom. There can be no assurance, however, that challenges to the activities of the Operating Company and the Marketing Company in the United Kingdom will not be raised in the future or that the restrictions on the activities of the Operating Company and the Marketing Company in the United Kingdom associated with their lack of any insurance licenses will not place the Company at a competitive disadvantage or otherwise adversely affect the Company.


  Other


     Recently, the insurance and reinsurance regulatory framework has become subject to increased scrutiny in many jurisdictions, including the United States, various states within the United States, the United Kingdom and elsewhere. For example, there have been Congressional and other initiatives in the past in the United States regarding increased supervision and regulation of the insurance industry, including proposals to supervise and regulate reinsurers domiciled outside the United States to a greater extent than currently regulated. In addition, in the United Kingdom there is an initiative to consolidate the regulation of insurance, banking and other financial services into a system supervised by a single regulator, the Financial Services Authority. This initiative may subject certain types of insurance, including financial guaranty insurance, or certain insurance-related activities, such as the proposed activities of the Marketing Company, to more extensive regulation. It is not possible to predict the future impact of changing law or regulation on the operations of the Company. Such changes, if any, could have an adverse effect on the Company.



     The Operating Guidelines to be employed by the Company were developed following consultation with counsel in certain jurisdictions in which the Company expects to conduct its insurance and reinsurance business, in which the securities issued by trusts and other special purpose vehicles that have purchased insurance from the Operating Company are principally expected to be issued, and from which the assets backing such securities are principally expected to originate, in each case as noted above. However, in light of the absence of controlling legal precedent with respect to many of the regulatory issues noted above and the broad discretion accorded insurance regulators in many jurisdictions in the administration of insurance laws, there can be no assurance that if the Company conducts its business in accordance with such Operating Guidelines, a court or insurance regulator would not interpret and apply applicable insurance laws so as to require GMA, the Operating Company or the Marketing Company to obtain an insurance license in a particular jurisdiction. Any such action by a court or regulator would adversely affect the Company. The insurance laws of most jurisdictions provide for civil and criminal penalties for conducting an insurance business without the required licenses. In addition, the insurance laws of some jurisdictions provide that insurance policies entered into by an insurer conducting an insurance business without required licenses will be unenforceable and that the insurer must return any premiums received for such policies.

     OVERVIEW OF THE FINANCIAL GUARANTY INSURANCE AND REINSURANCE INDUSTRY

     Financial guaranty insurance provides the holder of a financial obligation with a guaranty against financial loss. Such insurance is principally used to guarantee the payment of principal and interest on a financial obligation, and is typically unconditional, irrevocable and, except in certain cases for non-payment of premiums, non-cancellable. Financial guaranty insurance is principally offered as a credit enhancement to asset-backed securities and municipal bonds and can be provided on an entire issue of securities at the time of original issuance or to holders of all or a portion of an issue of uninsured obligations at any time following issuance. If an issuer defaults under an insured financial obligation, the insurer is obligated to pay the principal of and interest on the obligation based on the original payment schedule and the holder cannot accelerate the balance if the insurer makes such payments on a timely basis. The insurer then has recourse against the issuer and/or any related collateral for any amount paid under the policy.


     Financial guaranty insurance provides benefits for both issuers and investors. Issuers of financial obligations generally purchase financial guaranty insurance to raise the credit ratings of their financial obligations and, consequently, to reduce their overall cost of borrowing. Holders of financial obligations benefit from financial guaranty insurance because the risk of loss associated with an issuer's default is reduced and because an obligation that is insured is typically more liquid in the secondary market than it would be without such insurance. In addition, financial institutions and insurance companies subject to regulatory risk-based capital requirements may increase their levels of available capital through insuring financial obligations held by them.



     The premium for financial guaranty insurance is typically non-refundable and is payable by the issuer of the obligation either in periodic installments, as is generally the case with asset-backed securities, or in full at the policy's inception, as is generally the case with municipal debt obligations. For financial reporting and statutory accounting purposes, insurers and reinsurers recognize periodic installment premiums in the period that the insurer receives them and recognize premiums that are paid at a policy's inception over the term of the related insured obligation. Premium rates are typically calculated as a percentage of the principal amount of the insured obligation or the principal and interest scheduled to come due during the stated term of the insured obligation. Premium rates reflect such factors as the credit strength of the issuer, size and type of an issue, rating agency capital charges, the issuer's sources of income, collateral pledged, restrictive covenants, maturity, prevailing market spreads between insured and uninsured obligations and competition from other insurers, other providers of credit enhancements and alternatives to credit enhancement.


  Asset-Backed Securities Market


     Asset-backed securities are a form of structured financing distinguishable from more traditional debt financing. In traditional debt financing, the issuer of the debt retains ownership of its assets and the obligation to repay its liabilities, even where collateral has been pledged to secure such liabilities. Further, in a traditional debt financing, a bankruptcy or insolvency of the issuer can delay scheduled payments to the debt holders even if the debt is fully collateralized. Therefore, the creditworthiness of a traditional debt financing is linked to that of the issuer of the debt in addition to any collateral pledged. In contrast, an asset-backed security is generally issued by a special purpose entity organized to hold a specific pool of assets that have an ascertainable cash flow or market value and to issue the securities that are secured by the assets or payable from the cash flow derived from the assets. The special purpose entity created to issue asset-backed securities is typically intended to be isolated from any bankruptcy of the entity providing the assets. Because the assets supporting the asset-backed securities are intended to be insulated from the credit risk of the company that originated or originally acquired the assets, such asset-backed securities are rated independently from the rating assigned to the company itself.



     Most asset-backed securities are supported by diverse pools of fixed-income financial assets and their related collateral, such as single- and multi-family residential mortgage loans, home equity loans, time-share loans, automobile loans, credit card receivables, student loans, commercial loans, equipment leases, aircraft leases, trade receivables and export finance receivables. There are also asset-backed securities supported by one or a few assets, such as public utility mortgage bonds, project finance loans and capital equipment loans.

     Asset-backed securities involve both asset risk and structural risk. Asset risk relates to the amount and quality of asset coverage. In general, the amount and quality of asset coverage is based on the historical cash flow performance and projected future cash flow performance of the assets. Asset-backed securities are often over-collateralized or secured by another form of credit enhancement to protect against adverse asset performance. The ability of the servicer of the assets to service properly and collect the cash flows generated by the underlying assets can also be a factor in determining future asset performance. Structural risk relates to the extent to which the transaction structure protects the interests of investors. Asset-backed securities are usually designed to protect investors from the bankruptcy or insolvency of the entity that originated the underlying assets as well as from the bankruptcy or insolvency of the servicer of those assets. In addition, because the cash flow generated by the underlying assets is the primary source for the repayment of the asset-backed obligations, the securities are structured to account for the tax status of the issuing entity and the tax characterization of the asset-backed obligations that are issued.



     Both the United States and international securitization markets have expanded recently, as measured both by the aggregate principal amount of asset-backed obligations issued and the diversity of securitized assets. According to Asset-Backed Alert, worldwide issuances of asset-backed securities grew from approximately $291.7 billion during 1997 to approximately $346.7 billion during 1998, representing an increase of approximately 18.9%. In addition, Asset-Backed Alert reported that during 1998, 20.6% of asset-backed securities issued in public offerings were insured. While home mortgages and home equity loans, credit card receivables and auto loans have historically constituted the largest percentage of assets that support asset-backed securities, the diversity of asset-backed obligations available to investors has continued to expand as corporations, financial institutions and state and local governments have sought to access the capital markets by securitizing their respective assets and utilizing the techniques of structured finance.


Municipal Bond Market


     Municipal bond insurance issued by financial guaranty insurance companies provides a credit enhancement of debt obligations issued by or on behalf of states or other political subdivisions (for example, counties, cities, towns and villages, utility districts, public universities, hospitals and public housing and transportation authorities) and other public and quasi-public entities (including non-United States sovereigns and subdivisions thereof). Types of insured municipal bonds include: general obligations, special tax and assessment transactions, development districts, utilities (electric, water, sewer and gas), housing (single and multi-family), transportation (airports, ports and mass transit), toll facilities (highways, tunnels, parking facilities and bridges), education (private and certain public universities and colleges, community colleges, vocational and technical schools, elementary and high schools, special education and research facilities), healthcare (acute, rehabilitation, assisted living, nursing homes and congregate care), lease transactions and economic and industrial development transactions. Municipal bonds are generally supported by the issuer's taxing power in the case of general obligation or special tax-supported bonds, or, in the case of most revenue bonds, by the issuer's ability to impose and collect fees and charges for public services or specific projects. Outside the United States, similar transactions center on obligations involving infrastructure and infrastructure maintenance.



     The United States municipal bond market has expanded recently, as measured by the aggregate principal amount of municipal securities issued. According to Securities Data Co., the issuance of municipal securities in the United States grew from approximately $220.7 billion during 1997 to approximately $285.9 billion during 1998, representing an increase of approximately 29.5%. In addition, Securities Data Co. reported that during the same time period, approximately 50.8% of municipal securities issued in public offerings were insured.


Financial Guaranty Reinsurance Market

     Reinsurance is an arrangement under which a financial guaranty insurance company (the "reinsurer") agrees to indemnify or assume the obligations of another insurance company (the "ceding company" or "cedent") for all or a portion of the insurance risks that the ceding company has underwritten in exchange for a premium. Such arrangements are standard industry practice for primary insurers. The reinsurer may pay a ceding commission to the cedent to compensate it for the costs of producing and underwriting the insured risk. Reinsurers may also purchase reinsurance under retrocessional agreements to cover all or a portion of their own exposure for similar reasons as the primary insurer purchases reinsurance. Reinsurance does not typically relieve the ceding company of its obligation to the insured party if a reinsurer fails to perform.



     The two principal kinds of reinsurance are automatic treaty reinsurance and facultative reinsurance. Automatic treaty reinsurance requires the ceding company automatically to cede and the reinsurer to assume specific classes of risk that the ceding company has underwritten during the term of the treaty, although the reinsurance risk extends for the term of the respective underlying obligations. Facultative reinsurance is the reinsurance of all or part of one or more insurance policies or specific risks, which is subject to separate negotiation for each reinsurance placement. This option allows the reinsurer to accept or reject individual submissions by a ceding company for reasons such as credit risk, sector risk or country risk. Automatic treaty and facultative reinsurance are typically written on either a proportional or non-proportional basis. In proportional relationships, such as a quota share treaty, the ceding company and the reinsurer share premiums, losses and expenses net of any ceding commission of a single risk or group of risks at an agreed percentage. Non-proportional reinsurance relationships are typically on an excess-of-loss basis, which provides coverage to a ceding company up to a certain dollar limit to the extent that its losses exceed a certain amount.


     Reinsurance in the financial guaranty industry serves to (i) increase the insurance capacity of a primary insurer, (ii) assist a primary insurer in meeting applicable capital and other requirements imposed by rating agencies and regulatory authorities; and (iii) manage the risk exposure of a primary insurer. State insurance laws and regulations, as well as the rating agencies, establish minimum capital requirements on financial guaranty insurance companies, which limit the aggregate insurance amount that the insurer may write and the maximum single-risk size that it may insure. Reinsurance enables the primary insurer to write policies in amounts larger than the risks it is willing to retain for its own account and allows the primary insurer to increase its capacity to write new business by effectively reducing its gross liability on an aggregate and single-risk basis. In addition, primary insurers manage the risk of their insured portfolios based on internal underwriting criteria and portfolio management guidelines. Reinsurance can be instrumental in enabling primary insurers to achieve portfolio management goals.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The table below sets forth the names, ages and titles of the directors and executive officers of GMA.


NAME                                   AGE                      POSITION WITH GMA
----                                   ---                      -----------------
Donald J. Matthews...................  65     President, Chief Executive Officer and Director
Mary Jane Robertson..................  45     Managing Principal, Chief Financial Officer and
                                              Treasurer
Matthew J. Cooleen...................  33     Managing Principal, Structured Products
Bruce W. Bantz.......................  49     Managing Principal, Marketing and Business
                                              Development
James G. Jachym......................  53     Managing Principal, Credit
Lionel J. Marsland-Shaw..............  46     Managing Principal, Risk Management
Robert M. Lichten....................  58     Chairman of the Board and Director
Frederick S. Hammer..................  62     Deputy Chairman of the Board and Director
Lawrence S. Doyle....................  55     Director
H. Russell Fraser....................  57     Director
William M. Goldstein.................  63     Director
Curtis R. Jensen.....................  36     Director
Willis T. King, Jr. .................  54     Director
Claude J. Seaman.....................  52     Director
Bradley M. Shuster...................  44     Director
Paul T. Walker.......................  63     Director
James J. Zech........................  41     Director



     Donald J. Matthews was elected Chief Executive Officer and a director of GMA and the Operating Company upon their formation and was elected President of GMA and the Operating Company on November 24, 1998. Mr. Matthews was President, Chief Operating Officer and a director of ACA from its formation in October 1997 to August 1998 when he resigned as an officer and director of ACA to join the Company. From 1985 to 1997, he served as Senior Vice President and a Principal of Johnson & Higgins (now Marsh & McLennan Companies, Inc.), an international insurance intermediary and employee benefits consulting firm, where he was employed for 23 years. At Johnson & Higgins, Mr. Matthews most recently served as Chairman of its Global Financial Group, where he oversaw the firm's insurance and reinsurance relationships with financial services companies, including commercial banks and investment banks, on a worldwide basis. Also while at Johnson & Higgins, Mr. Matthews was instrumental in the formation of Corporate Officers & Directors Assurance Ltd. (now part of ACE Limited) and Executive Risk Inc. Prior to joining Johnson & Higgins, Mr. Matthews was Chairman of the Board and President of Midland Insurance Company. Mr. Matthews is currently a director of Annuity and Life Re (Holdings), Ltd., and from 1985 to 1988 served as a director of AMBAC Indemnity Corporation (now Ambac Assurance Corporation).


     Mary Jane Robertson became Managing Principal, Chief Financial Officer and Treasurer of GMA and the Operating Company on October 15, 1998. From 1993 to 1997, Ms. Robertson was the Chief Financial Officer and a Senior Vice President of Capsure Holdings Corp. (now part of CNA Surety Corp.), an insurance company focusing principally on the surety and fidelity insurance business. From 1986 to 1996, Ms. Robertson also served as the Chief Financial Officer and an Executive Vice President of United Capitol Insurance Company, a property/casualty insurance company. Prior thereto, Ms. Robertson served as an Audit Manager of Coopers & Lybrand from 1978 to 1986.


     Matthew J. Cooleen became Managing Principal, Structured Products of GMA and the Operating Company on February 19, 1999. From 1997 to 1999, Mr. Cooleen worked at MBIA-Ambac International, a joint venture between MBIA Insurance Corp. and Ambac Assurance Corporation, where he was most recently a Managing Director in the International Structured Finance Department. At MBIA-Ambac International,

Mr. Cooleen focused on the development of the global structured finance and asset-backed financial guaranty market. From 1995 to 1997, he was a Vice President and Group Head of the Global Securitization Group of Paribas Capital Markets, an international investment and commercial bank, where he founded the Global Securitization/Structured Finance Department. From 1991 to 1995, Mr. Cooleen was a Vice President in the Asset Backed Department of ING Barings, an international investment and commercial bank. Prior thereto, Mr. Cooleen served as a Senior Associate in the Structured Finance Consulting Group of Arthur Andersen, from 1987 to 1991.



     Bruce W. Bantz became Managing Principal, Marketing and Business Development of GMA and the Marketing Company on September 1, 1998. Mr. Bantz was a Director and the Global Head of Asset-Backed Finance of Dresdner Kleinwort Benson, the investment banking division of Dresdner Bank A.G., from 1997 to 1998. From 1994 to 1997, he served as a Director and the Global Head of Asset Securitization for NatWest Markets, the investment banking division of NatWest Group PLC. Prior thereto, Mr. Bantz served as a Vice President of Citibank from 1982 to 1994, where he was responsible for creating many of the innovations for Citibank's credit card asset securitization program that have become basic features of the asset-backed securities market and where he assisted in the formation of CIESCO, an innovative multi-seller asset-backed commercial paper conduit.



     James G. Jachym became Managing Principal, Credit of GMA and the Operating Company on February 24, 1999. From 1996 to 1999, Mr. Jachym was a Vice President of BT Alex.Brown Incorporated, where he was responsible for rating agency matters pertaining to such firm's clients. From 1979 to 1996, he was employed by Lehman Brothers Inc., where from 1985 to 1996 he was a Senior Vice President and was responsible for review and commitment of all asset-backed commercial paper programs.



     Lionel J. Marsland-Shaw became Managing Principal, Risk Management of GMA and the Operating Company on November 1, 1998. From 1995 to 1998, Mr. Marsland-Shaw served as General Manager and Chief Executive Officer of Capital Intelligence, a credit rating and analysis company specializing in emerging markets. From 1993 to 1995, Mr. Marsland-Shaw was Director and Head of the London office of Standard & Poor's Ratings Services and was responsible for its ratings business in the United Kingdom, Ireland and the Netherlands. Prior thereto, Mr. Marsland-Shaw headed Standard & Poor's European Structured Finance and Securitization Analytic Group. Prior to joining Standard & Poor's in 1987, he served as a Manager, Portfolio Administration and Deputy Credit Manager of Manufacturers Hanover Finance Limited from 1984 to 1987.


     Robert M. Lichten was elected a director of GMA and the Operating Company upon their formation and was elected non-executive Chairman of the Board of GMA and the Operating Company on November 25, 1998. Mr. Lichten has been Co-Chairman of Inter-Atlantic Capital Partners, Inc. since 1998. He previously served as Vice Chairman of Inter-Atlantic Capital Partners, Inc. from 1994 to 1998. He is the non-executive Deputy Chairman of the Board of Annuity and Life Re (Holdings), Ltd., a Bermuda-based reinsurance company. Mr. Lichten served as a Managing Director of Smith Barney Inc. from 1990 to 1994 and as a Managing Director of Lehman Brothers Inc. from 1988 to 1990. Prior thereto, he served as an Executive Vice President of The Chase Manhattan Corporation, where he was responsible for asset liability management and was President of The Chase Investment Bank.


     Frederick S. Hammer was elected a director of GMA and the Operating Company upon their formation and was elected non-executive Deputy Chairman of the Board of GMA and the Operating Company on November 25, 1998. Mr. Hammer has been Co-Chairman of Inter-Atlantic Capital Partners, Inc. since 1998. He previously served as Vice Chairman of Inter-Atlantic Capital Partners, Inc. from 1994 to 1998. He is the non-executive Chairman of the Board of Annuity and Life Re (Holdings), Ltd., a Bermuda-based reinsurance company, and serves as a director of Medallion Financial Corporation. Mr. Hammer served as Chairman and Chief Executive Officer of Mutual of America Capital Management Corporation, an investment management company, from 1993 to 1994 and as President of SEI Asset Management Group, an investment management company, from 1989 to 1993. From 1985 to 1989, Mr. Hammer was Chairman and Chief Executive Officer of Meritor Savings Bank, and prior thereto he was an Executive Vice President of The Chase Manhattan Corporation, where he was responsible for its global consumer activities.

     Lawrence S. Doyle was elected a director of GMA and the Operating Company on November 25, 1998. Mr. Doyle has been the Chief Executive Officer, President and a director of Annuity and Life Re (Holdings), Ltd., a Bermuda-based reinsurance company, since December 1997. Mr. Doyle served as an Executive Vice President of EXEL Limited, a Bermuda-based insurance company, in 1997. Mr. Doyle was the President and Chief Executive Officer of GCR Holdings Limited, a Bermuda-based reinsurer specializing in catastrophe risk, and its subsidiary Global Capital Reinsurance Limited from 1993 until their acquisition by EXEL Limited in 1997. Prior thereto, Mr. Doyle was Senior Vice President of the Hartford Insurance Group in charge of international operations, where he was employed for 27 years, the last six of which he was also the President of Hartford Fire International.



     H. Russell Fraser was elected a director of GMA and the Operating Company on August 25, 1998. Mr. Fraser has been Chairman and Chief Executive Officer of ACA since its formation in October 1997. From April 1989 to February 1995, he served as Chairman and Chief Executive Officer of Fitch Investors Service, L.P. (now Fitch IBCA, Inc.). Mr. Fraser also served as President and Chief Executive Officer of AMBAC Indemnity Corporation (now Ambac Assurance Corporation), a financial guaranty insurer, from 1980 to 1989.


     William M. Goldstein was elected a director of GMA and the Operating Company upon their formation. Mr. Goldstein is Chairman of the Tax Department and former Chairman of the Managing Partners of the law firm of Drinker Biddle & Reath LLP, the Company's United States counsel, where he has been a partner since 1982. Mr. Goldstein served as Deputy Assistant Secretary for Tax Policy with the United States Department of Treasury from 1975 to 1976.


     Curtis R. Jensen was elected a director of GMA and the Operating Company on November 25, 1998. Mr. Jensen has been a senior analyst for Third Avenue Value Fund since 1995 and Co-Portfolio Manager of Third Avenue Small-Cap Value Fund since 1997. Prior thereto, Mr. Jensen was a student at the Yale University School of Management, from which he received a Masters, Business Administration. Mr. Jensen served as Director of Operations of Ciao Bella Gelato Company, a food manufacturer, from 1990 to 1993. He is a director of Repap Enterprises Incorporated, a Canadian paper producer. Mr. Jensen is serving as a director of GMA as the nominee of the Third Avenue Funds.


     Willis T. King, Jr. was elected a director of GMA and the Operating Company on November 25, 1998. Mr. King has been Vice Chairman of Guy Carpenter & Company, Inc., the reinsurance brokerage subsidiary of Marsh & McLennan Companies, Inc., since its merger with Johnson & Higgins, an international insurance intermediary and employee benefits consulting firm, in 1997. He served as a director of Johnson & Higgins from 1987 to 1997 and Chief Executive Officer of its reinsurance brokerage subsidiary, Willcox Incorporated Reinsurance Intermediaries, from 1985 to 1997. He is the non-executive Chairman of the Board of Homeowners' Holdings, Inc. and its insurance company subsidiary, First Protective Insurance Company. Mr. King is also a Director of SCPIE Holdings, Inc.


     Claude J. Seaman was elected a director of GMA and the Operating Company on February 26, 1999. Mr. Seaman has been a Group Executive Vice President, Strategic Investments of PMI since 1999. From 1994 to 1999, Mr. Seaman served as an Executive Vice President for Insurance Operations of PMI. Mr. Seaman is serving as a director of GMA as a nominee of PMI.



     Bradley M. Shuster was elected a director of GMA and the Operating Company on February 26, 1999. Mr. Shuster has been Executive Vice President in charge of Corporate Development of PMI since 1998. Prior thereto, he served as the Treasurer and Chief Investment Officer of PMI from 1995 to 1998. Mr. Shuster was an audit partner with the accounting firm of Deloitte & Touche LLP from 1988 to 1995. Mr. Shuster is serving as a director of GMA as a nominee of PMI.


     Paul T. Walker was elected a director of GMA and the Operating Company on October 28, 1998. Mr. Walker has served as President of Walker, Truesdell & Associates, a financial consulting firm, since its formation in 1996. From 1992 to 1996, Mr. Walker served as a Trustee of the DBL Liquidating Trust, which was responsible for liquidating Drexel Burnham Lambert for investors. Prior thereto, he was employed at The

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

Chase Manhattan Bank, N.A. from 1957 to 1990, where he most recently served as an Executive Vice President and the Senior Credit Policy Officer.


     James L. Zech was elected a director of GMA and the Operating Company on February 26, 1999. Since 1995, Mr. Zech has been President of High Ridge Capital, LLC, an investment advisory firm that manages High Ridge Capital Partners Limited Partnership, a private equity fund that invests in insurance companies and related service businesses. He served as a Managing Director in the Corporate Finance division of S.G. Warburg & Co., Inc. from 1992 to 1995. Mr. Zech is a director of the Seibels Bruce Group, Inc. Mr. Zech is serving as a director of GMA as the nominee of High Ridge.


PROVISIONS GOVERNING THE BOARD OF DIRECTORS

  Number and Terms of Directors


     GMA's Bye-Laws provide that the Board of Directors is divided into three classes. The first class, whose initial term expires at the first annual meeting of GMA's shareholders following completion of the Offerings, is comprised of Messrs. Doyle, Hammer, Jensen and King; the second class, whose initial term expires at the second annual meeting of GMA's shareholders following completion of the Offerings, is comprised of Messrs. Fraser, Goldstein, Shuster and Zech; and the third class, whose initial term expires at the third annual meeting of GMA's shareholders following completion of the Offerings, is comprised of Messrs. Matthews, Lichten, Seaman and Walker. Following their initial terms, all classes of directors will be elected to three-year terms.


  Committees of the Board

     The Board of Directors has established Executive, Finance and Investment, Audit, Compensation and Underwriting committees. Each committee reports to the Board.


     Executive Committee. The Board has established an Executive Committee to exercise all of the authority of the Board between meetings of the full Board. The Executive Committee does not, however, have authority to take any action on matters committed or reserved by Bermuda law, GMA's Bye-Laws or resolution of the Board of Directors to the full Board or another committee of the Board. The Executive Committee presently consists of seven members (Messrs. Lichten (Chairman), Fraser, Goldstein, Hammer, Matthews, Shuster and Walker).



     Finance and Investment Committee. The Board has established a Finance and Investment Committee to establish and monitor the Operating Company's investment policies and the performance of the Investment Managers. The Finance and Investment Committee presently consists of five members (Messrs. Shuster (Chairman), Hammer, Jensen, Lichten and Zech).



     Audit Committee. The Board has established an Audit Committee to review the Company's internal administrative and accounting controls and to recommend to the Board the appointment of independent auditors. The Audit Committee presently consists of four members (Messrs. Goldstein (Chairman), Doyle, Fraser and Walker).



     Compensation Committee. The Board has established a Compensation Committee to review the performance of corporate officers and the Company's compensation policies and procedures and to make recommendations to the Board with respect to such policies and procedures. The Compensation Committee also administers the Company's stock option plans and incentive compensation plans and recommends to the Board persons to be nominated as directors and to fill committee assignments. The Compensation Committee presently consists of three members (Messrs. Hammer (Chairman), Goldstein and King).



     Underwriting Committee. The Board has established an Underwriting Committee to review and monitor the risks insured by the Company. The Underwriting Committee presently consists of five members (Messrs. Walker (Chairman), Doyle, King, Lichten and Seaman).

  Compensation of Directors


     Directors who are employees of the Company will not be paid any fees or additional compensation for services as members of the Company's Board of Directors or any committee thereof. Non-employee directors will receive cash in the amount of $20,000 per annum and $1,000 per board or committee meeting attended. The non-employee Chairman and Deputy Chairman of the Board and non-employee Committee Chairmen will receive an additional $1,000 per annum. Mr. Fraser will receive options to acquire 100,000 Common Shares and other non-employee directors will each receive options to acquire 15,000 Common Shares, in each case upon the later of (i) their election to the Company's Board of Directors or (ii) the consummation of the Offerings. Robert M. Lichten, the non-employee Chairman of the Board, will also be granted options to purchase a number of Common Shares equal to the number of Common Shares remaining under the Stock Option Plan after all of the other directors and officers of the Company (including Mr. Matthews) who are entitled to receive options upon consummation of the Offerings and the Direct Sales have been granted such options, minus 100,000 Common Shares. If the Underwriters' over-allotment options are not exercised, Mr. Lichten will not receive any additional options. If the Underwriters' over-allotment options are exercised in full, Mr. Lichten will receive options to purchase 113,645 Common Shares. All such options become exercisable in three equal annual installments commencing on the first anniversary of the date of grant and will have an exercise price equal to the fair market value of the Common Shares on the date of grant, except for any options granted upon consummation of the Offerings, which will have an exercise price equal to the initial public offering price per share. Such options may be assigned by the directors without the consent of GMA. On the date of each annual meeting of the Company's shareholders, each non-employee director whose term as a director has not ended as of the date of such annual meeting will receive options to acquire 2,000 Common Shares. Such options will be immediately exercisable if granted on or after the first anniversary of the consummation of the Offerings and will have an exercise price equal to the fair market value of the Common Shares on the date of grant. If any such options are granted before the first anniversary of the consummation of the Offerings, they will not become exercisable until such first anniversary. All directors will be reimbursed for travel and other expenses incurred in attending meetings of the Board or committees thereof.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is or was an executive officer or employee of the Company, nor has any executive officer of the Company served as a director or a member of the compensation committee of any other company, one of whose executive officers serves as a member of GMA's Board or Compensation Committee, except that (i) Mr. Matthews, the Company's President and Chief Executive Officer, previously served as a director of ACA, of which Mr. Fraser, a director of the Company, is an executive officer, and (ii) Mr. Matthews serves on the Compensation Committee of Annuity and Life Re (Holdings), Ltd., of which Mr. Doyle, a director of the Company, is the President and Chief Executive Officer.


     Mr. Goldstein has expressed his non-binding intention to purchase 10,000 Common Shares directly from the Company as part of the Direct Sales for an aggregate purchase price of $141,000. Mr. King has expressed his non-binding intention to purchase 15,000 Common Shares directly from the Company as part of the Direct Sales for an aggregate purchase price of $211,500. Mr. Hammer has expressed his non-binding intention to purchase 12,500 Common Shares directly from the Company as part of the Direct Sales for an aggregate purchase price of $176,250. Mr. Hammer also purchased from the Company for $11,007 a Class A Warrant to purchase an aggregate number of Common Shares equal to 1.37592% of the sum of (i) the Common Shares outstanding immediately following the consummation of the Offerings (including the Direct Sales, but excluding any Common Shares held by the Purpose Trust) and (ii) the Common Shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the Offerings except for the Class A Warrants, the Class B Warrants and any options granted by the Company under its Stock Option Plan. Mr. Hammer also purchased from a third party a Class A Warrant to purchase 32,500 Common Shares. Mr. Hammer has transferred a portion of his Class A Warrants to certain trusts that have been established for the benefit of certain family members. Mr. Hammer is also an owner and officer of Inter-


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

Atlantic Capital Partners, Inc., the parent corporation of Inter-Atlantic, and he is a shareholder of ICS. See "Certain Relationships and Related Party Transactions."


EXECUTIVE COMPENSATION



     Messrs. Bantz and Marsland-Shaw and Ms. Robertson have entered into consulting agreements with ACA Service pursuant to which they were paid $75,000, $22,000 and $30,000, respectively, during the fiscal year ended December 31, 1998. Such amounts, together with any additional amounts paid under such consulting agreements prior to the consummation of the Offerings, will be deducted from the unpaid salaries owed by the Company to such officers pursuant to the terms of their respective employment agreements. Such consulting agreements will be terminated prior to or upon consummation of the Offerings. The Company did not pay any compensation to its officers during the fiscal year ended December 31, 1998 but has agreed to reimburse ACA Service for payments made by ACA Service to Messrs. Bantz and Marsland-Shaw and Ms. Robertson pursuant to the consulting agreements.


EMPLOYMENT AGREEMENTS


     GMA, the Operating Company and Mr. Matthews have entered into an Employment Agreement under which Mr. Matthews has agreed to serve as President and Chief Executive Officer of GMA and the Operating Company for an initial term ending on the third anniversary of the consummation of the Offerings and for consecutive one year terms thereafter, subject to three months' advance written notice by either party of a decision not to renew the Employment Agreement. Pursuant to the terms of his Employment Agreement, Mr. Matthews is entitled to receive an annual salary of BD$360,000 as of September 1, 1998. Upon consummation of the Offerings, Mr. Matthews will be eligible to participate in all employee benefit programs maintained by the Company and will receive a monthly housing and travel allowance of BD$13,000. Mr. Matthews' Employment Agreement provides that he will be eligible for an annual cash bonus based on performance targets to be established by the Compensation Committee of the Company's Board of Directors.


     GMA, the Operating Company and Ms. Robertson have entered into an Employment Agreement under which Ms. Robertson has agreed to serve as Managing Principal, Chief Financial Officer and Treasurer of GMA and the Operating Company for an initial term ending on the third anniversary of the consummation of the Offerings and for consecutive one year terms thereafter, subject to three months' advance notice by either party of a decision not to renew the Employment Agreement. Pursuant to the terms of her Employment Agreement, Ms. Robertson is entitled to receive an annual salary of BD$250,000 as of October 15, 1998. Upon consummation of the Offerings, Ms. Robertson will be eligible to participate in all employee benefit programs maintained by the Company and will receive a monthly travel and housing allowance of BD$10,000. Ms. Robertson's Employment Agreement provides that she will be eligible for an annual cash bonus based on performance targets to be established by the Compensation Committee of the Company's Board of Directors.


     GMA, the Operating Company and Mr. Cooleen have entered into an Employment Agreement under which Mr. Cooleen has agreed to serve as Managing Principal, Structured Products, of GMA and the Operating Company for an initial term ending on the third anniversary of the consummation of the Offerings and for consecutive one year terms thereafter, subject to three months' advance notice by either party of a decision not to renew the Employment Agreement. Pursuant to the terms of his Employment Agreement, Mr. Cooleen is entitled to receive an annual salary of BD$300,000 as of March 1, 1999. Upon consummation of the Offerings, Mr. Cooleen will be eligible to participate in all employee benefit programs maintained by the Company and will receive a monthly travel and housing allowance of BD$10,000. Mr. Cooleen's Employment Agreement provides that he will be eligible for an annual cash bonus based on performance targets to be established by the Compensation Committee of the Company's Board of Directors and a one-time cash bonus of BD$300,000, payable within twelve months after the consummation of the Offerings.


     GMA, the Marketing Company and Mr. Bantz have entered into an Employment Agreement under which Mr. Bantz has agreed to serve as Managing Principal, Marketing and Business Development, of GMA and the Marketing Company for an initial term ending on the third anniversary of the consummation of the Offerings and for consecutive one year terms thereafter, subject to three months' advance notice by either party of a decision not to renew the Employment Agreement. Pursuant to the terms of his Employment Agreement, Mr. Bantz is entitled to receive an annual salary of BD$250,000 as of September 1, 1998. Upon consummation of the Offerings, Mr. Bantz will be eligible to participate in all employee benefit programs maintained by the Company and will receive a monthly housing allowance of L7,200. Mr. Bantz's Employment Agreement provides that he will be eligible for an annual cash bonus based on performance targets to be established by the Compensation Committee of the Company's Board of Directors.


     GMA, the Operating Company and Mr. Jachym have entered into an Employment Agreement under which Mr. Jachym has agreed to serve as Managing Principal, Credit, of GMA and the Operating Company for an initial term ending on the third anniversary of the consummation of the Offerings and for consecutive one year terms thereafter, subject to three months' advance notice by either party of a decision not to renew the Employment Agreement. Pursuant to the terms of his Employment Agreement, Mr. Jachym is entitled to receive an annual salary of BD$300,000 as of March 1, 1999. Upon consummation of the Offerings, Mr. Jachym will be eligible to participate in all employee benefit programs maintained by the Company and will receive a monthly travel and housing allowance of BD$10,000. Mr. Jachym's Employment Agreement provides that he will be eligible for an annual cash bonus based on performance targets to be established by the Compensation Committee of the Company's Board of Directors.


     GMA, the Operating Company and Mr. Marsland-Shaw have entered into an Employment Agreement under which Mr. Marsland-Shaw has agreed to serve as Principal, Risk Management, of GMA and the Operating Company for an initial term ending on the third anniversary of the consummation of the Offerings and for consecutive one year terms thereafter, subject to three months' advance notice by either party of a decision not to renew the Employment Agreement. Pursuant to the terms of his Employment Agreement, Mr. Marsland-Shaw is entitled to receive an annual salary of BD$180,000 as of November 1, 1998. Upon consummation of the Offerings, Mr. Marsland-Shaw will be eligible to participate in all employee benefit programs maintained by the Company and will receive a monthly travel and housing allowance of BD$6,000. Mr. Marsland-Shaw's Employment Agreement provides that he will be eligible for an annual cash bonus based on performance targets to be established by the Compensation Committee of the Company's Board of Directors.


     The Employment Agreements of Messrs. Matthews, Cooleen, Bantz, Jachym and Marsland-Shaw and of Ms. Robertson provide that each of them will receive, subject to the consummation of the Offerings, options to purchase Common Shares under the Stock Option Plan. Mr. Matthews will receive options to purchase Common Shares equal to the lesser of: (i) 2.0% of the Company's Common Shares outstanding immediately following the consummation of the Offerings and the Direct Sales; (ii) the number of Common Shares remaining under the Stock Option Plan after all of the other directors and officers of the Company who as of February 26, 1999 are entitled to receive options upon consummation of the Offerings and the Direct Sales have been granted such options (except the additional options granted to Mr. Lichten as the Chairman of the Board), minus 100,000 Common Shares; or (iii) 500,000 Common Shares. Messrs. Cooleen, Bantz and Jachym and Ms. Robertson will each receive options to purchase 100,000 Common Shares. Mr. Marsland-Shaw will receive options to purchase 50,000 Common Shares. The exercise price of the options to be awarded under the Employment Agreements will be equal to the initial public offering price per share. The options become exercisable in three equal annual installments beginning on the first anniversary of the consummation of the Offerings provided, however, that upon a change in control of the Company, the options will become exercisable immediately.



     Each Employment Agreement provides that if the officer is terminated by the Company for serious cause or resigns without good reason, the officer will forfeit all bonus amounts for the then current fiscal year, and the Company will be liable to the officer only for accrued but unpaid salary, accrued but unpaid bonuses from a prior fiscal year and reimbursable business expenses incurred prior to the date of termination. If the employment of an officer is terminated by the Company without serious cause or by the officer with good reason, the Operating Company will continue to pay the officer's base salary for a period of 18 months from such termination (or, if such termination occurs within the period commencing on the date that a change of control is formally proposed to the Company's Board of Directors and ending on the first anniversary of the date on which such change of control occurs, a lump sum payment equal to two times the officer's annual base salary as of the date of termination plus an amount equal to any excise taxes payable by reason of such payments occurring in connection with a change of control). Additionally, the officer shall be entitled to any accrued but unpaid salary, any accrued but unpaid bonuses from a prior fiscal year, reimbursable business expenses incurred prior to the termination, travel and housing allowances for twelve months after the date of termination and reasonable relocation expenses.

     Each Employment Agreement also provides that no officer will for a period of one year following the termination of the officer's employment for any reason, acquire any financial or beneficial interest (unless such interest is less than one percent in a publicly traded corporation) in, provide consulting or other services to, be employed by, or own, manage, operate or control any entity engaged in any business similar to that of the Company at the time of the termination of the officer's employment. Furthermore, the officers are prohibited from directly or indirectly employing or seeking to employ any person or entity employed by the Company at the time their employment is terminated or enticing any such person or entity to leave such employment for a period of two years following the termination of their employment. Each Employment Agreement also provides that the officers will keep secret and retain in the strictest confidence all confidential matters that relate to the Company or any affiliate of the Company.

STOCK OPTION PLAN


     The Global Markets Access Ltd. Initial Stock Option Plan was most recently amended by the Company's Board of Directors on February 26, 1999 and was subsequently approved, as amended, by a vote of the shareholder of the Company on February 26, 1999. The Stock Option Plan is intended to attract and retain selected key employees, non-employee directors and consultants (collectively, the "Eligible Individuals") and to motivate them to exercise their best efforts on behalf of GMA and any subsidiary or parent of GMA (a "Related Corporation"). Options granted under the Stock Option Plan may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code, or may be options not intended to be ISOs ("Non-Qualified Stock Options"). The aggregate maximum number of Common Shares for which options may be granted under the Stock Option Plan will be equal to the lesser of (i) 5.5% of the Common Shares outstanding immediately following the consummation of the Offerings and the Direct Sales minus 87,646 Common Shares or (ii) 2,000,000 Common Shares. No option may be granted under the Stock Option Plan after October 28, 2008, although options outstanding on that date may extend beyond that date. Because of the limited number of Common Shares available for future stock option grants under the Stock Option Plan, the Company anticipates that it may seek shareholder approval to increase the number of Common Shares for which options may be granted under the Stock Option Plan at the Company's first meeting of shareholders.


     Administration. The Stock Option Plan is administered by the Compensation Committee, whose members are designated by the Company's Board of Directors. Under the terms of the Stock Option Plan, the Compensation Committee must consist of at least two directors. It is intended (although not required) that each member of the Compensation Committee administering the Plan be a "non-employee" director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3) or any successor provision. If the Compensation Committee does not consist solely of two or more non-employee directors (within the meaning of Rule 16b-3), each option must be approved by the full Board. The Compensation Committee has the authority to (i) select the Eligible Individuals to be granted ISOs and Non-Qualified Stock Options under the Stock Option Plan, (ii) grant options on behalf of the Company and (iii) set the date of grant and other terms of the options, including the times and the price at which options may be exercised. Except for annual grants of options to GMA's non-employee directors and except as may be otherwise specified in a particular option agreement, options under the Stock Option Plan are exercisable in three equal annual installments, commencing with the first anniversary of the grant date. The Compensation Committee may, in its discretion, accelerate the date on which an option may be exercised.


     Eligibility. Only employees of GMA and/or a Related Corporation are eligible to receive ISOs under the Stock Option Plan. Non-Qualified Stock Options may be granted to all Eligible Individuals. (An Eligible Individual who receives an option grant is hereinafter referred to as an "Optionee.") As of February 26, 1999, there were six employees of the Company eligible to receive ISOs and seventeen Eligible Individuals (including employees) eligible to receive Non-Qualified Stock Options.


     Terms and Conditions of Option. All options will terminate on the earliest of: (i) the expiration of the term specified in the option agreement, which may not exceed ten years (five years, in the case of an ISO if the Optionee on the date of grant owns, directly or by attribution, shares possessing more than 10% of the total combined voting power of all classes of shares of the Company); or
(ii) an accelerated expiration date if the Optionee's employment or service as a director or consultant terminates before the expiration of the term specified in the option agreement, unless otherwise provided in the option agreement. However, if the Optionee's employment or service as a director or consultant terminates for "cause" (as defined in the Stock Option Plan) prior to the expiration date of the option, such option will terminate immediately.

     The option price for an ISO may not be less than 100% of the fair market value of the shares subject to the option on the date that the option is granted. If an ISO is granted to an employee who then owns, directly or by attribution under the Code, Common Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, the option price must be at least 110% of the fair market value of the shares on the date that the option is granted. The aggregate fair market value of the Common Shares (determined on the date the ISOs are granted) with respect to which ISOs are exercisable for the first time by any one employee during any calendar year will not exceed $100,000.

     An Optionee may, in the discretion of the Compensation Committee, pay for Common Shares covered by his or her option (i) in cash or its equivalent, (ii) in Common Shares previously acquired by the Optionee (subject, in the discretion of the Compensation Committee, to certain holding period requirements), (iii) in Common Shares newly acquired by the Optionee upon exercise of the option (which will be a "disqualifying disposition" in the case of an ISO), (iv) through a combination of (i), (ii) or (iii), above, or (v) in the case of options granted to an employee or consultant, by delivering a properly executed notice of exercise of the option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the option.

     If the employment or service of an employee or consultant with GMA (or a Related Corporation) is terminated prior to the expiration date fixed for his or her option for any reason other than death or disability, the Optionee may exercise such option to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of such termination, or to such other extent permitted by the Compensation Committee, at any time prior to the earlier of the expiration date of such option or an accelerated termination date determined by the Compensation Committee, which, unless otherwise determined by the Compensation Committee, may not be later than three months after the date of such termination of employment or service.

     If the service of a non-employee director with GMA is terminated prior to the expiration dated fixed for his or her option for any reason other than death, disability or cause, the Optionee may exercise such option to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of such termination at any time prior to the earlier of the expiration date of such option or three months after the date of such termination of service as a non-employee director. If the service of a non-employee director with GMA is terminated prior to the expiration date fixed for his or her option for cause, such option will terminate immediately.

     If an Optionee's employment or service with GMA (or a Related Corporation in the case of an employee or consultant) is terminated by reason of death or disability, or if an Optionee dies after termination of the Optionee's employment or service but before expiration of the Optionee's option, the Optionee or his or her representative may exercise such option to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of such termination or death, or in the case of an employee or consultant, to such other extent permitted by the Compensation Committee, at any time prior to the earlier of the expiration date of such option or (i) in the case of a non-employee director, one year after the date of such termination of service or death, and (ii) in the case of an employee or consultant, an accelerated termination date determined by the Compensation Committee, which, in the case of disability, unless otherwise determined by the Compensation Committee, may not be later than one year after the termination of employment, and in the case of death, may not be later than one year after the date of death.

     In the event of a corporate transaction such as a merger, acquisition of property or stock, separation, reorganization or liquidation, each outstanding option will be assumed by the surviving corporation or by a parent or subsidiary of such corporation if such corporation is the employer corporation; provided, however, the Compensation Committee has the discretion to terminate all or a portion of the outstanding options if it determines it is in the best interests of the Company. Additionally, upon a "change in control" of the Company, all outstanding options shall become fully vested and exercisable. In the event of a change in control in which outstanding options are not assumed by the surviving entity, the Compensation Committee will terminate all outstanding options on at least seven days' notice.

     Option Agreement; Restriction on Transferability. All options will be evidenced by an option agreement containing provisions consistent with the Stock Option Plan and such other provisions as the Compensation Committee deems appropriate. Except with respect to the initial option grants to GMA's non-employee directors and except as may be provided in an option agreement with regard to other Non-Qualified Stock Options, no option granted under the Stock Option Plan may be transferred, except by will or the laws of descent and distribution. If the Optionee is married at the time of exercise and if the Optionee requests at the time of exercise, the certificate for the Common Shares will be registered in the name of the Optionee and his or her spouse, jointly, with right of survivorship.

     Amendments to Options and the Stock Option Plan; Discontinuance of the Stock Option Plan. Subject to the provisions of the Stock Option Plan, the Compensation Committee may not amend an option agreement without an Optionee's consent if the amendment is unfavorable to the Optionee. The Board of Directors may suspend or discontinue the Stock Option Plan or amend it in any respect whatsoever, except that, without the approval of the holders of a majority of the Common Shares present, in person or by proxy, and entitled to vote at a duly called meeting, no such action may be taken, with respect to ISOs, to change the class of employees eligible to participate in the Stock Option Plan, to increase the maximum number of Common Shares with respect to which ISOs may be granted under the Stock Option Plan (except as permitted under the Stock Option Plan with respect to capital adjustments) or to extend the duration of the Stock Option Plan. Shareholder approval is also required for any amendment that requires shareholder approval to comply with Rule 16b-3 or any successor thereto, if such compliance is intended.


     Registration Statement on Form S-8. The Company intends to file with the Commission a registration statement on Form S-8 covering the sale of the Common Shares issuable upon exercise of options issued under the Stock Option Plan promptly following the first anniversary of the consummation of the Offerings.

     Stock Option Grants. The following table sets forth information concerning the outstanding options and options expected to be granted by the Company to its executive officers upon consummation of the Offerings under the Stock Option Plan.

                             INITIAL OPTION GRANTS


                                            INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                             ------------------------------------------------       VALUE AT ASSUMED
                             NUMBER OF                                               ANNUAL RATE OF
                               COMMON                                              COMMON SHARE PRICE
                               SHARES     PERCENT OF                            APPRECIATION FOR OPTION
                             UNDERLYING    OPTIONS     EXERCISE                         TERM(2)
                              OPTIONS     GRANTED TO   PRICE PER   EXPIRATION   ------------------------
NAME                          GRANTED     EMPLOYEES      SHARE        DATE          5%           10%
----                         ----------   ----------   ---------   ----------   ----------   -----------
Donald J. Matthews(1)......    448,645      49.92%      $15.00        (3)       $4,232,260   $10,725,377
Mary Jane Robertson........    100,000      11.13%      $15.00        (3)       $  943,342   $ 2,390,614
Matthew J. Cooleen.........    100,000      11.13%      $15.00        (3)       $  943,342   $ 2,390,614
Bruce W. Bantz.............    100,000      11.13%      $15.00        (3)       $  943,342   $ 2,390,614
James G. Jachym............    100,000      11.13%      $15.00        (3)       $  943,342   $ 2,390,614
Lionel J. Marsland-Shaw....     50,000       5.56%      $15.00        (3)       $  471,671   $ 1,195,307


---------------

(1) If the Underwriters' over-allotment options are exercised in full, the number of Common Shares underlying Mr. Matthews' options will increase to 500,000 Common Shares.


(2) The assumed annual rates of Common Share price appreciation have been provided for illustrative purposes only in accordance with the rules and regulations of the Commission and should not be construed as projected appreciation rates for the price of the Common Shares.

(3) The options expire on the tenth anniversary of the consummation of the Offerings.

                             PRINCIPAL STOCKHOLDERS


     The table below sets forth the expected beneficial ownership of Common Shares, after giving effect to the Offerings and the Direct Sales, by all persons who are expected beneficially to own 5% or more of the Common Shares and by each director and executive officer of GMA and by the directors and executive officers of GMA as a group (assuming no exercise of the Underwriters' over-allotment options). The directors and officers of GMA listed below have expressed their intention to purchase the Common Shares indicated in the table below in the Direct Sales, but are under no obligation to purchase any such Common Shares.



                                                              NUMBER OF    PERCENT OF
          NAME AND ADDRESS OF BENEFICIAL OWNERS(1)             SHARES        CLASS
          ----------------------------------------            ---------    ----------
The PMI Group, Inc.(2)......................................  2,127,659       8.76%
High Ridge Capital Partners Limited Partnership(3)..........    709,219       2.92%
Third Avenue Value Fund(4)(5)...............................    322,109       1.33%
Third Avenue Small-Cap Value Fund(4)(6).....................     32,500       *
Donald J. Matthews(7).......................................     70,000       *
Mary Jane Robertson(8)......................................     50,000       *
Matthew J. Cooleen(8).......................................     45,000       *
Bruce W. Bantz(8)...........................................     30,000       *
James G. Jachym(8)..........................................     30,000       *
Lionel J. Marsland-Shaw(9)..................................     20,000       *
Willis T. King, Jr.(10).....................................     15,000       *
Robert M. Lichten(11).......................................     15,000       *
Frederick S. Hammer(12).....................................     12,500       *
William M. Goldstein(10)....................................     10,000       *
Lawrence S. Doyle(10).......................................      5,000       *
H. Russell Fraser(8)........................................      2,000       *
Paul T. Walker(10)..........................................      1,000       *
Curtis R. Jensen(10)........................................         --      --
Claude J. Seaman(10)........................................         --      --
Bradley M. Shuster(10)......................................         --      --
James J. Zech(10)...........................................         --      --
All directors and executive officers as a group (seventeen
  persons)..................................................    305,500       1.26%


---------------
* Less than 1%.


  (1) The address for The PMI Group, Inc. is 601 Montgomery Street, San Francisco, California 94111; the address for High Ridge Capital Partners Limited Partnership is 20 Liberty Street, Chester, Connecticut 06412; and the address for Third Avenue Value Fund and Third Avenue Small-Cap Value Fund is 767 Third Avenue, New York, New York 10017. The address for each other beneficial owner is c/o Global Markets Access Ltd., Cumberland House, 1 Victoria Street, Hamilton, HM AX, Bermuda.



  (2) Does not include 300,000 Common Shares issuable upon the exercise of Class B Warrants which are not currently exercisable. For so long as PMI owns at least 1,000,000 Common Shares, the Company has agreed to nominate for election as a director of GMA two persons selected by PMI and for so long as PMI owns at least 500,000 Common Shares, the Company has agreed to nominate for election as a director of GMA one person selected by PMI. In exchange for such right and for so long as any person selected by PMI is a director (and during any period after such person's designation but before his or her election), PMI will not vote or permit any of the Common Shares beneficially owned by it to be voted for the election of any director of GMA, other than the nominee(s) designated by PMI.



  (3) Does not include 100,000 Common Shares issuable upon the exercise of Class B Warrants which are not currently exercisable. For so long as High Ridge owns at least 500,000 Common Shares, the Company has agreed to nominate for election as a director of GMA one person selected by High Ridge. In exchange for such right and for so long as any person selected by High Ridge is a director (and during any period after such person's designation but before his or her election), High Ridge will not vote or permit any of the Common Shares beneficially owned by it to be voted for the election of any director of GMA, other than the nominee designated by High Ridge.

  (4) The Third Avenue Value Fund and the Third Avenue Small-Cap Value Fund are each a series of the Third Avenue Trust, which may be deemed to own beneficially such Common Shares. For so long as Third Avenue Value Fund and Third Avenue Small-Cap Value Fund collectively own at least 250,000 Common Shares, the Company has agreed to nominate for election as a director of GMA one person jointly selected by Third Avenue Value Fund and Third Avenue Small-Cap Value Fund. In exchange for such right and for so long as any person selected by Third Avenue Value Fund and Third Avenue Small-Cap Value Fund is a director (and during any period after such person's designation but before his or her election) Third Avenue Value Fund and Third Avenue Small-Cap Value Fund will not vote or permit any of the Common Shares beneficially owned by them to be voted for the election of any director of GMA, other than the nominee designated by Third Avenue Value Fund and Third Avenue Small-Cap Value Fund.



  (5) Does not include 45,417 Common Shares issuable upon the exercise of Class B Warrants which are not currently exercisable.



  (6) Does not include 4,583 Common Shares issuable upon the exercise of Class B Warrants which are not currently exercisable.



  (7) Does not include 189,443 Common Shares (234,443 Common Shares if the Underwriters' over-allotment options are exercised in full) issuable upon the exercise of Class A Warrants which are not currently exercisable, and 448,645 Common Shares (500,000 Common Shares if the Underwriters' over-allotment options are exercised in full) issuable upon the exercise of options which are not currently exercisable. Also does not include 175,000 Common Shares issuable upon the exercise of Class A Warrants initially acquired by Mr. Matthews and subsequently transferred to a trust for the benefit of his family, as to which he disclaims beneficial ownership. The trustees of such trusts have executed lock-up agreements for a period of one year after the date of this Prospectus. See "Underwriting."



  (8) Does not include 100,000 Common Shares issuable upon the exercise of options which are not currently exercisable.



  (9) Does not include 50,000 Common Shares issuable upon the exercise of options which are not currently exercisable.



  (10) Does not include 15,000 Common Shares issuable upon the exercise of options which are not currently exercisable.



  (11) Does not include 266,798 Common Shares (308,076 Common Shares if the Underwriters' over-allotment options are exercised in full) issuable upon the exercise of Class A Warrants which are not currently exercisable, and 15,000 Common Shares (128,645 Common Shares if the Underwriters' over-allotment options are exercised in full) issuable upon the exercise of options which are not currently exercisable. Also does not include 100,000 Common Shares issuable upon the exercise of Class A Warrants initially acquired by Mr. Lichten and subsequently transferred to certain trusts for the benefit of his children and grandchildren, as to which he disclaims beneficial ownership. The trustees of such trusts have executed lock-up agreements for a period of one year after the date of this Prospectus, See "Underwriting."



 (12) Does not include 266,798 Common Shares (308,076 Common Shares if the Underwriters' over-allotment options are exercised in full) issuable upon the exercise of Class A Warrants which are not currently exercisable, and 15,000 Common Shares issuable upon the exercise of options which are not currently exercisable. Also does not include 100,000 Common Shares issuable upon the exercise of Class A Warrants initially acquired by Mr. Hammer and subsequently transferred to certain trusts for the benefit of his children and grandchildren, as to which he disclaims beneficial ownership. The trustees of such trusts have executed lock-up agreements for a period of one year after the date of this Prospectus. See "Underwriting."



     The Purpose Trust currently owns 12,000 Common Shares which constitute all of the currently outstanding Common Shares. Upon consummation of the Offerings, the Purpose Trust has agreed to sell such Common Shares to GMA for an aggregate price of $12,000 and such Common Shares will be cancelled.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


     The following descriptions summarize certain relationships and the terms of certain agreements to which the Company is a party. Such summaries of agreements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the relevant agreements. A copy of each such agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part.


SPONSORS RELATIONSHIPS


     Certain directors of the Company (Messrs. Hammer and Lichten) are owners, directors and/or officers of Inter-Atlantic and/or its parent corporation, Inter-Atlantic Capital Partners, Inc. Inter-Atlantic is a registered broker-dealer which provides investment banking services for insurance companies and other financial services firms. Pursuant to an agreement between Inter-Atlantic and the Company, Inter-Atlantic has agreed to provide certain services in connection with the Offerings, the sales to the Strategic Investors and the development of the Company's operations, including assistance in preparing the registration statement for the Common Shares, selecting underwriters in connection with the Offerings, identifying and negotiating with potential strategic investors and such other services as the Company or Inter-Atlantic deems appropriate. Pursuant to this agreement, the Company has agreed to pay Inter-Atlantic a fee of $3.6 million upon consummation of the Offerings. The Company and Inter-Atlantic negotiated the $3.6 million fee at a level of approximately 1.0% of the total gross proceeds raised by the Company upon consummation of the Offerings and the Direct Sales. The Company believes the fee is reasonable in light of the contingent nature of the fee and the amount of work performed by Inter-Atlantic. In addition, the Company believes the fee is comparable to the fee it otherwise would have paid to an unrelated third-party service provider. Because Inter-Atlantic employs only eight people and has limited resources, it has in turn contracted with ACA Service to provide consulting services to Inter-Atlantic in connection with the services Inter-Atlantic has agreed to provide to the Company. Pursuant to such agreements, Inter-Atlantic has agreed to pay $1.95 million to ACA Service upon consummation of the Offerings. The Company is also obligated upon consummation of the Offerings to reimburse Inter-Atlantic for reasonable expenses it incurs in connection with performing services under its agreement with the Company. Such expense reimbursements will not include the fees Inter-Atlantic is obligated to pay ACA Service, but will include expenses incurred by ACA Service in connection with performing services under their agreements with Inter-Atlantic for which Inter-Atlantic is obligated to reimburse them. Upon consummation of the Offerings, certain of these incurred but not currently payable expenses may be paid directly by the Company rather than paid to Inter-Atlantic as reimbursement. At December 31, 1998, Inter-Atlantic had incurred expenses on the Company's behalf in connection with the development of the Company's operations of approximately $850,000 and expenses in connection with the Offerings and the sales to the Strategic Investors of approximately $1.4 million, including reimbursements owed to ACA Service. Upon consummation of the Offerings, expenses incurred by the Company, including expenses incurred by Inter-Atlantic on the Company's behalf, are currently estimated to be approximately $3.5 million of which approximately $1.4 million is estimated to relate to expenses in connection with the Company's operations and approximately $2.1 million is estimated to relate to expenses in connection with the Offerings and the sales to the Strategic Investors, including expense reimbursements it will owe to ACA Service.



     In connection with the formation of the Company, ACA Holdings, Donald J. Matthews, five individuals associated with Inter-Atlantic and/or its parent corporation, Inter-Atlantic Capital Partners, Inc. (Messrs. Michael P. Esposito, Jr., Frederick S. Hammer, Andrew S. Lerner, Robert M. Lichten and William S. Ogden, Jr.), and two institutional investors purchased for $42,000, $12,000, $11,007, $11,007, $6,300, $11,007, $2,679, $3,000 and $9,000, respectively,
Class A Warrants to purchase up to an aggregate number of Common Shares equal to 5.25%, 1.5%, 1.37593%, 1.37593%, 0.7875%, 1.37593%, 0.3347%, 0.375% and 1.125%,
respectively, of the sum of (i) the Common Shares outstanding immediately following the consummation of the Offerings (including the Direct Sales, but excluding any Common Shares held by the Purpose Trust) and (ii) the Common Shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the Offerings other than the Class A Warrants, the Class B Warrants and any options granted by the Company under its Stock Option Plan (the "Class A Determination

Amount"). Subsequently, one institutional investor surrendered its Class A Warrant to the Company and the other institutional investor transferred a portion of its Class A Warrant to Messrs. Esposito, Hammer, Lerner and Lichten, and then surrendered the balance to the Company The net result of these transactions is that there remains outstanding Class A Warrants to purchase a number of Common Shares equal to 12.0% of the Class A Determination Amount plus 137,646 Common Shares, of which ACA Holdings acquired a Class A Warrant for 5.25% of the Class A Determination Amount, Donald J. Matthews acquired a Class A Warrant for 1.50% of the Class A Determination Amount, Michael P. Esposito, Jr. acquired Class A Warrants for 1.37593% of the Class A Determination Amount plus 47,499 Common Shares, Frederick S. Hammer acquired Class A Warrants for 1.37593% of the Class A Determination Amount plus 32,500 Common Shares, Robert M. Lichten acquired Class A Warrants for 1.37593% of the Class A Determination Amount plus 32,500 Common Shares, Andrew S. Lerner acquired Class A Warrants for 0.7875% of the Class A Determination Amount plus 25,147 Common Shares, and William S. Ogden, Jr. acquired a Class A Warrant for 0.3347% of the Class A Determination Amount. Messrs. Esposito, Hammer, Lichten and Matthews have each transferred a portion of their Class A Warrants to certain family members or trusts that have been established for the benefit of certain family members. The exercise price of the Class A Warrants is equal to the initial public offering price per share, subject to customary anti-dilution adjustments for certain future events, including stock splits and the issuance of Common Shares at a price below the exercise price or the market price of the Common Shares at the time of such issuance. The Class A Warrants become exercisable in three equal annual installments commencing on the first anniversary of the consummation of the Offerings. In the event of a change of control of GMA, the Class A Warrants then outstanding will become immediately exercisable. The Class A Warrants will expire on September 30, 2008. The holders of the Class A Warrants have also been granted rights to require the Company to register under the Securities Act the Common Shares underlying the Class A Warrants, which rights become exercisable on the first anniversary of the consummation of the Offerings. See "Description of Capital Stock -- Warrants."



     The Company has retained ICS, a Bermuda corporation licensed as an insurance broker, to provide risk management and other related financial services. Pursuant to such agreement, ICS is entitled to receive an annual fee of $425,000, which is payable in quarterly installments commencing on the consummation of the Offerings through the fifth anniversary of the consummation of the Offerings. ICS is in its initial stages of development and has a limited operating history or experience providing risk management and other related financial services. ICS is owned by Messrs. Esposito, Hammer, Lerner and Lichten, each of whom is affiliated with Inter-Atlantic. Mr. Lichten is the non-executive Chairman of the Board of GMA and the Operating Company. Mr. Hammer is the non-executive Deputy Chairman of the Board of GMA and the Operating Company.


     ICS has loaned $12,000 to the Purpose Trust which will be repaid upon consummation of the Offerings.


     The Company believes that the arrangements between the Company and the Sponsors, ICS and certain individuals associated with the Sponsors or ICS described above were entered into on an arm's-length basis and on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


OTHER ACA RELATIONSHIPS


     Donald J. Matthews, the President and Chief Executive Officer and a director of the Company, owns an option to purchase 0.49505% of ACA Holdings, the parent corporation of ACA. H. Russell Fraser, a director of the Company, is the Chairman of the Board and Chief Executive Officer of ACA and ACA Holdings. The Operating Company has entered into three reinsurance treaties with ACA, a Sponsor of the Company, which will become effective upon consummation of the Offerings. The first treaty is a quota-share treaty pursuant to which the Operating Company is required to provide, and ACA is required to purchase, reinsurance on a fixed percentage of the risks associated with financial guaranty insurance policies issued by ACA covering new issues of financial obligations with a rating of "BB" or higher. The second and third treaties are facultative treaties under which the Operating Company and ACA are each obligated to offer the other the opportunity to reinsure each financial obligation the other insures on a direct basis. Such facultative treaties also set forth the basic terms under which the Operating Company and ACA may purchase such reinsurance from the other on a case-by-case basis. See
"Business -- Reinsurance Treaties with ACA."

     The Company believes that each of the reinsurance treaties with ACA described above was entered into on an arm's-length basis and on terms no less favorable to the Company than could be obtained from an unaffiliated third party.


OTHER INTER-ATLANTIC RELATIONSHIPS


     On August 27, 1998, Messrs. Esposito and Lerner subscribed to purchase from the Company an aggregate of 90,000 Common Shares at a purchase price of $14.10 per share. The purchases of the Common Shares are subject to a number of conditions precedent customary in transactions of this nature, including the accuracy of the parties' respective representations and warranties and compliance with the parties' respective covenants set forth in the purchase agreements. The purchases are also subject to the condition that an initial public offering of not less than 14,000,000 Common Shares shall have been consummated.



STRATEGIC INVESTOR RELATIONSHIPS



     PMI has agreed to purchase Common Shares and Class B Warrants to purchase Common Shares as part of the Direct Sales. See "Direct Sales." Claude J. Seaman, a director of the Company, currently serves as a Group Executive Vice President, Strategic Investments of PMI, and Bradley M. Shuster, a director of the Company, currently serves as Executive Vice President in charge of Corporate Development of PMI.



     High Ridge has agreed to purchase Common Shares and Class B Warrants to purchase Common Shares as part of the Direct Sales. See "Direct Sales." James L. Zech, a director of the Company, is President of High Ridge Capital, LLC, an investment advisory firm that manages High Ridge.



     The Third Avenue Funds have agreed to purchase Common Shares and Class B Warrants to purchase Common Shares as part of the Direct Sales. See "Direct Sales." Curtis R. Jensen, a director of the Company, currently serves as a senior analyst of Third Avenue Value Fund and as Co-Portfolio Manager of Third Avenue Small-Cap Value Fund.



     In connection with the Direct Sales to PMI, High Ridge and the Third Avenue Funds, the Company has agreed to nominate for election as a director of GMA two persons selected by PMI, one person selected by High Ridge and one person selected by the Third Avenue Funds. PMI will have such right for so long as it owns 1,000,000 Common Shares, and will have the right to designate one nominee for election as a director of GMA for so long as it owns 500,000 Common Shares. High Ridge will have such right for so long as it owns 500,000 Common Shares. The Third Avenue Funds will have such right for so long as they collectively own 250,000 Common Shares. In exchange for such right, and, for so long as any person selected by PMI, High Ridge and the Third Avenue Funds, respectively, is a director (and during any period after such person's designation but before his or her election), each Strategic Investor has agreed to not vote or permit any of the Common Shares beneficially owned by it to be voted for the election of any director of GMA, other than the nominee(s) selected by it. Each such Strategic Investor is permitted to assign its right to select one or more persons to be nominated for election as a director of GMA only upon the prior written consent of the Company, which may not be unreasonably withheld. Claude
J. Seaman and Bradley M. Shuster are serving as directors of GMA as the nominees of PMI, James L. Zech is serving as a director of GMA as the nominee of High Ridge, and Curtis R. Jensen is serving as a director of GMA as the nominee of the Third Avenue Funds.


MANAGEMENT RELATIONSHIPS


     The Company's executive officers, Messrs. Matthews, Cooleen, Bantz, Jachym and Marsland-Shaw and Ms. Robertson, have expressed their non-binding intention to purchase approximately $987,000, $634,500, $423,000, $423,000, $282,000 and
$705,000 of Common Shares, respectively, directly from the Company as part of the Direct Sales. Based on the initial public offering price of $15.00 per share, the number of Common Shares that Messrs. Matthews, Cooleen, Bantz, Jachym and Marsland-Shaw and Ms. Robertson are expected to purchase would be 70,000, 45,000, 30,000, 30,000, 20,000, and 50,000 Common Shares, respectively, and, collectively, such purchases are expected to total 245,000 Common Shares. Similarly, certain directors of the Company have expressed their intention to purchase an aggregate of 60,500 Common Shares directly from the Company as part of the Direct Sales. Because the Common Shares sold to the officers and directors will not be sold through the Underwriters as part of the Offerings, the purchase price per share will be equal to the initial public offering price per share, less the per share underwriting discounts and commissions. The Company intends to make loans to Messrs. Matthews, Cooleen, Bantz, Jachym and Marsland-Shaw and Ms. Robertson in the amounts of $740,250, $454,500, $317,250, $317,250, $211,500 and $528,750,
respectively, to partially finance such purchases in the event such purchases are completed. Such loans will bear interest at 6.0% per annum and must be repaid within five years of the consummation of the Direct Sales, except that $246,750 of the loan made to Mr. Matthews, $137,250 of the loan made to Mr. Cooleen, $105,750 of the loan made to Mr. Bantz, $105,750 of the loan made to Mr. Jachym, $70,500 of the loan made to Mr. Marsland-Shaw and $176,250 of the loan made to Ms. Robertson must be repaid within 14 months of the consummation of the Direct Sales. Any such purchases will be completed simultaneously with the consummation of the Offerings and the other Direct Sales.



OTHER RELATIONSHIPS



     The Company has subleased its principal offices in Hamilton, Bermuda on a month-to-month basis from Annuity and Life Reassurance, Ltd. The subleased office space consists of four offices and three workstations. The Company has agreed to pay BD$5,200 plus utilities in rent for the first month of the sublease. Thereafter, the sublease requires the Company to pay BD$4,500 plus utilities in rent each month. Lawrence S. Doyle, a director of the Company, is the Chief Executive Officer, President and a director of Annuity and Life Reassurance, Ltd., and its parent company, Annuity and Life Re (Holdings), Ltd. Robert M. Lichten, the non-executive Chairman of the Board of the Company, is the non-executive Deputy Chairman of the Board of Annuity and Life Re (Holdings), Ltd. and Annuity and Life Reassurance, Ltd. Frederick S. Hammer, the non-executive Deputy Chairman of the Board of the Company, is the non-executive Chairman of the Board of Annuity and Life Re (Holdings), Ltd. and Annuity and Life Reassurance Ltd. Donald J. Matthews, the President and Chief Executive Officer of the Company, is a director of Annuity and Life Re (Holdings), Ltd. and Annuity and Life Reassurance, Ltd. The Company believes the sublease was entered into on an arm's length basis and on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.



     William M. Goldstein, a director of the Company, is a partner in the law firm of Drinker Biddle & Reath LLP, the Company's United States counsel.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of GMA's capital stock summarizes certain provisions of GMA's Memorandum of Association and Bye-Laws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of GMA's Memorandum of Association and Bye-Laws. Copies of GMA's Memorandum of Association and Bye-Laws are filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL


     GMA's authorized share capital upon consummation of the Offerings and the Direct Sales will consist of: (i) 100,000,000 Common Shares, of which 24,296,206 Common Shares will be outstanding and (ii) 50,000,000 preferred shares, par value $1.00 per share (the "Preferred Shares"), none of which will be outstanding. In addition, an aggregate of 3,053,184 Common Shares will be issuable upon the exercise of outstanding Class A Warrants, an aggregate of 550,000 Common Shares will be issuable upon the exercise of Class B Warrants to be included in the Direct Sales and an aggregate of 1,148,645 Common Shares will be issuable upon the exercise of options to be granted upon consummation of the Offerings, in each case, subject to adjustment as provided therein. If the Underwriters' over-allotment options are exercised in full, 27,296,206 Common Shares will be outstanding, the number of Common Shares issuable upon the exercise of outstanding Class A Warrants will increase to an aggregate of 3,413,184 Common Shares and the number of Common Shares issuable upon the exercise of options to be granted upon consummation of the Offerings will increase to an aggregate of 1,313,645 Common Shares. The number of Common Shares issuable upon the exercise of the Class B Warrants will not change if the Underwriters' over-allotment options are exercised. The Class A Warrants, Class B Warrants and options will not be exercisable upon consummation of the Offerings. The Purpose Trust currently owns 12,000 Common Shares, which constitutes all of the currently outstanding Common Shares. Upon consummation of the Offerings, the Purpose Trust has agreed to sell such Common Shares to GMA for an aggregate price of $12,000, and such Common Shares will be cancelled.


COMMON SHARES

     Holders of the Common Shares have no pre-emptive, redemption, conversion or sinking fund rights. The quorum required for a general meeting of shareholders is two or more persons present in person and representing in person or by proxy more than 50% of the outstanding Common Shares (without giving effect to the limitation on voting rights described below). Subject to the limitation on voting rights described below, holders of Common Shares are entitled to one vote per share on all matters submitted to a vote of holders of Common Shares. Most matters to be approved by holders of Common Shares require approval by a simple majority of the votes cast at a meeting at which a quorum is present. However, a resolution to remove GMA's auditor before the expiration of the auditor's term of office must be approved by the holders of at least two-thirds of the Common Shares present in person or by proxy and voting thereon (after giving effect to the limitation on voting rights) at a meeting at which a quorum is present.

     In the event of a liquidation, dissolution or winding-up of GMA, the holders of Common Shares are entitled to share equally and ratably in the assets of GMA, if any remain after the payment of all debts and liabilities of GMA and the liquidation preference of any outstanding Preferred Shares.


     Limitation on Voting Rights. Each Common Share has one vote on a poll of the shareholders, except that if and for as long as the number of issued Controlled Shares (as defined below) of any person other than PMI would constitute 10% or more of the combined voting power of the issued voting shares of GMA (after giving effect to any prior reduction in voting power as described below), each such issued Controlled Share, regardless of the identity of the registered holder thereof, will confer only a fraction of a vote as determined by the following formula (the "Formula"):


                              (T - C) / (9.1 X C)

Where: "T" is the aggregate number of votes conferred by all the issued shares immediately prior to the application of the Formula with respect to any particular shareholder, adjusted to take into account any prior reduction taken with respect to any other shareholder pursuant to the "sequencing provision" described below; and

        "C" is the number of issued Controlled Shares attributable to such person. "Controlled Shares" of any person refers to all Common Shares or voting Preferred Shares owned by such person, whether (i) directly, (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Exchange Act, and the rules and regulations thereunder.

     The Formula will be applied successively as many times as may be necessary to ensure that no person (except as excluded from the application of the Formula above) will be a Controlling Shareholder (as defined below) at any time (the "sequencing provision"). For the purposes of determining the votes exercisable by shareholders as of any date, the Formula will be applied to the shares of each shareholder in declining order based on the respective numbers of total Controlled Shares attributable to each shareholder. Thus, the Formula will be applied first to the votes of shares held by the shareholder to whom the largest number of total Controlled Shares is attributable and thereafter sequentially with respect to the shareholder with the next largest number of total Controlled Shares. In each case, calculations are made on the basis of the aggregate number of votes conferred by the issued voting shares as of such date, as reduced by the application of the Formula to any issued voting shares of any shareholder with a larger number of total Controlled Shares as of such date. "Controlling Shareholder" means a person who owns, in aggregate, (i) directly, (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly, within the meaning of
Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder, issued voting shares of GMA carrying 10% or more of the total combined voting rights attaching to all issued shares.

     The directors are empowered to require any shareholder to provide information as to that shareholder's beneficial share ownership, the names of persons having beneficial ownership of the shareholder's shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. The directors may disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or untrue information.

     The directors retain certain discretion to make such final adjustments to the aggregate number of votes attaching to the voting shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a Controlling Shareholder at any time.


     Restrictions on Transfer. GMA's Bye-Laws contain several provisions restricting the transferability of Common Shares. Except as described below with respect to transfers of Common Shares executed on The Nasdaq National Market, the directors (or their designee) are required to decline to register a transfer of shares if they have reason to believe that the result of such transfer would be to increase the number of total Controlled Shares of any person other than PMI to 10% or more of a class of GMA's shares. Similarly, GMA is restricted from issuing or repurchasing Common Shares if such issuance or repurchase would increase the number of total Controlled Shares of any person other than PMI to 10% or more of a class of GMA's shares. GMA's Bye-Laws restrict PMI from owning shares of GMA that would represent more than sixteen and two-thirds percent
(16 2/3%) of the total combined voting rights attached to all of GMA's outstanding capital shares.


     The directors (or their designee) also may, in their absolute discretion, decline to register the transfer of any Common Shares, except for transfers executed on The Nasdaq National Market, if they have reason to believe (i) that such transfer may expose GMA, any subsidiary or shareholder thereof or any person purchasing insurance or reinsurance from GMA or any subsidiary thereof to adverse tax or regulatory treatment in any jurisdiction, or (ii) that registration of such transfer under the Securities Act or under any United States state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected.


     GMA's directors will not decline to register any transfer of Common Shares executed on The Nasdaq National Market for the reasons described above. However, if any such transfer results in the transferee other than PMI (or any group of which such transferee is a member) beneficially owning, directly or indirectly, 10% or more of any class of GMA's shares or causes GMA's directors (or their designee) to have reason to believe that such transfer may expose GMA, any subsidiary or shareholder thereof or any person purchasing insurance or reinsurance from GMA or any subsidiary thereof to adverse tax or regulatory treatment in any jurisdiction or that registration of such transfer under the Securities Act or under any United States state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected, under GMA's Bye-Laws, the directors (or their designee) are empowered to deliver a notice to the transferee demanding that such transferee surrender to an agent designated by the directors (the "Agent") certificates representing the shares and any dividends or distributions that the transferee has received as a result of owning the shares. A transferee who has resold the shares before receiving such notice will be required to transfer to the Agent the proceeds of the sale, to the extent such proceeds exceed the amount that the transferee paid for the shares, together with any dividends or distributions that the transferee received from the Company. As soon as practicable after receiving the shares and any dividends or distributions that the transferee received, the Agent will use its best efforts to sell such shares and any non-cash dividends or distributions in an arm's-length transaction on The Nasdaq National Market. After applying the proceeds from such sale toward reimbursing the transferee for the price paid for the shares, the Agent will pay any remaining proceeds and any cash dividends and distributions to organizations described in Section 501(c)(3) of the Code that the directors designate. The proceeds of any such sale by the Agent or the surrender of dividends or distributions will not inure to the benefit of GMA or the Agent, but such amounts may be used to reimburse expenses incurred by the Agent in performing its duties.

     GMA is authorized to request information from any holder or prospective acquiror of Common Shares as necessary to give effect to the transfer, issuance and repurchase restrictions described above, and may decline to effect any such transaction if complete and accurate information is not received as requested.

     Conyers Dill & Pearman, Bermuda counsel to the Company, has advised the Company that while the precise form of the restrictions on transfer contained in GMA's Bye-Laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any Common Shares purchased that violate the restrictions and as to the transfer of which registration is refused. The transferor of such Common Shares will be deemed to own such Common Shares for dividend, voting and reporting purposes until a transfer of such Common Shares has been registered on the Register of Members of GMA.

     If the directors refuse to register a transfer for any reason, they must notify the proposed transferor and transferee within thirty days of such refusal. GMA's Bye-Laws also provide that the Board may suspend the registration of transfers at such time and for such periods as the Board may determine, provided that they may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.

     The directors have designated the Company's Chief Executive Officer to exercise their authority to decline to register transfers or to limit voting rights as described above, or to take any other action, for as long as such officer is also a director.

PREFERRED SHARES

     Pursuant to GMA's Bye-Laws and Bermuda law, the Board by resolution may establish one or more series of Preferred Shares having such number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, powers and limitations as may be fixed by the Board without any further shareholder approval, which, if any such Preferred Shares are issued, will include restrictions on voting and transfer intended to avoid having GMA constitute a "controlled foreign corporation" for United States federal income tax purposes. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of GMA. The issuance of Preferred Shares could also adversely affect the voting power of the holders of Common Shares, deny shareholders the receipt of a premium on their Common Shares in the event of a tender or other offer for the Common Shares and have a depressive effect on the market price of the Common Shares. The Company has no present plan to issue any Preferred Shares.

WARRANTS


     Class A Warrants. In connection with the formation of the Company, ACA Holdings, Donald J. Matthews, five individuals associated with Inter-Atlantic and/or its parent corporation, Inter-Atlantic Capital Partners, Inc. (Messrs. Michael P. Esposito, Jr., Frederick S. Hammer, Andrew S. Lerner, Robert M. Lichten and William S. Ogden, Jr.), and two institutional investors purchased for $42,000, $12,000, $11,007, $11,007, $6,300, $11,007, $2,679, $3,000 and
$9,000, respectively, Class A Warrants to purchase up to an aggregate number of Common Shares equal to 5.25%, 1.5%, 1.37593%, 1.37593%, 0.7875%, 1.37593%,
0.3347%, 0.375% and 1.125%, respectively, of the sum of (i) the Common Shares outstanding immediately following the consummation of the Offerings (including the Direct Sales, but excluding any Common Shares held by the Purpose Trust) and
(ii) the Common Shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the Offerings other than the Class A Warrants, the Class B Warrants and any options granted by the Company under its Stock Option Plan (the "Class A Determination Amount"). Subsequently, one institutional investor surrendered its Class A Warrant to the Company and the other institutional investor transferred a portion of its Class A Warrant to Messrs. Esposito, Hammer, Lerner and Lichten, and then surrendered the balance to the Company. The net result of these transactions is that there remains outstanding Class A Warrants to purchase a number of Common Shares equal to 12.0% of the Class A Determination Amount plus 137,646 Common Shares, of which ACA Holdings acquired a Class A Warrant for 5.25% of the Class A Determination Amount, Donald J. Matthews acquired a Class A Warrant for 1.50% of the Class A Determination Amount, Michael P. Esposito, Jr. acquired Class A Warrants for 1.37593% of the Class A Determination Amount plus 47,499 Common Shares, Frederick S. Hammer acquired Class A Warrants for 1.37593% of the Class A Determination Amount plus 32,500 Common Shares, Robert M. Lichten acquired Class A Warrants for 1.37593% of the Class A Determination Amount plus 32,500 Common Shares, Andrew S. Lerner acquired Class A Warrants for 0.7875% of the Class A Determination Amount plus 25,147 Common Shares, and William S Ogden, Jr. acquired a Class A Warrant for 0.3347% of the Class A Determination Amount. The exercise price of the Class A Warrants is equal to the initial public offering price per share, subject to customary anti-dilution adjustments for certain future events, including stock splits and the issuance of Common Shares at a price below the exercise price or the market price of the Common Shares at the time of such issuance. The Class A Warrants become exercisable in three equal annual installments commencing on the first anniversary of the consummation of the Offerings. In the event of a change of control of GMA, the Class A Warrants then outstanding will become immediately exercisable. The Class A Warrants will expire on September 30, 2008.



     The holders of the Class A Warrants have also been granted rights to require the Company to register under the Securities Act the Common Shares underlying the Class A Warrants, which rights become exercisable on the first anniversary of the consummation of the Offerings, and have entered into agreements with the Underwriters under which they have agreed not to dispose of such Common Shares or the Class A Warrants for a one-year period from the date of this Prospectus without the prior written consent of Merrill Lynch & Co. and Prudential Securities on behalf of the Underwriters. See "Shares Eligible for Future Sale" and "Underwriting."



     Class B Warrants. Upon consummation of the Offerings and the Direct Sales, Class B Warrants to purchase an aggregate of 550,000 Common Shares, subject to adjustment as provided in the warrants, will be outstanding. The exercise price of the Class B Warrants is $15.00 per share, subject to customary anti-dilution adjustments for certain events, including stock splits and the issuance of Common Shares at a price below the exercise price for the Class B Warrants or below the then current fair market value of the Common Shares. The Class B Warrants become exercisable in three equal annual installments commencing on the first anniversary of the consummation of the Direct Sales. In the event of a change of control of GMA, the Class B Warrants then outstanding will become immediately exercisable. The Class B Warrants will expire on the tenth anniversary of the consummation of the Direct Sales.


     The Class B Warrant holders have been granted certain registration rights with respect to the sale of the Common Shares underlying the warrants, and have entered into agreements with the Underwriters under which they have agreed not to dispose of such Common Shares or the Class B Warrants for a nine month period from the date of this Prospectus without the prior written consent of Merrill Lynch & Co. and

Prudential Securities on behalf of the Underwriters and the prior written consent of the Company. See "Shares Eligible for Future Sale," "Direct Sales" and "Underwriting."


OPTIONS


     Upon consummation of the Offerings, there are expected to be 1,148,645 Common Shares issuable upon the exercise of outstanding options and 100,000 Common Shares reserved for future issuance pursuant to the Stock Option Plan. If the Underwriters' over-allotment options are exercised in full, the number of Common Shares issuable upon exercise of outstanding options will increase to 1,313,645 Common Shares and the number of Common Shares reserved for future issuance pursuant to the Stock Option Plan will not change. See
"Management -- Stock Option Plan."



     The Company intends to file with the Commission a registration statement on Form S-8 covering the sale of the Common Shares issuable upon exercise of options issued under the Stock Option Plan promptly following the first anniversary of the consummation of the Offerings. The individuals who will be granted options upon consummation of the Offerings have entered into agreements with the Underwriters under which they have agreed not to dispose of such options for a one-year period from the date of this Prospectus without the prior written consent of Merrill Lynch & Co. and Prudential Securities on behalf of the Underwriters. See "Shares Eligible for Future Sale" and "Underwriting."


BYE-LAWS

     GMA's Bye-Laws provide for the corporate governance of GMA, including the establishment of share rights, modification of such rights, issuance of share certificates, imposition of a lien over shares in respect of unpaid amounts on those shares and other debts or liabilities of a shareholder to GMA, calls on shares which are not fully paid, the transfer of shares, alterations to capital, the calling and conduct of general meetings, proxies, the appointment and removal of directors, conduct and powers of directors, the payment of dividends, the appointment of an auditor and the winding-up of GMA.


     GMA's Bye-Laws provide that the Board shall be elected annually and shall consist of three approximately equal classes, each class (after the initial class) to be elected to serve for a three year term. Shareholders may only remove a director prior to the expiration of such director's term at a special meeting of shareholders at which a majority of the votes cast thereon is cast in favor of such action. A special meeting of shareholders may be convened by the Chairman or any two directors or any director and the Secretary or on the request of shareholders holding not less than 10% of the paid-up share capital of GMA that carries the right to vote at general shareholders' meetings.


     GMA's Bye-Laws also provide that if the Board in its absolute discretion determines that share ownership by any shareholder may result in adverse tax, regulatory or legal consequences to GMA, any of its subsidiaries or any other shareholder, then GMA will have the option, but not the obligation, to repurchase all or part of the shares held by such shareholder to the extent the Board determines it is necessary or advisable to avoid or cure such adverse or potential adverse consequences. GMA will also be entitled to assign this repurchase right to one or more third parties, including other shareholders. The price to be paid for such Common Shares will be the fair market value of such shares.

     GMA's Bye-Laws provide that each director may appoint an alternate director, who shall have the power to attend and vote at any meeting of the Board at which such director is not personally present and generally to perform at such meeting all the functions of such director. In addition, the Board may delegate any of its powers to a committee appointed by the Board, which may consist partly or entirely of non-directors.

TRANSFER AGENT

     The Company's registrar and transfer agent for the Common Shares is ChaseMellon Shareholder Services, L.L.C.

DIFFERENCES IN CORPORATE LAW

     The Companies Act 1981 of Bermuda (the "Act"), which applies to the Company, differs in certain material respects from laws generally applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Act (including modifications adopted pursuant to GMA's Bye-Laws) applicable to the Company which differ in certain respects from provisions of Delaware corporate law. The following statements are summaries and do not purport to deal with all aspects of Bermuda law that may be relevant to the Company and its shareholders.

     Interested Directors. Bermuda law and GMA's Bye-Laws provide that any transaction entered into by the Company in which a director has an interest is not voidable by the Company nor can such director be liable to the Company for any profit realized pursuant to such transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. Under Delaware law such transaction would not be voidable if (i) the material facts as to such interested director's relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the stockholders or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

     Mergers and Similar Arrangements. The Company may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when such business is within its business purpose as set forth in its Memorandum of Association. The Company may, with the approval of a majority of votes cast at a general meeting of the shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder's shares if such shareholder is not satisfied that fair value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction.

     Takeovers. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the nontendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its direction to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

     Shareholder's Suit. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the Company to remedy a wrong done to the Company where the act complained of is alleged to be beyond the corporate power of the Company or is illegal or would result in the violation of GMA's Memorandum of Association or Bye-Laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of the Company's shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys' fees incurred in connection with such action. GMA's Bye-Laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer for any act or failure to act in the performance of such director's or officer's duties, except with respect to any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys' fees incurred in connection with such action.

     Indemnification of Directors. The Company may indemnify its directors or officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the Company other than in respect of his own fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and
(ii), with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

     Inspection of Corporate Records. Members of the general public have the right to inspect the public documents of the Company available at the office of the Registrar of Companies in Bermuda, which will include the Memorandum of Association (including its objects and powers) and any alteration to the Memorandum of Association and documents relating to any increase or reduction of authorized capital. The shareholders have the additional right to inspect the Bye-Laws, minutes of general meetings and audited financial statements of the Company, which must be presented to the annual general meeting of shareholders. The register of shareholders of the Company is also open to inspection by shareholders without charge, and to members of the public for a fee. The Company is required to maintain its share register in Bermuda but may establish a branch register outside Bermuda. The Company is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation's shareholder list and its other books and records for any purpose reasonably related to such person's interest as a shareholder.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon consummation of the Offerings and the Direct Sales, GMA expects to have outstanding 24,296,206 Common Shares, Class A Warrants to purchase an aggregate of 3,053,184 Common Shares, Class B Warrants to purchase an aggregate of 550,000 Common Shares and options to purchase an aggregate of 1,148,645 Common Shares. If the Underwriters' over-allotment options are exercised in full, 27,296,206 Common Shares are expected to be outstanding, the number of Common Shares issuable upon the exercise of outstanding Class A Warrants will increase to an aggregate of 3,413,184 Common Shares and the number of Common Shares issuable upon the exercise of outstanding options will increase to an aggregate of 1,313,645 Common Shares. The number of Common Shares issuable upon exercise of the Class B Warrants will not change if the Underwriters' over-allotment options are exercised. The Class A Warrants, Class B Warrants and options will not be exercisable upon consummation of the Offerings. See "Management -- Stock Option Plan," "Description of Capital Stock -- Warrants" and "Direct Sales." Except as disclosed in "Description of Capital
Stock -- Restrictions on Transfer" and as discussed below with respect to the lock-up agreements, the Common Shares sold in the Offerings and any Common Shares sold in the Direct Sales pursuant to a separate prospectus to GMA's directors and officers will be freely transferable without restriction or further registration under the Securities Act, except for any of those Common Shares owned by an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act. The Common Shares to be sold to the Strategic Investors in the Direct Sales, the Common Shares the Company has contracted to sell to certain persons involved in the formation of the Company and the Common Shares underlying the Class A Warrants, the Class B Warrants and the options are "restricted securities" as defined in Rule 144 under the Securities Act and may not be resold in the absence of registration under the Securities Act or pursuant to an exemption from registration.



     GMA, its directors and officers, the Strategic Investors, the holders of the Class A Warrants and certain persons involved in the formation of the Company have executed agreements (the "lock-up agreements") under which they have agreed that they will not, without the prior written consent of Merrill Lynch & Co. and Prudential Securities on behalf of the Underwriters and, in the case of the Strategic Investors, the prior written consent of the Company, directly or indirectly offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase, or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company for a period of one year after the date of this Prospectus or, in the case of certain transfers by the Strategic Investors, for a period of nine months after the date of this Prospectus. Such agreements do not prevent the Company from granting options under the Stock Option Plan so long as such options are not exercisable until one year from the date of this Prospectus. Merrill Lynch & Co., Prudential Securities and, in the case of the Strategic Investors, the Company may, in their discretion at any time and without notice, jointly release all or any portion of the securities subject to such lock-up agreements.



     The Strategic Investors, the holders of the Class A Warrants and the holders of the Class B Warrants have been granted rights to require the Company to register under the Securities Act the Common Shares purchased by the Strategic Investors in the Direct Sales and the Common Shares underlying the Class A Warrants and the Class B Warrants, which rights are not exercisable before the first anniversary of the consummation of the Offerings. The Company has agreed not to permit the acceleration of the vesting of such rights without the prior written consent of Merrill Lynch & Co. and Prudential Securities on behalf of the Underwriters.


     The holders of the Class A Warrants have the right to require the registration under the Securities Act of all or a portion of the Common Shares underlying such warrants for sale in an underwritten public offering if, at any time on or after the first anniversary of the consummation of the Offerings and before the tenth anniversary thereof, holders of 10% or more of such Common Shares give written notice to the Company requesting such registration. Holders of Class A Warrants also have the right to require the registration under the Securities Act of all or a portion of the Common Shares underlying such Warrants for sale in open market transactions or negotiated block trades if, at any time on or after the first anniversary of the consummation of the Offerings and before the tenth anniversary thereof, holders of 5% or more of such Common Shares give written notice to the Company requesting such registration. In addition, if the Company proposes, other than pursuant to the two methods mentioned immediately above, to file a registration statement under the Securities Act to register any of its Common Shares for public sale under the Securities Act (including pursuant to requests of the holders of Class B Warrants or the Common Shares sold to the Strategic Investors in the Direct Sales) other than on Form S-4 or Form S-8 or in certain other circumstances including mergers or acquisitions, the holders of the Class A Warrants have the right to request the inclusion of all or a portion of their Common Shares underlying the Class A Warrants in the registration statement, and the Company is required to use commercially reasonable efforts to include such Common Shares in the registration statement.


     The holders of the Class B Warrants and the Common Shares sold to the Strategic Investors in the Direct Sales and their permitted transferees each have the right on up to two occasions to require the registration under the Securities Act of all or a portion of the Common Shares underlying such warrants or sold to the Strategic Investors in the Direct Sales for sale in an underwritten public offering if, at any time on or after the first anniversary of the consummation of the Direct Sales and before the tenth anniversary thereof, such holder gives written notice to the Company requesting such registration. Holders of Class B Warrants and the Common Shares sold to the Strategic Investors in the Direct Sales and their permitted transferees also each have the right to require the registration under the Securities Act of all or a portion of the Common Shares underlying such warrants or sold to the Strategic Investors in the Direct Sales for sale in open market transactions or negotiated block trades if, at any time on or after the first anniversary of the consummation of the Direct Sales and before the tenth anniversary thereof, such holder gives written notice to the Company requesting such registration. In addition, if the Company proposes, other than pursuant to the two methods mentioned immediately above, to file a registration statement under the Securities Act to register any of its Common Shares for public sale under the Securities Act (including pursuant to requests of the holders of Class A Warrants, other Class B Warrants or other Common Shares sold to the Strategic Investors in the Direct Sales) other than on Form S-4 or Form S-8 or in certain other circumstances including mergers or acquisitions, the holders of the Class B Warrants and the Common Shares sold to the Strategic Investors in the Direct Sales have the right to request the inclusion of all or a portion of the Common Shares underlying the Class B Warrants or sold in the Direct Sales in the registration statement, and the Company is required to use commercially reasonable efforts to include such Common Shares in the registration statement.


     The registration rights agreement entered into by the Company in connection with the Class A Warrants provides that at any time when a registration statement covering Common Shares sold to the Strategic Investors in the Direct Sales and the Common Shares underlying the warrants is effective, if the Company determines after a good faith inquiry that a sale of such Common Shares would require disclosure of non-public material information, the disclosure of which would have a material adverse effect on the Company, sales of such Common Shares will be suspended until the earlier of (i) 120 days after the Company makes notification of its good faith determination or (ii) such time as the Company makes notification that the material information has been disclosed to the public, or ceases to be material or that sales pursuant to the registration statement can resume.


     Each of the registration rights agreements entered into by the Company in connection with the sales to the Strategic Investors provides that at any time when a registration statement covering Common Shares sold to the Strategic Investors in the Direct Sales and the Common Shares underlying the warrants is effective, if the Company determines after a good faith inquiry that a sale of such Common Shares would require disclosure of non-public material information, the disclosure of which would have a material adverse effect on the Company, sales of such Common Shares will be suspended until the earlier of (i) 20 days after the Company makes notification of its good faith determination or (ii) such time as the Company makes notification that the material information has been disclosed to the public, or ceases to be material or that sales pursuant to the registration statement can resume. The Company may not commence such a suspension period within 90 days after the end of a prior period. In addition, the Company will have the right on no more than two occasions in any 365-day period to defer the filing or effectiveness of a Registration Statement relating to any registration requested by the Strategic Investors (or their permitted transferees) relating to an underwritten public offering for a reasonable period of time not to exceed (1) 180 days if the Company is, at such time, working on an underwritten public offering of its securities for the account of the Company and is advised by its managing underwriter that such offering would in its opinion be materially adversely affected by such filing; or (2) 60 days if the Company in good faith determines that any such filing would (A) materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company or (B) require the disclosure of material non-public information, the disclosure of which would materially and adversely affect the Company.


     In connection with such registrations, the Company is required to bear certain legal, accounting, printing, filing fee and other expenses, including underwriters' discounts and compensation, brokers' commissions and similar selling expenses. The registration rights may be transferred to any assignee or transferee of the Common Shares sold to the Strategic Investors in the Direct Sales, the Class A Warrants, the Class B Warrants or the Common Shares underlying such warrants.


     The Company also intends to file with the Commission a registration statement on Form S-8 covering the sale of the Common Shares issuable upon exercise of options issued under the Stock Option Plan promptly following the first anniversary of the consummation of the Offerings. Because of the limited number of Common Shares available for future stock option grants under the Stock Option Plan, the Company anticipates that it may seek shareholder approval to increase the number of Common Shares for which options may be granted under the Stock Option Plan at the Company's first meeting of shareholders.


     No prediction can be made as to the effect, if any, that future sales of Common Shares, or the availability of Common Shares for future sale, will have on the market price of the Common Shares prevailing from time to time. Sales of substantial amounts of Common Shares in the public market following the Offerings, including sales by persons holding the Common Shares sold to the Strategic Investors or certain persons involved in the formation of the Company or the Common Shares underlying the Class A Warrants, Class B Warrants or options, or the perception that such sales could occur, could adversely affect the market price of the Common Shares and may make it more difficult for the Company to sell its equity securities in the future at a time and at a price which it deems appropriate.

                                  DIRECT SALES


     The Company has entered into an agreement with each of the Strategic Investors for the purchase of Common Shares and Class B Warrants as part of the Direct Sales. PMI has agreed to purchase 2,127,659 Common Shares and Class B Warrants to purchase an additional 300,000 Common Shares for an aggregate purchase price of approximately $30.0 million. High Ridge and Rolaco have each agreed to purchase 709,219 Common Shares and Class B Warrants to purchase an additional 100,000 Common Shares for an aggregate purchase price of approximately $10.0 million. The Third Avenue Value Fund and the Third Avenue Small-Cap Value Fund have agreed to purchase 322,109 Common Shares and 32,500 Common Shares, respectively, and Class B Warrants to purchase an additional 45,417 Common Shares and an additional 4,583 Common Shares, respectively, for aggregate purchase prices of approximately $4.5 million and $458,250, respectively. The Company did not separately negotiate a price for the Common Shares and the Class B Warrants issued to the Strategic Investors. The aggregate purchase price to be paid by each Strategic Investor is based on a price of $14.10 for (i) one Common Share and (ii) the right to purchase a specified fraction of a Common Share under the Class B Warrants. The Class B Warrants will be exercisable at $15.00 per share.



     The issuance of the Common Shares and Class B Warrants in the Direct Sales is subject to a number of conditions precedent customary in transactions of this nature, including the accuracy of the parties' respective representations and warranties, delivery of legal opinions and compliance with the parties' respective covenants set forth in the securities purchase agreements. In addition, such issuances to the Strategic Investors are further subject to the satisfaction or waiver of the closing conditions contained in the Underwriting Agreement with respect to the Offerings other than the condition that the sales have been made to the Strategic Investors. Furthermore, such issuances are subject to the condition that the Company will receive net proceeds of not less than $300.0 million from the Offerings when they are consummated.

     In connection with the Direct Sales to PMI, High Ridge and the Third Avenue Funds, the Company has agreed to nominate for election as a director of GMA two persons selected by PMI, one person selected by High Ridge and one person selected by the Third Avenue Funds. PMI will have such right for so long as it owns 1,000,000 Common Shares, and will have the right to designate one nominee for election as a director of GMA for so long as it owns 500,000 Common Shares. High Ridge will have such right for so long as it owns 500,000 Common Shares. The Third Avenue Funds will have such right for so long as they collectively own 250,000 Common Shares. In exchange for such right, and, for so long as any person selected by PMI, High Ridge or the Third Avenue Funds, respectively, is a director (and during any period after such person's designation but before his or her election), each Strategic Investor has agreed to not vote or permit any of the Common Shares beneficially owned by it to be voted for the election of any director of GMA, other than the nominee(s) selected by it. Each such Strategic Investor is permitted to assign its right to select one or more persons to be nominated for election as a director of GMA only upon the prior written consent of the Company, which may not be unreasonably withheld. Claude
J. Seaman and Bradley M. Shuster are serving as directors of GMA as the nominees of PMI, James L. Zech is serving as a director of GMA as the nominee of High Ridge, and Curtis R. Jensen is currently serving as a director of GMA as the nominee of the Third Avenue Funds.



     The Company has granted the Strategic Investors rights to require the Company to register the Common Shares they purchase in the Direct Sales and the Common Shares underlying the Class B Warrants issued in the Direct Sales. Such rights become exercisable on the first anniversary of the consummation of the Offerings. The Company has agreed not to permit the acceleration of the vesting of such rights without the prior written consent of Merrill Lynch & Co. and Prudential Securities on behalf of the Underwriters. See "Shares Eligible for Future Sales" and "Underwriting."



     In addition to the sales being made to the Strategic Investors, the Company is offering by a separate prospectus up to 305,500 Common Shares directly to its directors and officers at a per share price equal to the initial public offering price per share, less the per share underwriting discounts and commissions, for an aggregate purchase price of approximately $4.3 million. All such purchases are expected to be consummated simultaneously with the consummation of the Offerings.



     GMA has also contracted to sell 90,000 Common Shares directly to certain individuals involved in the formation of the Company at a purchase price of $14.10 per share, for an aggregate purchase price of approximately $1.3 million. Such purchases of the Common Shares are subject to a number of conditions precedent customary in transactions of this nature, including the accuracy of the parties' respective representations and warranties and compliance with the parties' respective covenants set forth in the purchase agreements. The purchases are also subject to the condition that an initial public offering of not less than 14,000,000 Common Shares shall have been consummated. All such purchases are expected to be consummated simultaneously with the consummation of the Offerings.



     Each of the Strategic Investors and the individuals that are expected to purchase Common Shares as part of the Direct Sales has executed an agreement under which they have agreed that they will not, without the prior written consent of Merrill Lynch & Co. and Prudential Securities on behalf of the Underwriters and, in the case of certain transfers by the Strategic Investors, the Company, directly or indirectly offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company for a period of nine months after the date of this Prospectus in the case of the Strategic Investors and one year after the date of this Prospectus in the case of the other individuals that are expected to purchase Common Shares as part of the Direct Sales. Merrill Lynch & Co., Prudential Securities and, in the case of the Strategic Investors, the Company may, in their discretion at any time and without notice, jointly release all or any portion of the securities subject to such lock-up agreements.

                           CERTAIN TAX CONSIDERATIONS

     The following summary of the taxation of GMA, the Operating Company and the Marketing Company and the taxation of GMA's shareholders is based upon current law. Legislative, judicial or administrative changes may be forthcoming that could affect this summary. The statements as to United States federal income tax law set forth below represent the opinion of Drinker Biddle & Reath LLP, United States counsel to the Company, subject to the qualifications and assumptions set forth in such statements. The statements as to Bermuda tax law set forth below represent the opinion of Conyers Dill & Pearman, Bermuda counsel to the Company, subject to the qualifications and assumptions set forth in such statements. The statements as to the Company's beliefs and intentions as to factual matters represent the views of the Company's management and do not represent legal opinions of its counsel.

TAXATION OF GMA, THE OPERATING COMPANY AND THE MARKETING COMPANY

  Bermuda


     Under current Bermuda law, there is no income tax or capital gains tax payable by GMA, the Operating Company and the Marketing Company. GMA, the Operating Company and the Marketing Company have each received an assurance from the Bermuda Minister of Finance under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then such tax would not be applicable to GMA, the Operating Company or the Marketing Company or to any of their operations or the shares, debentures or other obligations of GMA, the Operating Company or the Marketing Company until March 2016. These assurances are subject to the proviso that they are not construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda (GMA, the Operating Company and the Marketing Company are not so currently designated) or to prevent the application of any tax payable in accordance with the provisions of The Land Tax Act 1967 of Bermuda or otherwise payable in relation to the property leased to GMA, the Operating Company or the Marketing Company. GMA, the Operating Company and the Marketing Company, under current rates, will pay annual Bermuda government fees of approximately $15,900, $3,460 and $1,695, respectively, and the Operating Company will pay annual insurance fees of approximately $2,500.


  United States


     GMA's Board of Directors has adopted operating guidelines, developed in consultation with its United States counsel, that prescribe how GMA, the Operating Company and the Marketing Company are to conduct their businesses in a manner consistent with their intent not to be engaged in a trade or business within the United States. Accordingly, GMA, and the Operating Company and the Marketing Company do not currently plan to file United States income tax returns. However, because definitive identification of activities that constitute being engaged in a trade or business in the United States is not provided by the Code or regulations or court decisions, there can be no assurance that the IRS will not contend that GMA and/or the Operating Company and/or the Marketing Company is engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to United States income tax, as well as branch profits tax, on its income that is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of a tax treaty, as discussed below. Section 842 of the Code requires that foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income even if they have no United States source investment income. Otherwise, the income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a domestic corporation, except that a foreign corporation can anticipate an allowance of deductions and credits only if it files a United States income tax return. Under regulations, the foreign corporation would be entitled to deductions and credits for the taxable year only if the return for that year is timely filed under rules set forth therein. Penalties may be assessed for failure to file tax returns. The federal income tax rates currently are a maximum of 35% for a corporation's effectively connected income and 30% for branch profits tax. The branch profits tax is imposed on net income after subtracting the regular corporate tax and making certain other adjustments.

     Under the income tax convention between Bermuda and the United States (the "Treaty"), provided that the predominant business activity of the Operating Company is acting as an insurer or as a reinsurer of risks underwritten by other insurance companies (together with the investing or reinvesting of assets held in respect of insurance reserves, capital and surplus incident to the carrying on of its insurance business), the Operating Company will be subject to United States income tax (including branch profits tax) on any income found to be effectively connected with a United States trade or business only if that trade or business is conducted through a permanent establishment in the United States. While there can be no assurance, the operating guidelines adopted by GMA's Board of Directors and described in the preceding paragraph are similarly intended to prescribe how the Operating Company will conduct its business without establishing a permanent establishment in the United States. The Operating Company would not be entitled to the benefits of the Treaty if (i) less than 50% of the Operating Company's stock were beneficially owned, directly or indirectly, by Bermuda residents or United States citizens or residents, or (ii) the Operating Company's income were used in substantial part to make disproportionate distributions to, or to meet certain liabilities to, persons who are not Bermuda residents or United States citizens or residents. While there can be no assurance, it is not expected that either of those factual situations will exist after the sale of Common Shares offered hereby.

     Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to United States income tax at a rate of 30% of the gross amount of certain "fixed or determinable annual or periodical gains, profits, and income" derived from sources within the United States as enumerated in Section 881(a) of the Code (such as dividends and interest on certain investments). The Operating Company will be subject to such taxes on dividends from United States companies in which it makes portfolio investments.


     The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to reinsurance premiums paid to the Operating Company is currently 1%. The rate of tax for any premiums for direct issuance of financial guarantees is currently 4%.


  United Kingdom


     Under current United Kingdom law, the measure of corporate taxation resulting from the activities of the Marketing Company in the United Kingdom would likely be the portion of the profits of the Marketing Company attributable on an assumed arm's-length basis to its London branch activities. Such profit would be measured in practice by comparison with the compensation that the Marketing Company would need to pay to an independent entity providing the same services as its office in the United Kingdom. The Marketing Company will seek to enter into an agreement with the United Kingdom Inland Revenue under which an agreed profit margin will be attributed to its office in the United Kingdom under a stated formula for purposes of calculating the amount of tax owed in the United Kingdom by the Marketing Company. No assurance can be given that such an agreement will be reached and, if reached, any such agreement would be cancellable upon reasonable notice by the Marketing Company or United Kingdom Inland Revenue. The United Kingdom also imposes an insurance premium tax of 4% on insurance and reinsurance premiums paid with respect to risks located in the United Kingdom. There can be no assurance that certain financial guaranty insurance and reinsurance that the Operating Company writes will not be subject to such tax.


  Other Countries

     GMA, the Operating Company and the Marketing Company plan to operate in such a manner that they will not generally be subject to any material taxes in jurisdictions other than those noted above, except for withholding taxes on certain kinds of investment income and excise or other similar premium taxes as described above. It is possible, however, that the Operating Company or the Marketing Company may be held to be doing business in one or more jurisdictions and therefore subject to tax on the profits of such business beyond that contemplated above.

TAXATION OF SHAREHOLDERS

  Bermuda Taxation


     Currently, there is no Bermuda withholding tax on dividends paid by GMA or its subsidiaries.


  United States Taxation

     UNITED STATES SHAREHOLDERS

     General. The following discussion summarizes certain United States federal income tax consequences relating to the acquisition, ownership and disposition of Common Shares by a beneficial owner who is (i) a citizen or resident of the United States, (ii) a United States domestic corporation or (iii) otherwise subject to United States federal income taxation on a net income basis in respect of the Common Shares. This summary deals only with Common Shares acquired by purchasers in the Offering and held as capital assets and does not deal with the tax consequences applicable to all categories of investors, some of which (such as broker-dealers who hold Common Shares as part of hedging or conversion transactions and investors whose functional currency is not the United States dollar) may be subject to special rules. Prospective purchasers of the Common Shares are advised to consult their own tax advisers with respect to their particular circumstances and with respect to the effects of United States federal, state, local or other laws to which they may be subject.

     Dividends. Distributions with respect to the Common Shares will be treated as ordinary dividend income to the extent of the Company's current or accumulated earnings and profits as determined for United States federal income tax purposes, subject to the discussion below relating to the potential application of the "controlled foreign corporation" or "passive foreign investment company" rules. Such dividends will not be eligible for the dividends-received deduction allowed to United States corporations under Section 243 of the Code. The amount of any distribution in excess of the Company's current and accumulated earnings and profits will first be applied to reduce the holder's tax basis in the Common Shares, and any amount in excess of tax basis will be treated as gain from the sale or exchange of the Common Shares.


     Classification of GMA and the Operating Company as Controlled Foreign Corporations. Under Section 951(a) of the Code, each "United States shareholder" of a foreign corporation that is a "controlled foreign corporation" (a "CFC") for an uninterrupted period of 30 days or more during a taxable year who owns shares in the CFC directly or indirectly through foreign entities on the last day during such taxable year on which the corporation is a CFC must include in its gross income for United States federal income tax purposes his pro-rata share of the CFC's Subpart F income, even if the Subpart F income is not distributed. The Subpart F income includes, among other things, "insurance income," which is generally defined as income (including premium and investment income) attributable to the issuing (or reinsuring) of any insurance contract in connection with risks located in, or liabilities arising out of, activities in or lives or health of residents of a country other than the country under the laws of which the insurance company is organized. Accordingly, it is anticipated that substantially all of the income of the Company will be Subpart F income. Under Section 951(b) of the Code, any United States corporation, citizen, resident or other United States person who owns, directly or indirectly through foreign entities, or is considered to own (by application of the rules of constructive ownership set forth in Section 958(b) of the Code, generally applying to family members, partnerships, estates, trusts, controlled corporations or holders of certain options), 10% or more of the total combined voting power of all classes of stock of the foreign corporation will be considered to be a "United States shareholder." In general, a foreign insurance company such as the Operating Company is treated as a CFC only if such "United States shareholders" collectively own more than 25% of the total combined voting power or total value of the corporation's stock. It is anticipated that PMI will be a "United States shareholder" of GMA and its subsidiaries, due to PMI's right to designate for nomination two of GMA's twelve board members. However, because of the expected dispersion of GMA's share ownership following the Offerings and the restrictions on transfer, issuance or repurchase of Common Shares, and because GMA's Bye-Laws provide that no single shareholder other than PMI is permitted to hold 10% or more of the total combined voting power of GMA, shareholders of GMA other than PMI should not be viewed as United States shareholders of a CFC for purposes of these rules. Accordingly, based on the foregoing factual assumptions, in the opinion of

Drinker Biddle & Reath LLP, neither GMA nor the Operating Company will be a CFC following the Offerings. However, there can be no assurance that the IRS will not successfully take a contrary position.

     RPII Companies. Different definitions of "United States shareholder" and "controlled foreign corporation" are applicable in the case of a foreign corporation which earns "related person insurance income" ("RPII"). RPII is defined in Section 953(c)(2) of the Code as any "insurance income" of a foreign corporation attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a "United States shareholder" of such corporation or a "related person" to such a shareholder. In general, "insurance income" is income (including underwriting premium and investment income) attributable to the issuing of any insurance or reinsurance contract in connection with risks located in a country other than the country under the laws of which the CFC is created or organized and which would be taxed under the provisions of the Code relating to insurance companies if the income were the income of a domestic insurance company.

     Generally, the term "related person" for this purpose means someone who controls or is controlled by the United States shareholder or someone who is controlled by the same person or persons who control the United States shareholder. "Control" is measured by either more than 50% in value or more than 50% in voting power of stock, applying constructive ownership principles similar to the rules of Section 958 of the Code. For purposes of inclusion of the Operating Company's RPII in the income of United States shareholders, unless an exception applies, the term "United States shareholder" includes all United States persons who own, directly or indirectly, any amount (rather than 10% or more) of the Operating Company's stock. The Operating Company will be subject to the CFC provisions for RPII purposes if such persons collectively own directly, indirectly or constructively 25% or more of the stock of the Operating Company by vote or value for an uninterrupted period of at least 30 days during any taxable year. The Company anticipates that United States persons will own directly, indirectly or constructively 25% or more of the stock of the Operating Company by vote or value for the requisite period; accordingly, the RPII rules of the Code will apply to the Operating Company unless one of several exceptions (discussed below) applies to the Operating Company.

     RPII Exceptions. The special RPII rules do not apply if (i) direct or indirect insureds and persons related to such insureds, whether or not United States persons, are treated at all times during the taxable year as owning less than 20% of the voting power and less than 20% of the value of the stock of the Operating Company, (ii) RPII, determined on a gross basis, is less than 20% of the Operating Company's gross insurance income for the taxable year, (iii) the Operating Company elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a United States trade or business and to waive all treaty benefits with respect to RPII or (iv) the Operating Company elects to be treated as a United States corporation. The Operating Company does not intend to make either of the described elections. Thus, only exceptions (i) and (ii) may be available.


     The Operating Company will not knowingly enter into any insurance or reinsurance arrangements in which the direct or indirect insureds are, or are "related" (as defined for purposes of the RPII provisions) to, owners of Common Shares, except that the Operating Company may enter into reinsurance arrangements with PMI. See "Business -- Sponsors and Strategic Investors." If the Operating Company does enter into reinsurance arrangements with PMI, PMI will be treated, based on its right to designate for nomination two of GMA's twelve Board members, as owning approximately 16.7% of the voting power of the stock of the Operating Company for purposes of the RPII provisions. Nonetheless, GMA believes it is unlikely that the Operating Company will enter into insurance or reinsurance arrangements in which, in the aggregate, the direct or indirect insureds are, or are related to, owners of 20% or more of the Common Shares. If this belief is correct, exception (i) above will apply. Moreover, the Operating Guidelines adopted by the Company's Board of Directors limit the portion of the Operating Company's gross insurance income attributable to insurance contracts with PMI in any taxable year to no more than 5% or, if the Board of Directors determines that there is no material risk that any GMA shareholder will recognize RPII in any taxable year, to no more than 10%. Accordingly, GMA believes it is highly unlikely that RPII for any taxable year, determined on a gross basis, will be greater than or equal to 20% of the Operating Company's gross insurance income for that year. If this belief is correct, exception (ii) above will apply. On the assumption that GMA's beliefs as stated in this paragraph are correct, in the opinion of Drinker Biddle & Reath LLP, United States persons who own stock of

GMA will not be taxable on RPII of the Operating Company following the Offerings. There can be no assurance, however, that this will be the case. Indeed, because the Operating Company's direct or indirect insureds are likely to include the owners of publicly traded securities with respect to which the Operating Company issues financial guaranty insurance, it may be difficult, if not impossible, to determine with certainty whether either of these 20% tests is or is not met as of any particular point in time. No effort will be made by GMA or the Operating Company to identify the extent to which owners of securities for which the Operating Company has issued financial guaranty insurance or reinsurance are also shareholders of GMA or persons related thereto. Thus, GMA, the Operating Company and GMA's United States shareholders may not know whether GMA's United States shareholders are subject to the RPII rules, or how much RPII the Operating Company has earned in any taxable year. If neither of these exceptions were to apply, each United States person owning, directly or indirectly, stock in GMA (and therefore, indirectly in the Operating Company) at the end of any taxable year would generally be required to include in its gross income for United States federal income tax purposes its share of the RPII for the entire taxable year, determined as if such RPII were distributed proportionately only to such United States shareholders at that date, but limited to the Operating Company's current-year earnings and profits reduced by the shareholder's pro-rata share, if any, of certain prior-year deficits in earnings and profits.

     Apportionment of RPII to United States Shareholders. If direct or indirect insureds and persons related to such insureds were to own more than 20% of the voting power or value of the Operating Company's common shares and the Operating Company's RPII determined on a gross basis for a taxable year were to be 20% or more of its gross insurance income, every United States person who owns directly or indirectly Common Shares on the last day of that year would be required to include in its gross income its share of the Operating Company's RPII for such year, whether or not distributed. A United States person who owns Common Shares during GMA's taxable year but not on the last day of the taxable year on which the Operating Company is a controlled foreign corporation within the meaning of the RPII provision of the Code, which would normally be December 31, would not be required to include in its gross income any part of the Operating Company's RPII. Correspondingly, a United States person who owns directly or indirectly, Common Shares on the last day of the taxable year on which the Operating Company is a controlled foreign corporation for purposes of those provisions would be required to include in its income its share of the RPII for the entire year even though such holder does not own the Common Shares for the entire year.

     Uncertainty as to Application of RPII. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes might ultimately be made thereto or whether any such changes, as well as any interpretation or application of the RPII rules by the IRS, the courts or otherwise, might have retroactive effect. The description of RPII herein is therefore qualified. Accordingly, the meaning of the RPII provisions and the application thereof to GMA and the Operating Company is uncertain. These provisions include the grant of authority to the United States Treasury Department to prescribe "such regulations as may be necessary to carry out the purpose of this subsection including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise." In addition, there can be no assurance that the IRS will not challenge any determinations by GMA or the Operating Company as to the amount, if any, of RPII that should be includable in the income of a holder of Common Shares or that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Each United States person who is considering an investment in Common Shares should consult his tax advisor as to the effects of these uncertainties.

     Information Reporting. Each United States person who is a direct or indirect shareholder of GMA on the last day of GMA's taxable year would be required to attach to the income tax or information return such holder would normally file for the period which includes that date a Form 5471 if the Operating Company were a CFC for RPII purposes for any continuous thirty-day period during its taxable year whether or not any net RPII income is required to be reported. The Operating Company will not be considered to be a CFC for this purpose and, therefore, Form 5471 will not be required, for any taxable year in which (i) the Operating Company's gross RPII constitutes less than 20% of its gross insurance income or (ii) less than 20% of the voting power or value of the Operating Company's common shares is owned by direct or indirect insureds and persons related to such insureds. For any year in which GMA has information that the Operating Company's gross RPII constitutes 20% or more of its gross insurance income and its direct or indirect insureds and persons related to such insureds own more than 20% of the voting power or value of the Operating Company's common shares, GMA intends to provide Form 5471 to its direct or indirect United States shareholders for attachment to the returns of shareholders. However, no effort will be made by GMA or the Operating Company to identify the extent to which owners of securities for which the Operating Company has issued financial guaranty insurance or reinsurance are also shareholders of GMA. Thus, GMA, the Operating Company and GMA's United States shareholders may not know with certainty whether GMA's United States shareholders are required to file Form 5471 with the IRS. The amounts of the RPII inclusions may be subject to adjustment based upon subsequent IRS examination. A tax-exempt organization would be required to attach Form 5471 to its information return in the circumstances described above. Failure to file Form 5471 may result in penalties. In addition, United States persons who at any time acquire 5% or more of the shares of GMA may have an independent obligation to file certain information returns.


     Tax-Exempt Shareholders. United States tax-exempt organizations would generally be required to treat Subpart F insurance income, including RPII, that is includable in income by the tax-exempt entity, as unrelated business taxable income within the meaning of Section 512 of the Code.

     Dividend; Basis; Exclusion of Dividends from Gross Income. A United States shareholder's tax basis in his Common Shares would be increased by the amount of any RPII that the shareholder includes in his income. The shareholder could exclude from income the amount of any distribution by GMA to the extent of the RPII included in such shareholder's income for the year in which the distribution was paid or for any prior year. A shareholder's tax basis in his Common Shares would be reduced by the amount of such distributions that are excluded from his income. Although, in certain circumstances, a United States shareholder might be able to exclude from his income distributions with respect to RPII that a prior shareholder included in his income, that exclusion would not generally be available to holders who purchase Common Shares in the public trading markets and are therefore unable to identify the previous shareholder and demonstrate that such shareholder had previously included the RPII in his income.

     Dispositions of Common Shares. Subject to the discussion below relating to the potential application of Section 1248 of the Code or the passive foreign investment company rules, a United States shareholder will, upon the sale or exchange of any Common Shares, recognize a gain or loss for United States income tax purposes equal to the difference between the amount realized upon such sale or exchange and the shareholder's basis in the Common Shares. If the shareholder's holding period for such Common Shares is more than twelve months, any gain will be subject to tax at a current maximum marginal tax rate of 20% for individuals and 35% for corporations.

     Section 1248 of the Code provides that if a United States person disposes of stock in a foreign corporation and such person owned directly, indirectly or constructively 10% or more of the voting shares of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares may be treated as ordinary income to the extent of the CFC's previously untaxed earnings and profits during the period that the shareholder held the shares (with certain adjustments). A 10% United States shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the United States income tax or information return that the shareholder would normally file for the taxable year in which the disposition occurs.

     Section 953(c)(7) of the Code generally provides that Section 1248 will also apply to any sale or exchange of shares in a foreign corporation that earns RPII if the foreign corporation would be taxed as an insurance company if it were a domestic corporation, regardless of whether the selling shareholder is or was a 10% shareholder or whether RPII constitutes 20% or more of the corporation's gross insurance income. Existing Treasury regulations do not address whether Section 1248 of the Code and the requirement to file Form 5471 would apply if the foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC or that would be taxed as an insurance company if it were a domestic corporation (although, as discussed above, shareholders of 10% or more of the shares of GMA may have an independent obligation to file Form
5471).

     Section 1248 of the Code and the requirement to file Form 5471 should not apply to dispositions of Common Shares because GMA does not intend to directly engage in the insurance business and, under proposed regulations, these provisions appear to be applicable only in the case of shares of corporations that are directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the proposed regulations in this manner or that the proposed regulations will not be amended or promulgated in final form so as to provide that Section 1248 of the Code and the requirement to file Form 5471 will apply to dispositions of Common Shares. In that event, GMA would notify shareholders that Section 1248 of the Code and the requirement to file Form 5471 will apply to dispositions of Common Shares. Thereafter, GMA would send a notice after the end of each calendar year to all persons who were shareholders during the year notifying them that Section 1248 of the Code and the requirement to file Form 5471 apply to dispositions of Common Shares. GMA would attach to this notice a copy of Form 5471 completed with all GMA information and instructions for completing the shareholder information.

     Foreign Tax Credit. Because it is anticipated that United States persons will own a majority of GMA's shares, only a portion of the current income inclusions under the CFC, RPII and passive foreign investment company rules, if any, and of dividends paid by GMA (including any gain from the sale of Common Shares that is treated as a dividend under Section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder's United States foreign tax credit limitations. GMA will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the RPII and dividends that are foreign source income will constitute either "passive" or "financial services" income for foreign tax credit limitation purposes. Thus, it may not be possible for most United States shareholders to utilize excess foreign tax credits to reduce United States tax on such income.

     Passive Foreign Investment Companies. Sections 1291 through 1298 of the Code contain special rules applicable to foreign corporations that are "passive foreign investment companies" ("PFICs"). In general, a foreign corporation will be a PFIC if 75% or more of its income constitutes "passive income" or 50% or more of its assets produce passive income. If GMA were to be characterized as a PFIC, its United States shareholders would be subject to a penalty tax at the time of their sale of, or receipt of an "excess distribution" with respect to, their Common Shares, unless such shareholders (i) elected from the outset to be taxed on their pro-rata share of GMA's earnings whether or not such earnings were distributed or (ii) elected to mark their Common Shares to market as of the end of each taxable year and to treat as ordinary income (or loss) the annual appreciation (or depreciation) in the value of such shares. In general, a shareholder receives an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to the stock during the three preceding taxable years (or shorter period during which the taxpayer held the stock). In general, the penalty tax is computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal annual portions at the highest applicable ordinary income tax rate throughout the holder's period of ownership, and that interest accrued on each tax amount for each prior year from the due date of such prior year's return. The interest charge is equal to the applicable rate imposed on underpayments of United States federal income tax for such period.

     For the above purposes, passive income is defined to include income of the kind which would be foreign personal holding company income under Section 954(c) of the Code, and generally includes interest, dividends, annuities and other investment income. However, the PFIC statutory provisions contain an express exception for income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business." This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. The Operating Company expects to be exclusively engaged in an insurance business and does not expect to have financial reserves in excess of the reasonable needs of its insurance business. The PFIC statutory provisions (unlike the RPII provisions of the Code) contain a look-through rule that states that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it received "directly its proportionate share of the income," and as if it "held its proportionate share of the assets," of any other corporation in which it owns at least 25% by value of the stock. While no explicit guidance is provided by the statutory language, under the look-through rule GMA should be deemed to own the assets and to have received the income of the Operating Company directly for purposes of determining whether GMA qualifies for the aforementioned insurance exception. This interpretation of the look-through rule is consistent with the legislative intention generally to exclude bona fide insurance companies from the application of PFIC provisions. On the assumption that the Operating Company is exclusively engaged in an insurance business and does not have financial reserves in excess of the reasonable needs of its insurance business, in the opinion of Drinker Biddle & Reath LLP, neither GMA nor the Operating Company will be a PFIC after the Offerings. There can be no assurance, however, as to what positions the IRS or a court might take in the future on whether GMA or the Operating Company is predominantly engaged in an insurance business and does not have financial reserves in excess of the reasonable needs of such business. United States persons who are considering an investment in Common Shares should consult their tax advisors as to the effects of the PFIC rules.

     Other. Information reporting to the IRS by paying agents and custodians located in the United States will be required with respect to payments of dividends on the Common Shares to United States persons. Thus, a holder of Common Shares may be subject to backup withholding at the rate of 31% with respect to dividends paid to such persons, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and may be credited against a holder's regular federal income tax liability.

NON-UNITED STATES SHAREHOLDERS

     Subject to certain exceptions, non-United States persons will be subject to United States federal income tax on dividend distributions with respect to, and gain realized from the sale or exchange of, Common Shares only if such dividends or gains are effectively connected with the conduct of a trade or business within the United States. Nonresident alien individuals will not be subject to United States estate tax with respect to Common Shares of GMA.

                                     * * *

     The foregoing discussion is based upon current law. The tax treatment of an owner of Common Shares, or a person treated as an owner of Common Shares for United States federal income, state, local or non-United States tax purposes, may vary depending on the owner's particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to owners of Common Shares. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF OWNERSHIP AND DISPOSITION OF THE COMMON SHARES.

                                  UNDERWRITING


     Merrill Lynch, Pierce, Fenner & Smith Incorporated; Prudential Securities Incorporated; Bear, Stearns & Co. Inc.; ING Baring Furman Selz LLC; Salomon Smith Barney Inc.; and Warburg Dillon Read LLC are acting as representatives (the "U.S. Representatives") of each of the Underwriters named below (the "U.S. Underwriters"). Subject to the terms and conditions set forth in a U.S. purchase agreement (the "U.S. Purchase Agreement") among the Company and the U.S. Underwriters, and concurrently with the sale of Common Shares to the International Managers (as defined below), the Company has agreed to sell to the U.S. Underwriters, and each of the U.S. Underwriters severally and not jointly has agreed to purchase from the Company, the number of Common Shares set forth opposite its name below.



                                                                NUMBER
U.S. UNDERWRITER                                              OF SHARES
----------------                                              ----------
Merrill Lynch, Pierce, Fenner & Smith Incorporated..........
Prudential Securities Incorporated..........................
Bear, Stearns & Co. Inc. ...................................
ING Baring Furman Selz LLC..................................
Salomon Smith Barney Inc....................................
Warburg Dillon Read LLC.....................................
                                                              ----------
             Total..........................................  17,000,000
                                                              ==========



     GMA has also entered into an international purchase agreement (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Purchase Agreements") with certain underwriters outside the United States and Canada (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters") for whom Merrill Lynch International; Prudential-Bache Securities (U.K.) Inc.; Bear, Stearns International Limited; Baring Brothers Limited, as agent for ING Bank N.V.; Salomon Brothers International Limited; and UBS AG, acting through its division Warburg Dillon Read, are acting as lead managers (the "Lead Managers"). Subject to the terms and conditions set forth in the International Purchase Agreement, and concurrently with the sale of 17,000,000 Common Shares to the U.S. Underwriters pursuant to the U.S. Purchase Agreement, GMA has agreed to sell to the International Managers, and the International Managers severally have agreed to purchase from GMA, an aggregate of 3,000,000 Common Shares. The initial public offering price per share and the total underwriting discount per Common Share are identical under the U.S. Purchase Agreement and the International Purchase Agreement.



     In the U.S. Purchase Agreement and the International Purchase Agreement, the several U.S. Underwriters and the several International Managers, respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the Common Shares being sold pursuant to such Purchase Agreement if any of the Common Shares being sold pursuant to such Purchase Agreements are purchased. In certain circumstances under the Purchase Agreements, the commitments of non-defaulting Underwriters may be increased. The closings with respect to the sale of Common Shares to be purchased by the U.S. Underwriters and the International Managers are conditioned upon one another and upon the closing of sales to the Strategic Investors of Common Shares and related Class B Warrants with an aggregate purchase price of at least $50.0 million.


     The U.S. Representatives have advised GMA that the U.S. Underwriters propose initially to offer the Common Shares to the public at the initial public offering price set forth on the cover page of this Prospectus, and to certain
dealers at such price less a concession not in excess of $     per Common Share.
The U.S. Underwriters may allow, and such dealers may reallow, a discount not in
excess of $     per Common Share on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.


     GMA has granted an option to the U.S. Underwriters, exercisable for 30 days after the date of this Prospectus, to purchase up to an aggregate of 2,550,000 additional Common Shares at the initial public offering price set forth on the cover page of this Prospectus, less the underwriting discounts and commissions.

The U.S. Underwriters may exercise this option solely to cover over-allotments, if any, made on the sale of the Common Shares offered hereby. To the extent that the U.S. Underwriters exercise this option, each U.S. Underwriter will be obligated, subject to certain conditions, to purchase a number of additional Common Shares proportionate to such U.S. Underwriter's initial amount reflected in the foregoing table. GMA has also granted an option to the International Managers, exercisable for 30 days after the date of this Prospectus, to purchase up to an aggregate of 450,000 additional Common Shares to cover over-allotments, if any, on terms similar to those granted to the U.S. Underwriters.



     At the request of GMA, the U.S. Underwriters have reserved for sale, at the initial public offering price, up to 5% of the Common Shares offered hereby to be sold to certain directors, officers, employees and related persons of GMA. The number of Common Shares available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not orally confirmed for purchase within one day of the pricing of the Offerings will be offered by the U.S. Underwriters to the general public on the same terms as the other Common Shares offered by this Prospectus.



     GMA, its directors and officers, the holders of the Class A Warrants and the Strategic Investors have executed lock-up agreements pursuant to which they have agreed, except for certain limited exceptions, that they will not directly or indirectly, without the prior written consent of Merrill Lynch & Co. and Prudential Securities on behalf of the Underwriters and, in addition, in the case of certain transfers by the Strategic Investors, the prior written consent of GMA, offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase, or otherwise sell or dispose (or announce any offer, sale, offer to sell, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of GMA or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of GMA for a period of one year after the date of this Prospectus or, in the case of the Strategic Investors, for a period of nine months after the date of this Prospectus. Such agreements do not prevent GMA from granting options so long as such options are not exercisable until one year from the date of this Prospectus. Merrill Lynch & Co., Prudential Securities and, in the case of the Strategic Investors, GMA may, in their discretion, at any time and without notice, jointly release all or any portion of the securities subject to such lock-up agreements. GMA also has agreed not to accelerate the exercisability of the registration rights granted to the Strategic Investors, the Class A Warrant holders and the Class B Warrant holders and not to file any registration statement on Form S-8 with respect to, or otherwise register for resale with the Commission, Common Shares underlying stock options or warrants for a period of one year from the date of this Prospectus, in each case, without the prior written consent of Merrill Lynch & Co. and Prudential Securities on behalf of the Underwriters.


     The U.S. Underwriters and the International Managers have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Pursuant to the Intersyndicate Agreement, the U.S. Underwriters and the International Managers are permitted to sell Common Shares to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell Common Shares will not offer to sell or sell Common Shares to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, and the International Managers and any dealer to whom they sell Common Shares will not offer to sell or sell Common Shares to U.S. persons or to Canadian persons or to persons they believe intend to resell to U.S. persons or Canadian persons, except in the case of transactions pursuant to the Intersyndicate Agreement.

     Prior to the Offerings, there has been no public market for the Common Shares. The initial public offering price was determined by GMA and the U.S. Representatives and the Lead Managers as an appropriate per share price in light of the Company's desired capitalization. There can be no assurance that an active trading market will develop for the Common Shares or that the Common Shares will trade in the public market subsequent to the Offerings at or above the initial public offering price.


     The Operating Company has entered into an investment advisory agreement with Merrill Lynch Asset Management, L.P., as one of the Investment Managers. See "Business -- Investment Managers." Merrill

Lynch & Co., one of the Joint Lead Managers and Joint Bookrunners, and Merrill Lynch Asset Management, L.P. are wholly owned subsidiaries of Merrill Lynch & Co., Inc.



     The Operating Company has entered into an investment advisory agreement with The Prudential Investment Corporation, as one of the Investment Managers. See "Business -- Investment Managers." Prudential Securities, one of the Joint Lead Managers and Joint Bookrunners, and The Prudential Investment Corporation are wholly owned subsidiaries of The Prudential Insurance Company of America.


     The Company has agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

     Until the distribution of the Common Shares is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Shares. As an exception to these rules, the U.S. Representatives are permitted to engage in certain transactions that stabilize the price of the Common Shares. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Shares.

     If the Underwriters create a short position in the Common Shares in connection with the Offerings, i.e., if they sell more Common Shares than are set forth on the cover pages of this Prospectus, the U.S. Representatives and Lead Managers, respectively, may reduce that short position by purchasing Common Shares in the open market. The U.S. Representatives and Lead Managers, respectively, may also elect to reduce any short position by exercising all or part of the over-allotment options described above.


     The U.S. Representatives and Lead Managers, respectively, may also impose a penalty bid on certain Underwriters and selling group members. This means that if the U.S. Representatives or the Lead Managers purchase Common Shares in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Shares, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offerings.


     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the Common Shares to the extent that it were to discourage resales of the Common Shares.


     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Shares. In addition, neither the Company nor any of the Underwriters makes any representation that the U.S. Representatives or the Lead Managers will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.



     The U.S. Underwriters and the International Managers have informed GMA that they do not intend to confirm sales of the Common Shares offered hereby to any accounts over which they exercise discretionary authority.

                                 LEGAL MATTERS


     The validity of the Common Shares under Bermuda law will be passed upon for the Company by Conyers Dill & Pearman, Hamilton, Bermuda. Certain matters as to United States law in connection with the Offerings will be passed upon for the Company by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania. Drinker Biddle & Reath LLP, which serves as United States counsel to the Company, also served as United States counsel to Inter-Atlantic Capital Partners, Inc. in connection with the establishment of GMA and the Operating Company and represents Inter-Atlantic Capital Partners, Inc. on an ongoing basis. William M. Goldstein, a director of the Company, is a partner in such firm. Mr. Goldstein will receive an option to purchase 15,000 Common Shares of the Company upon consummation of the Offerings pursuant to the Stock Option Plan. Certain matters as to United States law in connection with the Offerings will be passed upon for the Underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York.


                                    EXPERTS


     The consolidated financial statements of the Company as of December 31, 1998 and August 28, 1998, and for the period from August 28, 1998 (date of inception) to December 31, 1998, included in this Prospectus and in the Registration Statement have been audited by KPMG Peat Marwick, independent auditors, as indicated in their report with respect thereto, and is included herein in reliance on the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     GMA has filed with the Commission a registration statement on Form S-1 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the Common Shares offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to GMA and the Common Shares offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     Upon completion of the Offerings, GMA will be subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, will file reports, proxy and information statements and other information with the Commission. The Registration Statement, the exhibits and schedules forming a part thereof, as well as such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004 and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the public reference section of the Commission at its Washington address at prescribed rates. The Commission also maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, such as GMA, that file electronically with the Commission.

     After giving effect to the Offerings, GMA will be treated as a domestic corporation for purposes of certain requirements of the Exchange Act, including the proxy rules. Pursuant to Rule 3b-4 under the Exchange Act, a "foreign private issuer" is a non-United States issuer other than an issuer that meets the following conditions: (1) more than 50% of the outstanding voting securities of the issuer are held of record by residents of the United States and (2) any of the following: (i) the majority of the executive officers or directors of the issuer are United States citizens or residents, (ii) more than 50% of the assets of the issuer are located in the United States or (iii) the business of the issuer is administered principally in the United States. By virtue of (1) and
(2)(i), GMA does not expect that it will be a "foreign private issuer," although there is no assurance of such. If GMA were to be treated as a "foreign private issuer," it would be exempted from the proxy and short-swing profit rules under Sections 14 and 16 of the Exchange Act and, for reporting purposes under the Exchange Act, would be subject to rules applicable to "foreign private issuers."

     GMA intends to furnish its shareholders with annual reports containing financial statements audited by an independent accounting firm and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

                    GLOSSARY OF SELECTED FINANCIAL GUARANTY

                        INSURANCE AND REINSURANCE TERMS


Alien insurer or reinsurer....   An insurer or reinsurer organized under the
                                 laws of a non-United States jurisdiction.


Asset-backed debt obligation
or asset-backed security......   A debt instrument that is supported by a pool
                                 of assets, such as automobile loans or single family mortgage loans. The payments on the assets produce the revenue stream intended to service the interest and principal payments on the asset-backed debt obligation.


Automatic reinsurance.........   Reinsurance of a specified type or category of
                                 risk defined in a reinsurance agreement (often called a "treaty") between a ceding company and a reinsurer. Typically, in automatic reinsurance the ceding company is obligated to offer and the reinsurer is obligated to accept a specified portion of all such type or category of risks originally insured or reinsured by the ceding company.

Cedent; Ceding company........   See "Reinsurance; Reinsurer."

Credit enhancement............   A form of financial guaranty whereby the credit
                                 quality of a security is upgraded through the use of an insurance policy or letter of credit.

Credit rating.................   An alphabetic system used by major rating
                                 agencies to categorize the creditworthiness of an issuer of a specific obligation. A credit rating of BBB- or Baa3 or better is considered an investment grade rating, meaning the securities have been analyzed and are regarded as having adequate capacity to provide timely payment of debt service. A credit below BBB- or Baa3 is considered a speculative grade rating, meaning there is a greater vulnerability to default.

Duff & Phelps Credit Rating
Co. insurance claims-paying
  ability ratings.............   Duff & Phelps Credit Rating Co. insurance
                                 claims-paying ability ratings provide a summary opinion of an insurance company's ability to meet its claim obligations. Duff & Phelps
                                 Credit Rating Co. insurance claims-paying ability ratings range from "AAA" to "DD." An
                                 "A+" rating is assigned by Duff & Phelps Credit
                                 Rating Co. to companies which, in its opinion, have high claims-paying ability, average protection factors and a variability to risk over time due to economic and/or underwriting conditions.


Duff & Phelps Credit Rating
Co. long-term ratings.........   Duff & Phelps Credit Rating Co. long-term
                                 ratings provide a summary opinion of an issue's long-term fundamental quality. Duff & Phelps
                                 Credit Rating Co. long-term ratings range from "AAA" to "DD." An "A" rating is assigned by Duff & Phelps Credit Rating Co. to issues which, in its opinion, have average but adequate protection factors. However, risk factors are more variable and greater in periods of economic stress. A "BBB" rating is assigned by Duff & Phelps Credit Rating Co. to issues which, in its opinion, have below-average protection factors that are considered sufficient for prudent investment.
                                 However, there is considerable variability in risk during economic cycles. A "BB" rating is assigned by Duff & Phelps Credit Rating Co. to issues which, in its opinion, are below investment grade but are deemed likely to meet obligations when due.
                                 However, present or prospective financial protection factors fluctuate according to industry conditions or company fortunes.


Facultative reinsurance.......   A type of reinsurance whereby the reinsurer is
                                 not obligated automatically to accept all or a portion of each risk originally insured by the ceding company. Facultative risks are typically underwritten, or agreed to, on a case-by-case basis.


Financial guaranty............   The promise to make payments to the holders of
                                 a debt, loan or other similar financial
                                 instrument in the event the borrower or
                                 underlying obligor fails to do so.

Fitch IBCA international
insurance claims-paying
  ability rating..............   Fitch IBCA international insurance
                                 claims-paying ability ratings provide an assessment of an insurance company's financial strength and, therefore, its ability to pay policy claims under the terms indicated. Fitch
                                 IBCA international insurance claims-paying ability ratings range from "AAA" to "D." Fitch
                                 IBCA assigns an "A+" rating to insurers that have a strong capacity to meet policyholder obligations and provide policyholder benefits.
                                 The impact of adverse business and economic factors on such insurers' claims-paying abilities is expected to be small.

Fitch IBCA international
long-term credit ratings......   Fitch IBCA credit ratings are an opinion on the
                                 ability of an entity or of a securities issue to meet financial commitments, such as interest, preferred dividends, or repayments of principal, on a timely basis. Fitch IBCA's international long-term credit ratings range from "AAA" to "D." Fitch IBCA assigns an "A" rating to denote a low expectation of credit risk and that the capacity for timely payment of financial commitments is considered strong.
                                 Fitch IBCA assigns a "BBB" rating to indicate that there is currently a low expectation of credit risk and that although the capacity for timely payment of financial commitments is considered adequate, adverse changes in circumstances and in economic conditions are more likely to impair this capacity than the capacity of higher-rated entities or issues.
                                 Fitch IBCA assigns a "BB" rating to indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met.

United States generally
accepted accounting principles
  ("GAAP")....................   United States accounting principles as set
                                 forth in opinions of the Accounting Principles
                                 Board of the American Institute of Certified
                                 Public Accountants and/or statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

Insurance in force or
exposure......................   Principal outstanding and interest to be paid
                                 over the remaining life of a given obligation in respect of obligations insured and reinsured by the Company, net of refunded debt obligations, retrocessions, redemptions and repayments.

Issuer........................   A municipality or corporation or other entity
                                 that is the obligor on a debt or other security issued in the capital markets.


Monoline financial guaranty
insurer.......................   An insurer that only writes financial guaranty
                                 insurance. The term "monoline financial
                                 guaranty insurer" traditionally referred to a writer of municipal bond insurance, but currently includes, as well, insurers of asset-backed securities.

Net premiums written..........   Total premiums for insurance written and
                                 reinsurance assumed during a given period less total premiums for insurance and reinsurance ceded to others during such period.

Primary insurer...............   An insurance company that contracts with a
                                 customer (the insured) to provide insurance coverage. Such primary insurer may then cede a portion of its business to one or more reinsurers.

Quota share reinsurance.......   A term describing all forms of proportional
                                 reinsurance in which the reinsurer receives a pro-rata part of the premiums and pays a pro-rata part of the losses arising in connection with the policies reinsured
                                 (sometimes known as "proportional" reinsurance,
                                 "pro-rata" reinsurance or "participating" reinsurance).

Reinsurance; Reinsurer........   An arrangement under which an insurance company
                                 (the "reinsurer") agrees to indemnify or assume the obligations of another insurance company
                                 (the "ceding company" or "cedent") for all or a portion of the insurance risks underwritten by the ceding company.


Reserves......................   Liabilities established by insurers that
                                 generally represent the discounted present value of the estimated net cost of claims, repayments or contract liabilities and the related expenses that the insurer will ultimately be required to pay in respect of insurance it has written.


Retention.....................   The amount or portion of insurance risk that a
                                 ceding company retains for its own account. In quota share reinsurance, the retention may be a percentage of the original policy's limit. In excess of loss business, the retention typically is a dollar amount of loss, a loss ratio or a percentage above a predetermined limit.

Retrocessional reinsurance;
  Retrocessionaire............   An arrangement under which a reinsurer cedes to
                                 another reinsurer (the "retrocessionaire") all or a portion of the insurance risks reinsured by the first reinsurer. Retrocessional reinsurance generally does not legally discharge the ceding reinsurer from its liability with respect to its obligations to the original ceding company.


Standard & Poor's insurer
financial strength rating.....   Standard & Poor's insurer financial strength
                                 rating is an opinion concerning the financial security characteristics of an insurance organization with respect to its ability to pay under its insurance policies and contracts in accordance with their terms. Standard & Poor's insurer financial strength ratings range from "AAA" to "CC." An "A" rating is assigned by Standard & Poor's to insurers which, in its opinion, have strong financial security characteristics, but are somewhat more likely to be affected by adverse business conditions than are insurers with higher ratings.

Standard & Poor's long-term
issuer credit rating..........   Standard & Poor's long-term issuer credit
                                 rating is an opinion of an obligor's overall financial capacity to pay its financial obligations. Standard & Poor's long-term issuer credit ratings range from "AAA" to "CC."
                                 Standard & Poor's assigns an "A" rating to obligors that have a strong capacity to meet financial commitments, but are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than higher-rated obligors. It assigns a "BBB" rating to obligors that have an adequate capacity to meet financial commitments, but adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligors to meet financial commitments. It assigns a "BB" rating to obligors that face major ongoing uncertainties and exposure to adverse business, financial, or economic conditions, but are less vulnerable in the near term than other low-rated obligors.

Underwriting..................   The insurer's or reinsurer's process of
                                 reviewing contracts submitted for insurance or reinsurance coverage, deciding whether to accept all or part of the coverage requested and determining the applicable premiums.

Underwriting capacity.........   The maximum amount of insurance that an
                                 insurance or reinsurance company can
                                 underwrite, which is limited by its existing capital and surplus. Reinsurance serves to increase an insurer's underwriting capacity by reducing its exposure from particular risks and thereby increasing available surplus.

Unearned premiums.............   Premiums written but not yet earned, as they
                                 are attributable to the unexpired portion of the related insurance contract term.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                PAGE
                                                                ----
Report of Independent Auditors..............................     F-2
Consolidated Balance Sheets as of August 28 and December 31,
  1998......................................................     F-3
Consolidated Statement of Operations and Accumulated Deficit
  for the Period from August 28, 1998 (date of inception) to
  December 31, 1998.........................................     F-4
Consolidated Statement of Cash Flows for the Period from
  August 28, 1998 (date of inception) to December 31,
  1998......................................................     F-5
Notes to Consolidated Financial Statements..................     F-6

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
Global Markets Access Ltd. (formerly GCA Ltd.)


     We have audited the accompanying consolidated balance sheets of Global Markets Access Ltd. (formerly GCA Ltd.) and subsidiaries as of December 31, 1998 and August 28, 1998 and the related consolidated statements of operations and accumulated deficit and cash flows for the period from August 28, 1998 (date of inception) to December 31, 1998. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



     We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.



     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Markets Access Ltd. (formerly GCA Ltd.) and subsidiaries as of December 31, 1998 and August 28, 1998 and the results of their operations and their cash flows for the period from August 28, 1998 (date of inception) to December 31, 1998, in conformity with United States generally accepted accounting principles.



/s/ KPMG Peat Marwick



Chartered Accountants

Hamilton, Bermuda

February 26, 1999

                           GLOBAL MARKETS ACCESS LTD.



                          CONSOLIDATED BALANCE SHEETS



                      (EXPRESSED IN UNITED STATES DOLLARS)



                                                                  AUGUST 28,        DECEMBER 31,
                                                                     1998               1998
                                                                  ----------        ------------
ASSETS
Cash........................................................    $       120,000       $ 122,256
Deferred equity offering costs..............................                 --       1,355,000
                                                                ---------------       ---------
          Total assets......................................    $       120,000       $1,477,256
                                                                ===============       =========
LIABILITIES
Accounts payable and accrued expenses.......................    $            --       $2,205,000
                                                                ---------------       ---------
          Total liabilities.................................                 --       2,205,000
                                                                ---------------       ---------
SHAREHOLDERS' EQUITY
Preferred shares (par value $1.00; 50,000,000 shares
  authorized;
  no shares outstanding)....................................                 --              --
Common shares (par value $1.00; 100,000,000 shares
  authorized;
  12,000 shares outstanding)................................             12,000          12,000
Additional paid-in capital..................................            108,000         108,000
Accumulated deficit.........................................                 --        (847,744)
                                                                ---------------       ---------
          Total shareholders' equity (deficit)..............            120,000        (727,744)
                                                                ---------------       ---------
Total liabilities and shareholders' equity..................    $       120,000       $1,477,256
                                                                ===============       =========



  The accompanying notes are an integral part of these consolidated financial statements.

                           GLOBAL MARKETS ACCESS LTD.



          CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT


  FOR THE PERIOD FROM AUGUST 28, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 1998


                      (EXPRESSED IN UNITED STATES DOLLARS)



                                                                    PERIOD ENDED
                                                                  DECEMBER 31, 1998
                                                                  -----------------
REVENUES
Interest....................................................      $           2,256

EXPENSES
Recruiting and personnel....................................                530,000
Professional and other fees.................................                257,000
Other.......................................................                 63,000
                                                                  -----------------
                                                                            850,000
                                                                  -----------------
Net loss for the period and accumulated deficit as of
  December 31, 1998.........................................      $        (847,744)
                                                                  =================



  The accompanying notes are an integral part of these consolidated financial statements.

                           GLOBAL MARKETS ACCESS LTD.



                      CONSOLIDATED STATEMENT OF CASH FLOWS


  FOR THE PERIOD FROM AUGUST 28, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 1998


                      (EXPRESSED IN UNITED STATES DOLLARS)



                                                                PERIOD ENDED
                                                              DECEMBER 31, 1998
                                                              -----------------
OPERATING ACTIVITIES:
Net loss....................................................     $ (847,744)
Adjustments to reconcile net loss to cash provided by
  operating activities:
     Change in:
          Deferred equity offering costs....................     (1,355,000)
          Accounts payable and accrued expenses.............      2,205,000
                                                                 ----------
Cash provided by operating activities.......................          2,256
Cash at beginning of period.................................        120,000
                                                                 ----------
Cash at end of period.......................................     $  122,256
                                                                 ==========



  The accompanying notes are an integral part of these consolidated financial statements.

                           GLOBAL MARKETS ACCESS LTD.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  ORGANIZATION


     Global Markets Access Ltd. (formerly GCA Ltd.) ("GMA") was incorporated on August 7, 1998 under the laws of Bermuda to provide financial guaranty reinsurance and insurance. GMA will operate through its wholly-owned subsidiaries, Global Markets Guaranty Ltd. (formerly Global Capital Access, Ltd.) (the "Operating Company") and GMG Marketing Ltd. (the "Marketing Company" and together with GMA and the Operating Company, the "Company"). The Operating Company received a certificate of registration as a Class 3 insurer under the insurance laws of Bermuda effective August 28, 1998. The Company's fiscal year end is December 31.



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     The accompanying consolidated financial statements are prepared in accordance with United States generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. The following are the significant accounting policies adopted by the Company.


  (a) Premium Revenue Recognition

     Gross and ceded premiums are earned in proportion to the amount of risk outstanding over the expected period of coverage. Deferred premium revenue and prepaid reinsurance premiums represent the portion of premium that is applicable to coverage of risk to be provided in the future on policies in force. When an insured or reinsured issue is retired or defeased prior to the end of the expected period of coverage, the remaining deferred premium revenue and prepaid reinsurance premium, less any amount credited to a refunding issue insured by the Company, are recognized.

  (b) Losses and Loss Adjustment Expenses

     The reserves for losses and loss adjustment expenses ("LAE") reflect the Company's estimate of identified ("case basis") and unidentified ("unallocated") losses on the obligations it has insured to the balance sheet date.

     A case basis reserve for unpaid losses and LAE is recorded at the present value of estimated loss when, in management's opinion, the likelihood of a future loss is probable and determinable at the balance sheet date. The estimated loss on a transaction is discounted using then-current risk-free rates. Upon the establishment of a case basis reserve a corresponding reduction will be made in the unallocated reserve.

     The unallocated reserve is calculated by applying a loss factor to the net outstanding exposure on the Company's insured portfolio. Such loss factor is a measure of reasonably estimable insured losses that have been incurred as of the balance sheet date, and is based on the historical industry loss experience, the inherent risk characteristics of the Company's portfolio, the loss experience of the ceding companies, and, over time, the Company's actual loss and LAE experience.

     Management of the Company periodically evaluates its estimates for losses and loss adjustment expenses and establishes reserves that management believes are adequate to cover the ultimate net cost of claims. The reserves are necessary based on estimates, and there can be no assurance that the ultimate liability will not

                           GLOBAL MARKETS ACCESS LTD.

differ from such estimates. The Company will, on an ongoing basis, monitor these reserves and may periodically adjust such reserves based on the Company's actual loss experience, its future mix of business and future economic conditions.

  (c) Deferred Acquisition Costs

     Deferred acquisition costs comprise those expenses that vary with and are primarily related to the production of business, including commissions paid on reinsurance assumed, compensation and related costs of underwriting and marketing personnel, certain rating agency fees, premium and excise taxes and certain other underwriting expenses, reduced by ceding commission income on premiums ceded to reinsurers. Deferred acquisition costs and the cost of acquired business are amortized over the period in which the related premiums are earned. Recoverability of deferred acquisition costs is determined by considering anticipated losses and loss adjustment expenses.

  (d) Investments

     The Company will classify its investments in fixed income and equity securities as available for sale and, accordingly, such securities will be carried at fair value. The cost of fixed income securities will be adjusted for amortization of premiums and discounts. The cost of fixed income and equity securities will be adjusted for declines in value that are considered other than temporary.

     Realized gains and losses on investments will be recognized in net income using the specific identification method. Changes in fair values of securities carried at fair value are reflected directly in shareholders' equity.

  (e) Translation of Foreign Currencies

     The Company's functional currency is the United States dollar. Premiums written and receivable in foreign currencies will be recorded at exchange rates prevailing on the date the contract attaches and liabilities for future benefits payable in foreign currencies at the time such liabilities are first recorded. Exchange gains or losses resulting from the periodic revaluation and settlement of such assets and liabilities will be recorded in the Company's statement of operations.

  (f) Organizational Expenses

     Organization expenses consist of legal, accounting and incorporation expenses incurred in connection with the formation and organization of the Company and include certain expense reimbursements to Inter-Atlantic Securities Corporation ("Inter-Atlantic"). Such costs will be expensed as incurred.

     Certain equity offering costs incurred in connection with the Company's planned initial public offering (the "Offering"), including certain amounts payable for investment banking and financial advisory services, will be deducted from the gross proceeds of the Offering.

  (g) Stock Compensation Plans

     Under the Company's Initial Stock Option Plan (the "Stock Option Plan"), awards are granted to eligible employees, directors and consultants of the Company in the form of incentive stock options ("ISO's"), where they qualify under the Internal Revenue Code, or non-qualified stock options ("NQSO's"). The Company follows the intrinsic value based method of accounting for stock based compensation as prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company will provide pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied.

                           GLOBAL MARKETS ACCESS LTD.

  (h) Earnings per Common Share

     The Company will calculate earnings per common share based upon the guidance provided in Financial Accounting Standards Board Statement No. 128 "Earnings per Share." This statement requires the presentation of two amounts of earnings per share when the Company has a complex capital structure. These amounts are basic earnings per common share and earnings per common share-assuming dilution.

     Basic earnings per common share will be calculated by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding during the period.

     Diluted earnings per common share will be calculated by dividing the net income attributable to common shareholders by the weighted average number of common shares outstanding during the period, plus dilutive potential common shares. Options and warrants issued by the Company will be considered dilutive potential common shares and will be included in the calculation using the treasury stock method.


3.  AGREEMENTS WITH RELATED PARTIES



     The Company has entered into an agreement with Inter-Atlantic, whereby Inter-Atlantic has agreed to provide certain services in connection with the Company's U.S. and international initial public offerings (the "Offerings"), the sales to a core group of strategic investors (the "Strategic Investors") and the development of the Company's operations, including assistance in preparing a registration statement for the common shares, selecting underwriters in connection with the Offerings, identifying and negotiating with potential strategic investors and such other services as the Company or Inter-Atlantic deems appropriate. Certain officers and directors of the Company are also beneficial owners, directors or officers of Inter-Atlantic and/or its affiliates.



     Pursuant to such agreement, the Company has agreed to pay Inter-Atlantic a fee of $3.6 million upon consummation of the Offerings. The Company and Inter-Atlantic negotiated the $3.6 million fee at a level of approximately 1.0% of the total gross proceeds to be raised by the Company upon consummation of the Offerings and the Direct Sales. The Company believes the fee is reasonable and customary in light of the contingent nature of the fee and the size of the sales to Strategic Investors. In addition, the Company believes the fee is comparable to the fee it otherwise would have paid to an unrelated third-party service provider.



     The Company has retained Insurance Consulting Services Limited ("ICS"), a Bermuda corporation licensed as an insurance broker, to provide risk management services and other related financial services. Pursuant to such agreement, ICS is entitled to receive an annual fee of $425,000, which is payable in quarterly installments commencing on the consummation of the Offerings through the fifth anniversary of the consummation of the Offerings. ICS is in its initial stages of development and has a limited operating history and limited experience providing risk management and other related financial services. ICS is owned by certain persons affiliated with Inter-Atlantic, including Frederick S. Hammer and Robert M. Lichten who are also directors of the Company.



4.  SHAREHOLDERS' EQUITY


  Preferred Stock

     The Company is authorized to issue 50,000,000 preferred shares of par value $1.00 each. At the balance sheet date there were no preferred shares issued or outstanding.

  Common Stock


     The Company is authorized to issue 100,000,000 common shares of par value $1.00 each. At the balance sheet date 12,000 common shares were outstanding, all of which were held by the Global Purpose Trust (the "Purpose Trust"), a Bermuda trust which was loaned $12,000 by ICS to acquire such shares.

                           GLOBAL MARKETS ACCESS LTD.

  Warrants



     In connection with its initial capitalization, the Company has issued Class A Warrants to purchase an aggregate number of common shares equal to 13.5% of the sum of (i) the common shares outstanding immediately following the consummation of the Offerings (including any Direct Sales, but excluding any common shares held by the Purpose Trust) and (ii) the common shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the Offering other than the Class A Warrants, any Class B Warrants and any options granted by the Company under its Stock Option Plan (the "Class A Determination Amount"). The Class A Warrants were issued to American Capital Access Holdings, L.L.C., Donald J. Matthews, Michael P. Esposito, Jr., Frederick S. Hammer, Robert M. Lichten, Andrew S. Lerner, William S. Ogden and certain other founding investors. The consideration paid for these warrants of $108,000 has been recorded as additional paid in capital. The exercise price of the warrants is equal to the initial public offering price per share, subject to customary anti-dilution adjustments for certain future events, including stock splits and the issuance of common shares at a price below the exercise price or the market price of the common shares at the time of such issuance. The Class A Warrants become exercisable over three years commencing on the first anniversary of the consummation of the Offerings. The Class A Warrants will expire on September 30, 2008.



5.  STOCK PLANS


  Stock Option Plan


     The Board of Directors has adopted the Stock Option Plan under which it may grant, subject to certain restrictions, ISO's and NQSO's. The aggregate number of common shares for which options may be granted under the Stock Option Plan is limited to the lessor of (i) 5.5% of the common shares outstanding immediately following the consummation of the Offerings and any Direct Sales minus 87,646 common shares or (ii) 2,000,000 common shares. Only eligible employees of the Company are entitled to ISO's, while NQSO's may be granted to eligible employees, non-employee directors and consultants.


     The plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to select the parties to be granted ISO's and NQSO's and to set the date of grant and other terms of the options granted under the Stock Option Plan.

     The minimum exercise price of the ISO's will be equal to the fair market value, as defined in the Stock Option Plan, of the Company's common shares at the date of grant. The term of the ISO's is not more than ten years from the date of grant. Unless otherwise provided in the option agreement, the ISO's shall be exercisable in three equal annual installments, commencing on the first anniversary of the grant date.


     Subject to the consummation of the Offerings, options will be granted to the Chief Executive Officer and other senior executives and directors of the Company to purchase common shares. Pursuant to the Stock Option Plan, Mr. H. Russell Fraser will receive options to acquire 100,000 common shares; and other non-employee directors will each receive options to acquire 15,000 common shares, in each case upon the later of (i) the date he or she becomes an eligible non-employee director or (ii) the date the Offerings are consummated. The options will have an exercise price equal to the fair market value of the common shares on the date the options are granted, except for any options granted upon consummation of the Offerings, which will have an exercise price equal to the initial public offering price per share, and shall be exercisable in three equal installments commencing with the first anniversary of the grant date. Robert M. Lichten, the non-employee Chairman of the Board, will also be granted options to purchase a number of common shares equal to the number of common shares remaining under the Stock Option Plan after all of the other directors and officers of the Company who are entitled to receive options upon consummation of the Offerings and the Direct Sales have been granted such options, minus 100,000 common shares. In addition, subject to certain conditions, each non-employee director shall be granted an option to purchase 2,000 common shares at each

                           GLOBAL MARKETS ACCESS LTD.

successive annual general meeting after the consummation of the Offerings. Such options will have an exercise price equal to the fair market value of the common shares on the date the options are granted and will be immediately exercisable if granted after the first anniversary of the consummation of the Offerings. If any such options are granted prior to the first anniversary of the consummation of the Offerings, they will not become exercisable until such anniversary. The Stock Option Plan defines "fair market value" as: (i) the quoted closing price, if there is a market for the common shares on a registered securities exchange or in an over-the-counter market on the date of grant; (ii) the weighted average of the quoted closing prices on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant; (iii) the mean between the bid and asked prices, as reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant; or (iv) another method that is authorized by the United States Internal Revenue Code of 1986, as amended, and has been adopted by the Compensation Committee of the Board of Directors.



     In addition, directors will receive cash of $20,000 per annum plus $1,000 per board or committee meeting attended. The non-employee Chairman of the Board, non-employee Deputy Chairman of the Board and non-employee Committee Chairmen will receive an additional $1,000 per annum.



6.  CONTINGENT LIABILITY



     The Company has been threatened with litigation by an individual the Company interviewed for a senior management position. The individual has claimed that he left his position with his prior employer in reliance upon an offer to be hired by the Company, which he claims to have accepted, and that he was dismissed by the Company in a manner inconsistent with the terms of his employment. The Company's position is that, among other things, the offer was conditional upon the individual being approved by certain proposed investors, and such approval was not obtained. As a consequence, the Company believes the employment arrangement was never consummated and, on that basis, among others, the Company has not recorded any provision for potential loss.



7.  TAXATION



     Under current Bermuda law neither GMA, the Operating Company nor the Marketing Company is required to pay any taxes in Bermuda on either income or capital gains. GMA, the Operating Company and the Marketing Company have each received an assurance from the Bermuda Minister of Finance under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to GMA, the Operating Company or the Marketing Company or to any of their operations or the shares, debentures or other obligations of GMA, the Operating Company or the Marketing Company until March 2016.



     GMA, the Operating Company and the Marketing Company plan to operate in such a manner that they will not generally be subject to tax in other jurisdictions except for withholding taxes on certain kinds of investment income, excise taxes and other taxes attributable to marketing activities in certain jurisdictions. It is possible, however, that the Operating Company and/or the Marketing Company may be held to be doing business in one or more foreign jurisdictions and therefore subject to tax on the profits of such business.

                           GLOBAL MARKETS ACCESS LTD.

8.  STATUTORY REQUIREMENTS AND DIVIDEND RESTRICTIONS



     Under The Bermuda Insurance Act, 1978, and related regulations, the Operating Company will be required to maintain certain levels of solvency and liquidity. The minimum statutory capital and surplus required is $1,000,000; however, the Company has received from the Registrar of Companies an exception to this requirement until the consummation of the Offerings.



     GMA's ability to pay dividends depends on the ability of the Operating Company to pay dividends to GMA. While GMA itself is not subject to any significant legal prohibitions on the payment of dividends, the Operating Company will be subject to Bermuda regulatory constraints which affect its ability to pay dividends to GMA. The Operating Company will be prohibited from declaring or paying a dividend if such payment would reduce its statutory surplus below $1,000,000.



9.  SUBSEQUENT EVENTS



     On February 26, 1999, the Company entered into Securities Purchase Agreements with five investors (the "Strategic Investors") under which the Strategic Investors agreed to purchase an aggregate of 3,900,706 common shares and Class B Warrants to purchase an aggregate of 550,000 common shares for an aggregate purchase price of $55 million. The closing of these sales to the Strategic Investors is contingent on the completion of the Offerings and is subject to other customary closing conditions. The Company has agreed to use its best efforts to cause to be nominated to its Board of Directors certain individuals designated by certain of such Strategic Investors, so long as such Strategic Investors hold certain levels of common shares. The Class B Warrants are exercisable in equal amounts over a three year period commencing one year after the closing of the sales to the Strategic Investors at an initial exercise price of $15.00 per share, subject to adjustment for certain dilutive events. The Class B Warrants expire ten years after issuance. Certain transfer restrictions apply to the common shares purchased by the Strategic Investors or issuable upon the exercise of the Class B Warrants.



     On February 26, 1999, a Class A Warrant previously issued by the Company to a third party was surrendered to the Company and was cancelled. On the same date, a second Class A Warrant previously issued by the Company to a third party was assigned in part to Messrs. Esposito, Lichter, Hammer and Lerner (exercisable for 47,499, 32,500, 32,500, and 25,147 common shares, respectively), and the balance was surrendered to the Company and was cancelled. The net result of these transactions is that there remains outstanding Class A Warrants to purchase a number of common shares equal to 12% of the Class A Determination Amount plus 137,646.

---------------------------------------------------------
---------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON SHARES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE COMMON SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


    UNTIL APRIL   , 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------

                               TABLE OF CONTENTS


                                               PAGE
                                               ----
Enforceability of Civil Liabilities under
  United States Federal Securities Laws....      3
Prospectus Summary.........................      4
Risk Factors...............................     10
Use of Proceeds............................     25
Capitalization.............................     26
Dividend Policy............................     27
Dilution...................................     28
Unaudited Pro Forma Consolidated Balance
  Sheet....................................     30
Management's Discussion and Analysis of
  Financial Condition and Plan of
  Operations...............................     32
Business...................................     37
Overview of the Financial Guaranty
  Insurance and Reinsurance Industry.......     58
Management.................................     61
Principal Stockholders.....................     72
Certain Relationships and Related Party
  Transactions.............................     74
Description of Capital Stock...............     78
Shares Eligible for Future Sale............     85
Direct Sales...............................     87
Certain Tax Considerations.................     89
Underwriting...............................     97
Legal Matters..............................    100
Experts....................................    100
Additional Information.....................    101
Glossary of Selected Financial Guaranty
  Reinsurance and Insurance Terms..........    102
Index to Consolidated Financial
  Statements...............................    F-1


---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------


                               20,000,000 SHARES

                           GLOBAL MARKETS ACCESS LTD.
                                 COMMON SHARES
                            -----------------------
                                   PROSPECTUS
                            -----------------------
                              Joint Lead Managers
                             and Joint Bookrunners
                              MERRILL LYNCH & CO.

                             PRUDENTIAL SECURITIES

                            ------------------------

                            BEAR, STEARNS & CO. INC.

                           ING BARING FURMAN SELZ LLC
                              SALOMON SMITH BARNEY
                            WARBURG DILLON READ LLC

                                 March   , 1999


---------------------------------------------------------
---------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


               [ALTERNATE PAGE FOR THE INTERNATIONAL PROSPECTUS]


                  SUBJECT TO COMPLETION -- DATED MARCH 1, 1999

PROSPECTUS

                               20,000,000 SHARES


                           GLOBAL MARKETS ACCESS LTD.
                                 COMMON SHARES
                            ------------------------

    All of the 20,000,000 common shares, par value $1.00 per share (the "Common Shares"), offered hereby are being sold by Global Markets Access Ltd. ("GMA"). Of the 20,000,000 Common Shares offered hereby, 3,000,000 Common Shares are being offered for sale initially outside the United States and Canada by the International Managers (the "International Offering") and 17,000,000 Common Shares are being offered for sale initially in a concurrent offering in the United States and Canada by the U.S. Underwriters (the "U.S. Offering," and together with the International Offering, the "Offerings"). The initial public offering price and underwriting discount per Common Share will be identical for both Offerings. The initial public offering price will be $15.00 per Common Share. See "Underwriting." Prior to the Offerings, GMA has not conducted any business and there has been no public market for the Common Shares.


    An application has been made to have the Common Shares approved for quotation in The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "GMAL."


    In connection with the formation of GMA and the establishment of a core group of strategic investors, The PMI Group, Inc., High Ridge Capital Partners Limited Partnership, Rolaco Holding S.A., Third Avenue Value Fund and Third Avenue Small-Cap Value Fund (collectively, the "Strategic Investors") have severally agreed to purchase for investment directly from GMA an aggregate of 3,900,706 Common Shares and Class B Warrants to purchase an aggregate of 550,000 Common Shares. Such purchases will be consummated immediately prior to the consummation of the Offerings for an aggregate purchase price for the Common Shares and the Class B Warrants of approximately $55.0 million. The aggregate purchase price to be paid by each Strategic Investor is based on a price of $14.10 for (i) one Common Share and (ii) the right to purchase a specified fraction of a Common Share under the Class B Warrants. The exercise price for the Class B Warrants will be $15.00 per share. The closing of the International Offering made hereby is conditioned upon the closing of sales by GMA to the Strategic Investors of Common Shares and related Class B Warrants with an aggregate purchase price of at least $50.0 million.


    GMA is also offering by a separate prospectus up to 305,500 Common Shares directly to certain of its directors and officers at a price per share equal to the initial public offering price per share, less the per share underwriting discounts and commissions, for an aggregate purchase price if all such Common Shares are purchased of approximately $4.3 million. GMA has also contracted to sell 90,000 Common Shares directly to certain individuals involved in the formation of the Company at a purchase price of $14.10 per share, for an aggregate purchase price of approximately $1.3 million. All such purchases are expected to be consummated simultaneously with the consummation of the Offerings and, together with the purchases by the Strategic Investors, are referred to in this Prospectus as the "Direct Sales." Upon consummation of the Offerings and the Direct Sales, the Strategic Investors, GMA's directors and officers and certain other individuals involved in the formation of the Company are expected to own collectively approximately 17.7% of the outstanding Common Shares. See "Direct Sales."


    The Common Shares offered hereby are subject to limitations on ownership, transfers and voting rights which (except for The PMI Group, Inc. and as otherwise described herein) generally prevent transfers to holders beneficially owning 10% or more of the Common Shares, require divestiture of Common Shares to reduce the beneficial ownership of any holder to less than 10% of the Common Shares and reduce the voting power of any holder beneficially owning 10% or more of the Common Shares to less than 10% of the total voting power of GMA's capital stock. See "Description of Capital Stock."

     SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON SHARES OFFERED HEREBY.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

-----------------------------------------------------------------------------------------------------------------------
                                                                       UNDERWRITING DISCOUNTS
                                                 PRICE TO PUBLIC         AND COMMISSIONS(1)       PROCEEDS TO GMA(2)
-----------------------------------------------------------------------------------------------------------------------
Per Common Share............................            $                        $                        $
-----------------------------------------------------------------------------------------------------------------------
Total(3)....................................            $                        $                  $          (4)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) GMA has agreed to indemnify the several International Managers and the U.S. Underwriters (collectively, the "Underwriters") against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."


(2) Before deducting certain advisory fees and other expenses related to the Offerings payable by GMA estimated to be $5,050,000. See "Use of Proceeds."



(3) GMA has granted the International Managers and the U.S. Underwriters options, exercisable within 30 days after the date hereof, to purchase up to 450,000 and 2,550,000 additional Common Shares, respectively, solely to cover over-allotments, if any. If such options are exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds
    to GMA will be $        , $        and $        , respectively. See
    "Underwriting."


(4) Assuming completion of all the Direct Sales, the total Proceeds to GMA will
    be $        . If the Underwriters' over-allotment options described above are exercised in full, the total Proceeds to GMA including the Direct Sales
    will be $        . See "Direct Sales."
                            ------------------------


    The Common Shares are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offers and to reject orders in whole or in part. It is expected that delivery of the Common Shares will be made in New York, New York on or about
March   , 1999.

                            ------------------------
                   Joint Lead Managers and Joint Bookrunners
MERRILL LYNCH INTERNATIONAL                          PRUDENTIAL-BACHE SECURITIES
                            ------------------------

BEAR, STEARNS INTERNATIONAL LIMITED
                           ING BARINGS

                                SALOMON SMITH BARNEY INTERNATIONAL

                                                             WARBURG DILLON READ

                                 March   , 1999

               [ALTERNATE PAGE FOR THE INTERNATIONAL PROSPECTUS]



                                  UNDERWRITING



     Merrill Lynch International; Prudential-Bache Securities (U.K.) Inc.; Bear, Stearns International Limited; Baring Brothers Limited, as agent for ING Bank N.V.; Salomon Brothers International Limited; and UBS AG, acting through its division Warburg Dillon Read, are acting as lead managers (the "Lead Managers") of each of the underwriters named below (the "International Managers"). Subject to the terms and conditions contained in the international purchase agreement (the "International Purchase Agreement") among GMA and the International Managers and concurrently with the sale of Common Shares to the U.S. Underwriters (as defined below), GMA has agreed to sell to the International Managers, and each of the International Managers severally and not jointly has agreed to purchase from GMA, the number of Common Shares set forth opposite its name below.



                                                                 NUMBER
INTERNATIONAL MANAGER                                           OF SHARES
---------------------                                           ---------
Merrill Lynch International.................................
Prudential-Bache Securities (U.K.) Inc......................
Bear, Stearns International Limited.........................
Baring Brothers Limited, as agent for ING Bank N.V..........
Salomon Brothers International Limited......................
UBS AG, acting through its division Warburg Dillon Read.....
                                                              -------------
          Total.............................................      3,000,000
                                                              =============



     GMA has also entered into a United States purchase agreement (the "U.S. Purchase Agreement" and, together with the International Purchase Agreement, the "Purchase Agreements") with certain underwriters (the "U.S. Underwriters" and, together with the International Managers, the "Underwriters") for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated; Prudential Securities Incorporated; Bear, Stearns & Co. Inc.; ING Baring Furman Selz LLC; Salomon Smith Barney Inc.; and Warburg Dillon Read LLC are acting as representatives (the "U.S. Representatives"). Subject to the terms and conditions set forth in the U.S. Purchase Agreement, and concurrently with the sale of 3,000,000 Common Shares to the International Managers, the Company has agreed to sell to the U.S. Underwriters, and the U.S. Underwriters severally have agreed to purchase from the Company, an aggregate of 17,000,000 Common Shares. The initial public offering price per share and the total underwriting discount per Common Share are identical under the International Purchase Agreement and U.S. Purchase Agreement.



     In the International Purchase Agreement and the U.S. Purchase Agreement, the several International Managers and the several U.S. Underwriters, respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the Common Shares being sold pursuant to such Purchase Agreement if any of the Common Shares being sold pursuant to such Purchase Agreements are purchased. In certain circumstances under the Purchase Agreements, the commitments of non-defaulting Underwriters may be increased. The closings with respect to the sale of Common Shares to be purchased by the International Managers and the U.S. Underwriters are conditioned upon one another and upon the closing of sales to the Strategic Investors of Common Shares and related Class B Warrants with an aggregate purchase price of at least $50.0 million.


     The Lead Managers have advised GMA that the International Managers propose initially to offer the Common Shares to the public at the initial public offering price set forth on the cover page of this Prospectus, and to certain
dealers at such price less a concession not in excess of $          per Common
Share. The International Managers may allow, and such dealers reallow, a
discount not in excess of $          per Common Share on sales to certain other
dealers. After the initial public offering, the public offering price, concession and discount may be changed.


     GMA has granted an option to the International Managers, exercisable for 30 days after the date of this Prospectus, to purchase up to an aggregate of 450,000 additional Common Shares at the initial public offering price set forth on the cover page of this Prospectus, less the underwriting discounts and commissions. The International Managers may exercise this option solely to cover over-allotments, if any, made on the sale of Common Shares offered hereby. To the extent that the International Managers exercise this option, each International Manager will be obligated, subject to certain conditions, to purchase a number of additional Common Shares proportionate to such International Manager's initial amount reflected in the foregoing table. GMA has also granted an option to the U.S. Underwriters, exercisable for 30 days after the date of this Prospectus, to purchase up to an aggregate of 2,550,000 additional Common Shares to cover over-allotments, if any, on terms similar to those granted to the International Managers.

               [ALTERNATE PAGE FOR THE INTERNATIONAL PROSPECTUS]



     At the request of GMA, the U.S. Underwriters have reserved for sale, at the initial public offering price, up to 5% of the shares offered hereby to be sold to certain directors, officers, employees and related persons of GMA. The number of Common Shares available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not orally confirmed for purchase within one day of the pricing of the Offerings will be offered by the U.S. Underwriters to the general public on the same terms as the other shares offered by this Prospectus.



     GMA, its directors and officers, the holders of the Class A Warrants and the Strategic Investors have executed lock-up agreements pursuant to which they have agreed, except for certain limited exceptions, that they will not directly or indirectly, without the prior written consent of Merrill Lynch & Co. and Prudential Securities on behalf of the Underwriters and, in addition, in the case of certain transfers by the Strategic Investors, the prior written consent of GMA, offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase, or otherwise sell or dispose (or announce any offer, sale, offer to sell, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of GMA or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of GMA for a period of one year after the date of this Prospectus or, in the case of the Strategic Investors, for a period of nine months after the date of this Prospectus. Such agreements do not prevent GMA from granting options so long as such options are not exercisable until one year from the date of this Prospectus. Merrill Lynch & Co., Prudential Securities and, in the case of the Strategic Investors, GMA may, in their discretion, at any time and without notice, jointly release all or any portion of the securities subject to such lock-up agreements. GMA also has agreed not to accelerate the exercisability of the registration rights granted to the Strategic Investors, the Class A Warrant holders and the Class B Warrant holders and not to file any registration statement on Form S-8 with respect to, or otherwise register for resale with the Commission, Common Shares underlying stock options or warrants for a period of one year from the date of this Prospectus, in each case, without the prior consent of Merrill Lynch & Co. and Prudential Securities on behalf of the Underwriters.



     The International Managers and U.S. Underwriters have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Pursuant to the Intersyndicate Agreement, the International Managers and the U.S. Underwriters are permitted to sell Common Shares to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the International Managers and any dealer to whom they sell Common Shares will not offer to sell or sell Common Shares to U.S. persons or to Canadian persons or to persons they believe intend to resell to U.S. or Canadian persons, and the U.S. Underwriters and any dealer to whom they sell Common Shares will not offer to sell or sell Common Shares to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, except in the case of transactions pursuant to the Intersyndicate Agreement.


     Prior to the Offerings, there has been no public market for the Common Shares. The initial public offering price was determined by GMA and the Lead Managers and the U.S. Representatives as an appropriate per share price in light of the Company's desired capitalization. There can be no assurance that an active trading market will develop for the Common Shares or that the Common Shares will trade in the public market subsequent to the Offerings at or above the initial public offering price.


     The Operating Company has entered into an investment advisory agreement with Merrill Lynch Asset Management, L.P., as one of the Investment Managers. See "Business -- Investment Mangers." Merrill Lynch International, one of the Joint Lead Managers and Joint Bookrunners, and Merrill Lynch Asset Management, L.P. are direct or indirect wholly owned subsidiaries of Merrill Lynch & Co., Inc.



     The Operating Company has entered into an investment advisory agreement with The Prudential Investment Corporation, as one of the Investment Managers. See "Business -- Investment Managers." Prudential-Bache Securities (U.K.) Inc., one of the Joint Lead Managers and Joint Bookrunners, and The Prudential Investment Corporation are wholly owned subsidiaries of The Prudential Insurance Company of America.

               [ALTERNATE PAGE FOR THE INTERNATIONAL PROSPECTUS]



     The Company has agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.


     Each of the International Managers has represented and agreed that (a) it has not offered or sold and, prior to that date six months after the date of this Prospectus, it will not offer or sell any Common Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute and will not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Common Shares in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of Common Shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on.

     Until the distribution of the Common Shares is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Shares. As an exception to these rules, the U.S. Representatives are permitted to engage in certain transactions that stabilize the price of the Common Shares. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Shares.

     If the Underwriters create a short position in the Common Shares in connection with the Offerings, i.e., if they sell more Common Shares than are set forth on the cover pages of this Prospectus, the Lead Managers and U.S. Representatives, respectively, may reduce that short position by purchasing Common Shares in the open market. The Lead Managers and U.S. Representatives, respectively, may also elect to reduce any short position by exercising all or part of the over-allotment options described above.

     The Lead Managers and U.S. Representatives, respectively, may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Lead Managers or the U.S. Representatives purchase Common Shares in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Shares, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offerings.


     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the Common Shares to the extent that it were to discourage resales of the Common Shares.



     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Shares. In addition, neither the Company nor any of the Underwriters makes any representation that the Lead Managers or the U.S. Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.


     The International Managers and the U.S. Underwriters have informed GMA that they do not intend to confirm sales of the Common Shares offered hereby to any accounts over which they exercise discretionary authority.

     No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the Common Shares or the possession, circulation or distribution of this Prospectus or any other material relating to the Company or Common Shares in any jurisdiction where action for that purpose is required. Accordingly, the Common Shares may not be offered or sold, directly or indirectly, and neither this Prospectus nor any other offering material or advertisements in connection with the Common Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

     Purchasers of the Common Shares offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price set forth on the cover page hereof.

               [ALTERNATE PAGE FOR THE INTERNATIONAL PROSPECTUS]


---------------------------------------------------------
---------------------------------------------------------


    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON SHARES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE COMMON SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.



    UNTIL APRIL   , 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------

                               TABLE OF CONTENTS


                                               PAGE
                                               ----
Enforceability of Civil Liabilities under
  United States Federal Securities Laws....      3
Prospectus Summary.........................      4
Risk Factors...............................     10
Use of Proceeds............................     25
Capitalization.............................     26
Dividend Policy............................     27
Dilution...................................     28
Unaudited Pro Forma Consolidated Balance
  Sheet....................................     30
Management's Discussion and Analysis of
  Financial Condition and Plan of
  Operations...............................     32
Business...................................     37
Overview of the Financial Guaranty
  Insurance and Reinsurance Industry.......     58
Management.................................     61
Principal Stockholders.....................     72
Certain Relationships and Related Party
  Transactions.............................     74
Description of Capital Stock...............     78
Shares Eligible for Future Sale............     85
Direct Sales...............................     87
Certain Tax Considerations.................     89
Underwriting...............................     97
Legal Matters..............................    100
Experts....................................    100
Additional Information.....................    101
Glossary of Selected Financial Guaranty
  Reinsurance and Insurance Terms..........    102
Index to Consolidated Financial
  Statements...............................    F-1


---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------


                               20,000,000 SHARES

                           GLOBAL MARKETS ACCESS LTD.
                                 COMMON SHARES
                            -----------------------
                                   PROSPECTUS
                            -----------------------
                              Joint Lead Managers
                             and Joint Bookrunners
                          MERRILL LYNCH INTERNATIONAL
                          PRUDENTIAL-BACHE SECURITIES
                            ------------------------

                      BEAR, STEARNS INTERNATIONAL LIMITED

                                  ING BARINGS

                       SALOMON SMITH BARNEY INTERNATIONAL

                              WARBURG DILLON READ

                                 March   , 1999


---------------------------------------------------------
---------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                [ALTERNATE PAGE FOR THE DIRECT SALES PROSPECTUS]


                  SUBJECT TO COMPLETION -- DATED MARCH 1, 1999

PROSPECTUS

                                 305,500 SHARES


                           GLOBAL MARKETS ACCESS LTD.
                                 COMMON SHARES
                            ------------------------


     All of the 305,500 common shares, par value $1.00 per share (the "Common Shares"), offered hereby are being sold by Global Markets Access Ltd. ("GMA"). GMA is offering such Common Shares directly to certain of its directors and officers at a price per share equal to the initial public offering price per share in the Offerings (as defined below), less the per share underwriting discounts and commissions, for an aggregate purchase price if all such Common Shares are purchased of approximately $4.3 million. GMA is also offering by separate prospectuses up to 17,000,000 Common Shares in an offering in the United States and Canada (the "U.S. Offering") and up to 3,000,000 Common Shares in an offering outside the United States and Canada (the "International Offering," and together with the U.S. Offering, the "Offerings"). This Prospectus is identical to the prospectus used in connection with the U.S. Offering (the "U.S. Prospectus") and the prospectus used in connection with the International Offering (the "International Prospectus"), except for the front and back cover pages and except that the section captioned "Plan of Distribution" in this Prospectus is replaced with the section captioned "Underwriting" in the U.S. Prospectus and the International Prospectus. The offering made hereby will be consummated simultaneously with the consummation of the Offerings. Prior to the Offerings, GMA has not conducted any business and there has been no public market for the Common Shares.



     An application has been made to have the Common Shares approved for quotation in The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "GMAL."



     In connection with the formation of GMA and the establishment of a core group of strategic investors, The PMI Group, Inc., High Ridge Capital Partners Limited Partnership, Rolaco Holding S.A., Third Avenue Value Fund and Third Avenue Small-Cap Value Fund (collectively, the "Strategic Investors") have severally agreed to purchase for investment directly from GMA an aggregate of 3,900,706 Common Shares and Class B Warrants to purchase an aggregate of 550,000 Common Shares. Such purchases will be consummated immediately prior to the consummation of the Offerings for an aggregate purchase price for the Common Shares and the Class B Warrants of approximately $55.0 million. The aggregate purchase price to be paid by each Strategic Investor is based on a price of $14.10 for (i) one Common Share and (ii) the right to purchase a specified fraction of a Common Share under the Class B Warrants. The exercise price for the Class B Warrants will be $15.00 per share. GMA has also contracted to sell 90,000 Common Shares directly to certain individuals involved in the formation of the Company at a price of $14.10 per Common Share, for an aggregate purchase price of approximately $1.3 million. All such purchases are expected to be consummated simultaneously with the consummation of the Offerings. The purchases by such individuals involved in the formation of the Company and the Strategic Investors, together with the Common Shares being offered hereby, are collectively referred to in this Prospectus as the "Direct Sales." "See Direct Sales."



     The Common Shares offered hereby are subject to limitations on ownership, transfers and voting rights which (except for The PMI Group, Inc. and as otherwise described herein) generally prevent transfers to holders beneficially owning 10% or more of the Common Shares, require divestiture of Common Shares to reduce the beneficial ownership of any holder to less than 10% of the Common Shares and reduce the voting power of any holder beneficially owning 10% or more of the Common Shares to less than 10% of the total voting power of GMA's capital stock. See "Description of Capital Stock."


     SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON SHARES OFFERED HEREBY.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                 March   , 1999

                [ALTERNATE PAGE FOR THE DIRECT SALES PROSPECTUS]

                              PLAN OF DISTRIBUTION

     The Company is offering directly the Common Shares offered hereby to certain of its directors and officers at a per share price equal to the initial public offering price per Common Share in the Offerings, less the per share underwriting discounts and commissions. Such sales are to be consummated simultaneously with the Offerings.

                [ALTERNATE PAGE FOR THE DIRECT SALES PROSPECTUS]

---------------------------------------------------------
---------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON SHARES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE COMMON SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


    UNTIL APRIL , 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------

                               TABLE OF CONTENTS


                                               PAGE
                                               ----
Enforceability of Civil Liabilities under
  United States Federal Securities Laws....      3
Prospectus Summary.........................      4
Risk Factors...............................     10
Use of Proceeds............................     25
Capitalization.............................     26
Dividend Policy............................     27
Dilution...................................     28
Unaudited Pro Forma Consolidated Balance
  Sheet....................................     30
Management's Discussion and Analysis of
  Financial Condition and Plan of
  Operations...............................     32
Business...................................     37
Overview of Financial Guaranty Insurance
  and Reinsurance Industry.................     58
Management.................................     61
Principal Stockholders.....................     72
Certain Relationships and Related Party
  Transactions.............................     74
Description of Capital Stock...............     78
Shares Eligible for Future Sale............     85
Direct Sales...............................     87
Certain Tax Considerations.................     89
Plan of Distribution.......................     97
Legal Matters..............................     98
Experts....................................     98
Additional Information.....................     99
Glossary of Selected Financial Guaranty
  Reinsurance and Insurance Terms..........    100
Index to Consolidated Financial
  Statements...............................    F-1


---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------


                                 305,500 SHARES

                           GLOBAL MARKETS ACCESS LTD.
                                 COMMON SHARES
                            -----------------------
                                   PROSPECTUS
                            -----------------------


                                 March  , 1999


---------------------------------------------------------
---------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The following table sets forth the expenses payable by the Registrant in connection with the issuance and distribution of the Common Shares being registered hereby. All of such expenses are estimates, other than the advisory fee and the filing and quotation fees payable to the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and The Nasdaq National Market.



Advisory Fee................................................  $3,000,000
Fees and Expenses of Counsel (not including Blue Sky).......     886,600
Printing Expenses...........................................     500,000
Reimbursement of other expenses to Inter-Atlantic Securities
  Corporation...............................................     215,700
Fees and Expenses of Accountants............................     105,000
Filing Fee -- Securities and Exchange Commission............     102,122
Quotation Fees -- The Nasdaq National Market................      95,000
Filing Fee -- National Association of Securities Dealers,
  Inc. .....................................................      30,500
Blue Sky Fees and Expenses..................................       2,000
Miscellaneous Expenses......................................     113,078
                                                              ----------
          Total.............................................   5,050,000
                                                              ==========


---------------

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 31 of the Registrant's Bye-Laws provides that: (a) the directors and officers of the Registrant shall be indemnified from and against all actions, costs, charges, losses, damages and expenses which they shall incur by reason of any act done in connection with their duty as a director or officer of the Registrant; (b) each director and officer of the Registrant shall be indemnified out of the funds of the Registrant against all liabilities incurred by him as such a director or officer of the Registrant in defending any proceedings in which judgment is given in his favor or he is acquitted or relieved from liability; and (c) funds shall be advanced to each director or officer or the Registrant on his incurring liability prior to judgment provided that should he be found guilty of a criminal or other offense for which he cannot by law be indemnified he shall reimburse the Registrant for the funds advanced.

     Section 32 of the Registrant's Bye-Laws provides that each shareholder agrees to waive any claim or right of action such shareholder might have against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his or her duties with or for the Registrant, provided that such waiver does not extend to any matter in respect of any fraud or dishonesty that may attach to such director or officer.


     The Registrant has obtained a Directors' and Officers' and Company Reimbursement Policy bound by J&H Marsh & McLennan Inc. with Underwriters at Lloyd's London that provides liability insurance for the Registrant's directors and officers.


     Reference is made to the form of U.S. Purchase Agreement and the form of International Purchase Agreement to be filed as Exhibits 1.1 and 1.2, respectively, hereto for provisions providing that the Underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of the Registrant against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").


     Reference is made to the Agreement filed as Exhibit 10.3 hereto for provisions providing that the Registrant and Inter-Atlantic Securities Corporation are each obligated to indemnify the other for certain actions.

     Reference is made to the Registration Rights Agreements filed as Exhibits
10.5 and 10.7 hereto for provisions providing that the Registrant and certain holders of Common Shares, Class A Warrants and/or Class B Warrants are each obligated to indemnify the other for certain actions.



     Reference is made to the Letter Agreement to be filed as Exhibit 10.25 hereto for provisions providing that American Capital Access Holdings, L.L.C. and ACA Financial Guaranty Corporation are obligated to indemnify the Registrant for certain actions.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Since its formation, the Registrant has issued the following securities that were not registered under the Securities Act:

          (a) On August 18, 1998, the Registrant sold 12,000 Common Shares to the Global Purpose Trust, a Bermuda trust, for an aggregate price of $12,000. The Registrant will repurchase these shares upon consummation of the Offerings and such shares will be cancelled.

          (b) On August 25, 1998, the Registrant sold Class A Warrants for an aggregate price of $54,000 to Donald J. Matthews, Michael P. Esposito, Jr., Frederick S. Hammer, Robert M. Lichten, Andrew S. Lerner and William S. Ogden, Jr. to purchase up to an aggregate number of Common Shares equal to 6.75% of the sum of (i) the Common Shares outstanding immediately following the consummation of the Offerings (including the Direct Sales but excluding any shares held by the Global Purpose Trust) and (ii) the Common Shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the Offerings, except for the Class A Warrants, the Class B Warrants and any options granted by the Company under its Initial Stock Option Plan.

          (c) On August 25, 1998, the Registrant sold Class A Warrants for an aggregate price of $42,000 to American Capital Access Holdings, L.L.C. to purchase up to an aggregate number of Common Shares equal to 5.25% of the sum of (i) the Common Shares outstanding immediately following the consummation of the Offerings (including the Direct Sales but excluding any shares held by the Global Purpose Trust) and (ii) the Common Shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the Offerings, except for the Class A Warrants, the Class B Warrants and any options granted by the Company under its Initial Stock Option Plan.


          (d) On August 25, 1998, the Registrant sold Class A Warrants for an aggregate price of $12,000 to two institutional investors to purchase up to an aggregate number of Common Shares equal to 1.50% of the sum of (i) the Common Shares outstanding immediately following the consummation of the Offerings (including the Direct Sales but excluding any shares held by the Global Purpose Trust) and (ii) the Common Shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the Offerings, except for the Class A Warrants, the Class B Warrants and any options granted by the Company under its Initial Stock Option Plan.



          (e) On February 26, 1999, the Registrant contracted to sell 2,127,659 Common Shares and Class B Warrants to purchase an additional 300,000 Common Shares to The PMI Group, Inc. for an aggregate price of $30.0 million.



          (f) On February 26, 1999, the Registrant contracted to sell 709,219 Common Shares and Class B Warrants to purchase an additional 100,000 Common Shares to High Ridge Capital Partners Limited Partnership for an aggregate price of $10.0 million.



          (g) On February 26, 1999, the Registrant contracted to sell 709,219 Common Shares and Class B Warrants to purchase an additional 100,000 Common Shares to Rolaco Holding S.A. for an aggregate price of $10.0 million.



          (h) On February 26, 1999, the Registrant contracted to sell 322,109 Common Shares and Class B Warrants to purchase an additional 45,417 Common Shares to Third Avenue Value Fund for an aggregate price of $4.5 million.

          (i) On February 26, 1999, the Registrant contracted to sell 32,500 Common Shares and Class B Warrants to purchase an additional 4,583 Common Shares to Third Avenue Small Cap Value Fund for an aggregate price of $458,250.


     No underwriters were involved in the foregoing sales of securities. Such sales were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to sales by an issuer not involving a public offering. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits


 EXHIBIT
 NUMBER                       DESCRIPTION OF DOCUMENT
---------                     -----------------------
 1.1*       Form of U.S. Purchase Agreement.
 1.2*       Form of International Purchase Agreement.
 1.3*       Letter Agreement, dated as of March   , 1999, among American
            Capital Access Holdings, L.L.C. and ACA Financial Guaranty
            Corporation, and the U.S. Representatives of the U.S.
            Underwriters.
 1.4*       Letter Agreement, dated as of March   , 1999, among American
            Capital Access Holdings, L.L.C. and ACA Financial Guaranty
            Corporation, and the Lead Managers of the International
            Managers.
 3.1**      Memorandum of Association.
 3.2**      Bye-Laws.
 4.1***     Specimen Common Share Certificate.
 4.2**      Form of Class A Warrant.
 4.3**      Form of Class B Warrant.
 5.1***     Opinion of Conyers Dill & Pearman.
 8.1***     Opinion of Conyers Dill & Pearman (included in Exhibit 5.1).
 8.2**      Opinion of Drinker Biddle & Reath LLP.
10.1**      Amended and Restated Employment Agreement, dated as of
            February 26, 1999, between Donald J. Matthews and the
            Registrant and the Operating Company.
10.2**      Global Markets Access Ltd. Initial Stock Option Plan.
10.3**      Amended and Restated Agreement, dated as of February 26,
            1999, between Inter-Atlantic Securities Corporation and the
            Registrant and the Operating Company.
10.4***     Form of Class A Warrant Purchase Agreement.
10.5***     Registration Rights Agreement, dated as of August 25, 1998, between the Registrant and the holders of the Class A
            Warrants.
10.6**      Form of Securities Purchase Agreement entered into by The
            PMI Group, Inc. and the Registrant, High Ridge Capital
            Partners Limited Partnership and the Registrant, Rolaco
            Holding S.A. and the Registrant, Third Avenue Value Fund and
            the Registrant, and Third Avenue Small-Cap Value Fund and
            the Registrant.
10.7**      Form of Registration Rights Agreement to be entered into
            between, The PMI Group, Inc. and the Registrant, High Ridge
            Capital Partners Limited Partnership and the Registrant,
            Rolaco Holding S.A. and the Registrant, Third Avenue Value
            Fund and the Registrant, and Third Avenue Small-Cap Value
            Fund and the Registrant.
10.8***     Quota Share Reinsurance Treaty, dated as of November 25,
            1998, between ACA Financial Guaranty Corporation and the
            Operating Company.
10.9***     Master Facultative Reinsurance Treaty, dated as of November
            25, 1998, between ACA Financial Guaranty Corporation and the
            Operating Company.

 EXHIBIT
 NUMBER                       DESCRIPTION OF DOCUMENT
---------                     -----------------------
10.10***    Master Facultative Reinsurance Treaty, dated as of November
            25, 1998, between the Operating Company and ACA Financial
            Guaranty Corporation.
10.11***    Employment Agreement, dated as of September 1, 1998, between
            Bruce W. Bantz and the Registrant and the Marketing Company.
10.12***    Employment Agreement, dated as of October 15, 1998, between
            Mary Jane Robertson and the Registrant and the Operating
            Company.
10.13***    Form of Common Share Purchase Agreement.
10.14***    Agreement, dated as of November 1, 1998, between Insurance
            Consulting Services Limited and the Registrant and the
            Operating Company.
10.15***    Employment Agreement, dated as of October 15, 1998, between
            Lionel J. Marsland-Shaw and the Registrant and the Operating
            Company.
10.16***    Sublease Agreement, dated as of November 24, 1998, between
            Annuity and Life Reassurance, Ltd. and the Registrant.
10.17**     Employment Agreement, dated as of February 19, 1999, between
            Matthew J. Cooleen, the Registrant and the Operating
            Company.
10.18**     Employment Agreement, dated as of February 24, 1999, between
            James G. Jachym, the Registrant and the Operating Company.
10.19***    Discretionary Investment Advisory Agreement, dated as of
            November 25, 1998, between Alliance Capital Management L.P.
            and the Operating Company.
10.20***    Investment Management Agreement, dated as of November 25,
            1998, between The Prudential Investment Corporation and the
            Operating Company.
10.21**     Letter Agreement, dated as of February 26, 1999, between The
            PMI Group, Inc. and the Registrant.
10.22**     Letter Agreement, dated as of February 26, 1999, between
            High Ridge Capital Partners Limited Partnership and the
            Registrant.
10.23**     Letter Agreement, dated as of February 26, 1999, between
            Third Avenue Value Fund and Third Avenue Small-Cap Value
            Fund and the Registrant.
10.24**     Investment Advisory Contract, dated as of February 24, 1999, between Merrill Lynch Asset Management, L.P. and the
            Operating Company.
10.25*      Letter Agreement, dated as of March   , 1999, among the
            Registrant, American Capital Access Holdings, L.L.C. and ACA
            Financial Guaranty Corporation.
21.1***     Subsidiaries of the Registrant.
23.1***     Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.2**      Consent of Drinker Biddle & Reath LLP (included in Exhibit
            8.2).
23.3**      Consent of KPMG Peat Marwick.
24.1****    Powers of Attorney of Robert M. Lichten, Charles G. Collis,
            Frederick S. Hammer, William M. Goldstein and Donald J.
            Puglisi.
24.2***     Powers of Attorney of Lawrence S. Doyle, Curtis R. Jensen,
            Willis T. King, Jr. and Paul T. Walker.
99.1***     Form F-N.


---------------
   * To be filed by amendment.


  ** Filed herewith.



 *** Previously filed.


**** Included on signature page to the Company's Registration Statement on Form
     S-1 (333-62785) previously filed with the Securities and Exchange Commission on September 2, 1998.

  (b) Financial Statement Schedules

     All schedules of the Registrant for which provision is made in the applicable accounting regulations of the Commission are not required, are inapplicable, or have been disclosed in the notes to the consolidated financial statements and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of March, 1999.


                                          GLOBAL MARKETS ACCESS LTD.

                                          By:/s/ DONALD J. MATTHEWS

                                            ------------------------------------
                                            Donald J. Matthews
                                            President and Chief Executive
                                             Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                       DATE
                  ---------                                     -----                       ----
/s/ DONALD J. MATTHEWS                         President, Chief Executive Officer and   March 1, 1999
---------------------------------------------  Director (Principal Executive Officer)
Donald J. Matthews

/s/ MARY JANE ROBERTSON                        Chief Financial Officer and Treasurer    March 1, 1999
---------------------------------------------  (Principal Financial and Accounting
Mary Jane Robertson                            Officer)

*                                              Chairman of the Board                    March 1, 1999
---------------------------------------------
Robert M. Lichten

*                                              Deputy Chairman of the Board             March 1, 1999
---------------------------------------------
Frederick S. Hammer

*                                              Director                                 March 1, 1999
---------------------------------------------
Lawrence S. Doyle

                                               Director                                 March 1, 1999
---------------------------------------------
H. Russell Fraser

*                                              Director                                 March 1, 1999
---------------------------------------------
William M. Goldstein

*                                              Director                                 March 1, 1999
---------------------------------------------
Curtis R. Jensen

*                                              Director                                 March 1, 1999
---------------------------------------------
Willis T. King, Jr.

                                               Director                                 March 1, 1999
---------------------------------------------
Claude J. Seaman

                                               Director                                 March 1, 1999
---------------------------------------------
Bradley M. Shuster

                  SIGNATURE                                     TITLE                       DATE
                  ---------                                     -----                       ----
*                                              Director                                 March 1, 1999
---------------------------------------------
Paul T. Walker

                                               Director                                 March 1, 1999
---------------------------------------------
James J. Zech

*                                              Authorized Representative in the         March 1, 1999
---------------------------------------------  United States
Donald J. Puglisi



* Donald J. Matthews, pursuant to a Power of Attorney executed by each of the directors and officers noted above and included in the signature page of the initial filing of this Registration Statement or as an exhibit to Amendment No. 1 of this Registration Statement or as an exhibit to Amendment No. 2 of this Registration Statement, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of each of the persons noted above, in the capacities indicated, and does hereby sign and execute this Registration Statement on his own behalf, in the capacities indicated.


                                          /s/ DONALD J. MATTHEWS
                                          --------------------------------------

                                          Donald J. Matthews

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION OF DOCUMENT
-------                           -----------------------
 1.1  *         Form of U.S. Purchase Agreement.
 1.2  *         Form of International Purchase Agreement.
 1.3  *         Letter Agreement, dated as of March   , 1999, among American
                Capital Access Holdings, L.L.C. and ACA Financial Guaranty
                Corporation, and the U.S. Representatives of the U.S.
                Underwriters.
 1.4  *         Letter Agreement, dated as of March   , 1999, among American
                Capital Access Holdings, L.L.C. and ACA Financial Guaranty
                Corporation, and the Lead Managers of the International
                Managers.
 3.1  **        Memorandum of Association.
 3.2  **        Bye-Laws.
 4.1  ***       Specimen Common Share Certificate.
 4.2  **        Form of Class A Warrant.
 4.3  **        Form of Class B Warrant.
 5.1  ***       Opinion of Conyers Dill & Pearman.
 8.1  ***       Opinion of Conyers Dill & Pearman (included in Exhibit 5.1).
 8.2  **        Opinion of Drinker Biddle & Reath LLP.
10.1  **        Amended and Restated Employment Agreement, dated as of
                February 26, 1999, between Donald J. Matthews and the
                Registrant and the Operating Company.
10.2  **        Global Markets Access Ltd. Initial Stock Option Plan.
10.3  **        Amended and Restated Agreement, dated as of February 26,
                1999, between Inter-Atlantic Securities Corporation and the
                Registrant and the Operating Company.
10.4  ***       Form of Class A Warrant Purchase Agreement.
10.5  ***       Registration Rights Agreement, dated as of August 25, 1998, between the Registrant and the holders of the Class A
                Warrants.
10.6  **        Form of Securities Purchase Agreement entered into by The
                PMI Group, Inc. and the Registrant, High Ridge Capital
                Partners Limited Partnership and the Registrant, Rolaco
                Holding S.A. and the Registrant, Third Avenue Value Fund and
                the Registrant, and Third Avenue Small-Cap Value Fund and
                the Registrant.
10.7  **        Form of Registration Rights Agreement to be entered into
                between The PMI Group, Inc. and the Registrant, High Ridge
                Capital Partners Limited Partnership and the Registrant,
                Rolaco Holding S.A. and the Registrant, Third Avenue Value
                Fund and the Registrant, and Third Avenue Small-Cap Value
                Fund and the Registrant.
10.8  ***       Quota Share Reinsurance Treaty, dated as of November 25,
                1998, between ACA Financial Guaranty Corporation and the
                Operating Company.
10.9  ***       Master Facultative Reinsurance Treaty, dated as of November
                25, 1998, between ACA Financial Guaranty Corporation and the
                Operating Company.
10.10 ***       Master Facultative Reinsurance Treaty, dated as of November
                25, 1998, between the Operating Company and ACA Financial
                Guaranty Corporation.
10.11 ***       Employment Agreement, dated as of September 1, 1998, between
                Bruce W. Bantz and the Registrant and the Marketing Company.
10.12 ***       Employment Agreement, dated as of October 15, 1998, between
                Mary Jane Robertson and the Registrant and the Operating
                Company.
10.13 ***       Form of Common Share Purchase Agreement.

EXHIBIT
NUMBER                            DESCRIPTION OF DOCUMENT
-------                           -----------------------
10.14 ***       Agreement, dated as of November 1, 1998, between Insurance
                Consulting Services Limited and the Registrant and the
                Operating Company.
10.15 ***       Employment Agreement, dated as of October 15, 1998, between
                Lionel J. Marsland-Shaw and the Registrant and the Operating
                Company.
10.16 ***       Sublease Agreement, dated as of November 24, 1998, between
                Annuity and Life Reassurance, Ltd. and the Registrant.
10.17 **        Employment Agreement, dated as of February 19, 1999, between
                Matthew J. Cooleen, the Registrant and the Operating
                Company.
10.18 **        Employment Agreement, dated as of February 24, 1999, between
                James G. Jachym, the Registrant and the Operating Company.
10.19 ***       Discretionary Investment Advisory Agreement, dated as of
                November 25, 1998, between Alliance Capital Management L.P.
                and the Operating Company.
10.20 ***       Investment Management Agreement, dated as of November 25,
                1998, between The Prudential Investment Corporation and the
                Operating Company.
10.21 **        Letter Agreement, dated as of February 26, 1999, between The
                PMI Group, Inc. and the Registrant.
10.22 **        Letter Agreement, dated as of February 26, 1999, between
                High Ridge Capital Partners Limited Partnership and the
                Registrant.
10.23 **        Letter Agreement, dated as of February 26, 1999, between
                Third Avenue Value Fund and Third Avenue Small-Cap Value
                Fund and the Registrant.
10.24 **        Investment Advisory Contract, dated as of February 24, 1999, between Merrill Lynch Asset Management, L.P. and the
                Operating Company.
10.25 *         Letter Agreement, dated as of March   , 1999, among the
                Registrant, American Capital Access Holdings, L.L.C. and ACA
                Financial Guaranty Corporation.
21.1  ***       Subsidiaries of the Registrant.
23.1  ***       Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.2  **        Consent of Drinker Biddle & Reath LLP (included in Exhibit
                8.2).
23.3  **        Consent of KPMG Peat Marwick.
24.1  ****      Powers of Attorney of Robert M. Lichten, Charles G. Collis,
                Frederick S. Hammer, William M. Goldstein and Donald J.
                Puglisi.
24.2  ***       Powers of Attorney of Lawrence S. Doyle, Curtis R. Jensen,
                Willis T. King, Jr. and Paul T. Walker.
99.1  ***       Form F-N.


---------------
   * To be filed by amendment.


  ** Filed herewith.



 *** Previously filed.


**** Included on signature page to the Company's Registration Statement on Form
     S-1 (333-62785) previously filed with the Securities and Exchange Commission on September 2, 1998.